Filed Pursuant to Rule 424B2
File no. 333-220276

CALCULATION OF REGISTRATION FEE

Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Subordinated notes of AEGON N.V.(2)	$800,000,000	$99,600.00

(1)	The Registrant filed the registration statement of which this prospectus supplement forms a part (Registration No. 333-220726) on August 31, 2017 (this “Registration Statement”). In accordance with Rules 456(b) and 457(r), the Registrant deferred payment of all of the registration fees for securities sold under this Registration Statement.

Prospectus Supplement

(To Prospectus dated August 31, 2017)

$800,000,000

Aegon N.V.

(a Netherlands public company with limited liability)

5.500% Fixed-to-Floating Rate Subordinated Notes due 2048

We are issuing $800,000,000 aggregate principal amount of 5.500% fixed-to-floating rate subordinated notes due April 11, 2048, or Subordinated Notes. The Subordinated Notes will be issued in denominations of $200,000 and in integral multiples of $1,000 in excess thereof, will constitute our direct, unsecured and subordinated securities and, in the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us, will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined herein), present and future, but will rank senior to all our classes of share capital and to any Junior Subordinated Indebtedness.

The Subordinated Notes are scheduled to be repaid on April 11, 2048. Under certain conditions, we will be required to postpone this repayment. See “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and “Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies.”

We may, subject to the satisfaction of certain conditions and subject to our first obtaining any required approval of our Supervisory Authority, (i) on April 11, 2028, or on any interest payment date thereafter, redeem the Subordinated Notes at our option in whole (but not in part) at their aggregate principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption and any Arrears of Interest or (ii) redeem the Subordinated Notes upon the occurrence of certain tax, regulatory disqualification or rating methodology events. We may also, subject to the satisfaction of certain conditions and subject to our first obtaining any required approval of our Supervisory Authority, substitute or vary the Subordinated Notes upon the occurrence of certain tax, regulatory disqualification or rating methodology events. See “Description of the Subordinated Notes.”

The Subordinated Notes will bear interest at an initial fixed rate of 5.500% per annum on their outstanding principal amount from (and including) the issuance date, payable in U.S. dollars semi-annually in arrears on April 11 and October 11 of each year, commencing on October 11, 2018 to but excluding April 11, 2028, or the date of any earlier redemption; thereafter, the Subordinated Notes will bear interest at a floating rate per annum equal to the then-current six-month LIBOR plus 3.539%, payable semi-annually in arrears on April 11 and October 11 of each year, and will reset semi-annually on each interest payment date commencing on April 11, 2028, in each case subject to the conditions described under “Description of the Subordinated Notes.” As more fully described in this prospectus supplement under “Description of the Subordinated Notes—Deferral of Interest Payments,” in the absence of deferral of interest in accordance with certain required deferral provisions and mandatory interest payment provisions, payment of interest on the Subordinated Notes may be deferred at our option.

We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol “AG48.” If listing is approved, we expect trading of the Subordinated Notes to begin within 30 days after the initial delivery of the Subordinated Notes.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page S-15.

The Subordinated Notes may be written down, converted or become subject to other exercise of Dutch Bail-in Power (as defined herein). See “Description of the Subordinated Notes—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.”

	Price to public (1)	Underwriting discount	Proceeds to Aegon N.V. (2)
Per Subordinated Note	$200,000	$2,000	$198,000
Total	$800,000,000	$8,000,000	$792,000,000

(1)	Plus accrued interest, if any, from April 11, 2018 if settlement occurs after that date.
(2)	Before deducting expenses. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will deliver the Subordinated Notes in book-entry form only through the facilities of The Depository Trust Company on or about April 11, 2018. Beneficial interests in the Subordinated Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”).

Joint Book-Running Managers

J.P. Morgan Sole Structuring Agent to the Issuer	BofA Merrill Lynch	Deutsche Bank Securities	Morgan Stanley	Wells Fargo Securities

The date of this Prospectus Supplement is April 4, 2018.

We have not, and the underwriters have not, taken any action to permit a public offering of the Subordinated Notes outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Subordinated Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw this offering of the Subordinated Notes at any time.

This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Financial Markets Supervision Act (Wet op het financieel toezicht) and have not been approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten). This prospectus supplement has been prepared on the basis that any offer of Subordinated Notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under Directive 2003/71/EC (as amended, the “Prospectus Directive”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

For information relating to transactions that stabilize the market price of the Subordinated Notes in connection with the offering, see “Underwriting—Short Positions.”

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell the Subordinated Notes, and seeking offers to buy the Subordinated Notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the Subordinated Notes. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, except as otherwise noted, “we,” “us,” “our” and “Aegon” refer to Aegon N.V. and any or all of our subsidiaries and joint ventures as the context requires. References in this prospectus supplement to “U.S. dollars,” “$” or “USD” are to the lawful currency of the United States of America, and references to “euro,” “€” or “EUR” are to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union. References to the “United States” or to “U.S.” are to the United States of America.

This prospectus supplement contains the terms of the offering of the Subordinated Notes. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or the Indenture (as defined under “Description of the Subordinated Notes” beginning on page S-51 of this prospectus supplement).

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under “Where You Can Find More Information About Us” on page S-47 of this prospectus supplement and page 5 of the accompanying prospectus.

IMPORTANT INFORMATION

MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Subordinated Notes has led to the conclusion that: (i) the target market for the Subordinated Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Subordinated Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Subordinated Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Subordinated Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors – The Subordinated Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

THE OFFERING

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Subordinated Notes. The terms capitalized below are defined terms, which are defined under “Description of the Subordinated Notes” or in the accompanying prospectus and have the same meaning when used herein.

The Subordinated Notes will be a separate series of subordinated debt securities of Aegon N.V., as described in this prospectus supplement and the accompanying prospectus, and will be issued under an indenture, as supplemented by a ninth supplemental indenture, among Aegon N.V., The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank, N.A., as paying agent and calculation agent.

Issuer	Aegon N.V.

Securities Offered	5.500% Fixed-to-Floating Rate Subordinated Notes due 2048, with an aggregate principal amount of $800,000,000.

Scheduled Maturity Date	April 11, 2048. Repayment of the Subordinated Notes on the Scheduled Maturity Date may be postponed under certain circumstances. See “Summary Information—Questions and Answers,” “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and “Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies.”

Interest	Interest on the Subordinated Notes will accrue from (and including) the issuance date to but excluding April 11, 2028 at a fixed rate of 5.500% per annum (calculated on a 30/360 day basis).

From and including April 11, 2028 to but excluding April 11, 2048 or the date of any earlier redemption, interest on the Subordinated Notes will accrue at a floating rate per annum (calculated on an actual/360 day basis) and will reset semi-annually on each Floating Rate Interest Payment Date commencing on April 11, 2028 and will be equal to the then-current six-month LIBOR plus 3.539% (calculated on an actual/360 day basis).

Interest will accrue on the Subordinated Notes from the issuance date of the Subordinated Notes until the full outstanding principal amount of such Subordinated Note is paid or duly made available for payment. Each Subordinated Note will cease to bear interest from the relevant date on which payment is due, unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which event, such principal amount will continue to bear interest at the interest rate then applicable to the principal amount of the Subordinated Notes.

Interest Payment Dates	Subject to our right or obligation to defer Interest Payments as described under “Description of the Subordinated Notes—Deferral of Interest Payments,” interest accrued on the Subordinated Notes will be payable: (a) to but excluding April 11, 2028, on April 11 and October 11 of each year, commencing on October 11, 2018, and (b) from and including April 11, 2028 to but excluding April 11, 2048 or the date of any earlier redemption, on April 11 and October 11 of each year, commencing on October 11, 2028.

Regular Record Dates	We will make any required Interest Payments through the paying agent to the person in whose name such Subordinated Note is registered at the close of business 15 calendar days preceding the applicable Interest Payment Date, whether or not such day is a Business Day.

Status and Subordination	The Subordinated Notes constitute our direct, unsecured, subordinated securities and, in the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us, the Subordinated Notes will be subordinated in right of payment to the prior payment in full of all of our Senior Debt, present and future, but will rank senior to all our classes of share capital and to any Junior Subordinated Indebtedness.

Option to Defer Interest Payments	We may in respect of any Interest Payment that would, in the absence of deferral in accordance with the provisions contained herein, be due and payable, defer all or part of such interest payment.

We will make any such election by giving written notice to the trustee, paying agent and the holders of the Subordinated Notes not less than 10 Business Days prior to the relevant Interest Payment Date.

Required Deferral of Interest	If any Interest Payment is due to be made on a Required Interest Deferral Date, then we will defer such Interest Payment (and payment of any Arrears of Interest), and we will not have any obligation to make all or part of, such Interest Payment (or any payment of Arrears of Interest). See “Summary Information—Questions and Answers.”

Issuer’s Optional Redemption	Subject to the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, we may, having given notice in accordance with the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Notice of Redemption,” redeem the Subordinated Notes in whole (but not in part) at our option on April 11, 2028, or on any Interest Payment Date thereafter at their Base Redemption Price. See “Summary Information—Questions and Answers.”

Redemption for Tax Reasons	Subject to the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, upon the occurrence of certain Tax Events, we may, having given notice in accordance with the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Notice of Redemption,” redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Redemption for Regulatory Reasons	Subject to the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, upon the occurrence of a Capital Disqualification Event, we may, having given notice in accordance with the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Notice of Redemption,” redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Redemption for Rating Reasons	Subject to the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes” and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, upon the occurrence of a Rating Methodology Event, we may, having given notice in accordance with “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Notice of Redemption,” redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Substitution and Variation of the Subordinated Notes	If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then we may, subject to the provisions set out in “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Substitution and Variation of the Subordinated Notes” and having given not less than seven days’ written notice to the trustee, the paying agent and the holders of the Subordinated Notes, at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Qualifying Securities.

Additional Amounts	Subject to our right or obligation to defer Interest Payments as described under “Description of the Subordinated Notes—Deferral of Interest Payments,” we will pay Additional Amounts that may be necessary to gross up payments on the Subordinated Notes in accordance with “Description of the Subordinated Notes—Taxation; Additional Amounts” for any withholding tax imposed by the government of the Netherlands or a Successor Jurisdiction, subject to customary exceptions.

U.S. Federal Income Tax Considerations	For a discussion of the U.S. federal income tax consequences of purchase, ownership and disposition of the notes, see “Taxation in the United States.”

Non-Payment When Due; Limitation of Remedies	The Events of Default and rights to accelerate described, and certain remedies provided for, in the accompanying prospectus under “Description of Debt Securities—Events of Default” do not apply to the Subordinated Notes.

The Subordinated Notes and the Indenture provide for acceleration of payment of the principal amount of the Subordinated Notes and interest then accrued thereon, if any, (including any Arrears of Interest), only upon a Winding Up, as described under “Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies.”

In addition if a Non-Payment Event occurs and is continuing, holders of the Subordinated Notes have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that we do not timely elect to defer or are not obliged to defer, or any payment of principal that we are not required to postpone. The trustee may not, however, in the case of a Non-Payment Event in respect of an Interest Payment (and with respect to a Mandatory Interest Payment Date and any Arrears of Interest) declare the principal amount of any outstanding Subordinated Note to be due and payable.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-In Power	No principal of, or interest on, the Subordinated Notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

By acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in (a) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (b) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of Aegon N.V. or another person, including by means of a variation to the terms of the Subordinated Notes or any expropriation of the Subordinated Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Subordinated Note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Subordinated Notes for a temporary period.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions, investment firms, insurance companies, holding companies of insurance companies and/or financial conglomerates incorporated in The Netherlands in effect and applicable in The Netherlands to Aegon N.V. or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution, investment firm, insurance company, holding company of an insurance company or financial conglomerate or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Under the terms of the Subordinated Notes, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Subordinated Notes will not be an Event of Default or a Non-Payment Event.

Form

We will issue the Subordinated Notes only in fully registered form, without coupons, in the form of beneficial interests in one or more separate global securities (the “Global Securities”) registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as “DTC.” The Subordinated Notes will not be issued in definitive form, except under certain limited circumstances described herein. See “Description of the Subordinated Notes—Book-Entry System; Delivery and Form.” The Subordinated Notes will be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Clearing Systems; Book-Entry System	The Subordinated Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Subordinated Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Subordinated Notes will receive all payments in respect of their Subordinated Notes in U.S. dollars.

Listing; Trading	We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol “AG48.” If listing is approved, we expect trading of the Subordinated Notes on the New York Stock Exchange to begin within 30 days after the initial delivery of the Subordinated Notes.

Governing Law	The Subordinated Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination and waiver of set-off provisions will be governed by and construed in accordance with the laws of the Netherlands.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including the refinancing of outstanding securities.

Trustee	The Bank of New York Mellon Trust Company, N.A.
Address: 2 North LaSalle Street, Suite 1020, Chicago, IL 60602
Attention: Global Corporate Trust

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

These questions and answers are intended to highlight selected information from this prospectus supplement to help you understand certain features of the Subordinated Notes. This summary may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the full description of the Subordinated Notes, the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Subordinated Notes. The terms capitalized below are defined terms which are defined under “Description of the Subordinated Notes” or in the accompanying prospectus and have the same meaning when used herein.

When may we elect to defer interest?	In respect of any Interest Payment that would, in the absence of deferral in accordance with the provisions contained herein, be due and payable, we may defer all or part of such Interest Payment, subject to the mandatory interest payment provisions contained herein. We will make any such election by giving written notice to the trustee, paying agent and the holders of the Subordinated Notes not less than 10 Business Days prior to the relevant Interest Payment Date.

When must interest be deferred?	If, as of any Interest Payment Date:

•	a Mandatory Deferral Event has occurred and is continuing on such Interest Payment Date, or

•	the payment of such interest would itself cause a Mandatory Deferral Event,

then we will defer such Interest Payment (and payment of Arrears of Interest), and we will not have any obligation to make all or part of, such Interest Payment (or any Arrears of Interest). Any such failure to pay interest on the applicable Interest Payment Date will not constitute an Event of Default or Non-Payment Event by us, and will not give the holders of the Subordinated Notes or the trustee any right to accelerate repayment of the Subordinated Notes. See “Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies.”

Will arrears of interest bear interest?	Any unpaid interest will as long as it remains unpaid constitute arrears of interest (“Arrears of Interest”). Arrears of Interest will not bear interest.

What is a Mandatory Interest Payment Date?	Subject to the exception below, Interest Payments (and any Arrears of Interest) will become mandatorily due and payable on a Mandatory Interest Payment Date. A “Mandatory Interest Payment Date” means an Interest Payment Date if any of the following events (any such event, a “Mandatory Interest Payment Event”) has occurred during a period of six months prior to such Interest Payment Date:

•	a dividend (including any distribution from reserves) was declared payable in the general meeting of our shareholders, paid or made in respect of any common shares of Aegon N.V.; or

•	we have repurchased or otherwise acquired any common shares in our own capital (other than shares repurchased or otherwise acquired by us, to the extent relevant, to reduce our capital, in the context of our own buy-back program, if any, under any equity derivative hedge structure or transaction, under any hedging of stock options program or any other compensation benefit program, if any, in connection with financial restructurings, mergers, acquisitions, split-offs, divestments or similar corporate transactions);

provided; however, that if a Mandatory Deferral Event occurred during the Interest Period immediately preceding such Interest Payment Date, such Interest Payment Date will only be a Mandatory Interest Payment Date if such Mandatory Interest Payment Event occurred after the relevant Mandatory Deferral Event, as applicable, and such Mandatory Deferral Event has ceased to exist on such Interest Payment Date.

What is a Mandatory Deferral Event?	A Mandatory Deferral Event means that:

(a)	we determine that we are not or, on the relevant date on which an Interest Payment or a payment of principal would be made after taking into account amounts payable on that date on the Subordinated Notes, will not be Solvent; or

(b)	a Capital Adequacy Event has occurred and continues to exist or an Interest Payment or a payment of principal on the relevant date would cause a Capital Adequacy Event and a deferral of Interest Payments and/or payment of principal is required under the then applicable Capital Adequacy Regulations;

provided, however, that the occurrence of (b) above will not constitute a Mandatory Deferral Event:

(1)	in respect of Interest Payments or Arrears of Interest, if:

•	our Supervisory Authority has exceptionally waived the deferral of such interest payment and/or payment of Arrears of Interest;

•	paying the Interest Payment and/or Arrears of Interest does not further weaken our solvency position as determined in accordance with the then applicable Capital Adequacy Regulations; and

•	the Minimum Capital Requirement will be complied with immediately after the Interest Payment and/or payment of Arrears of Interest is made;

(2)	in respect of payments of principal, if:

•	our Supervisory Authority has exceptionally waived the deferral of such principal payment;

•	the Subordinated Notes are exchanged for or converted into another tier 1 or tier 2 basic own-fund of at least the same quality; and

•	the Minimum Capital Requirement will be complied with immediately after the principal payment is made.

See “Description of the Subordinated Notes—Deferral of Interest Payments—Mandatory Interest Payments.”

When are we Solvent?	We are Solvent if we are:

•	able to pay our debts to Senior Creditors as they fall due and

•	our assets exceed our liabilities (other than our liabilities to persons who are not Senior Creditors).

For these purposes, “assets” refers to the non-consolidated gross assets of Aegon N.V. and “liabilities” means the non-consolidated gross liabilities of Aegon N.V., in each case as shown by the then latest published audited balance sheet of Aegon N.V. but adjusted for contingencies and for subsequent events in such manner and to such extent as our Executive Board, our auditors or, as the case may be, our liquidator may determine.

What is a Capital Adequacy Event?	A Capital Adequacy Event means that:

•	in respect of Interest Payments and payments of principal, the amount of eligible ‘own funds’ (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations) of Aegon N.V. on a Group basis to cover the Solvency Capital Requirement or the Minimum Capital Requirement of Aegon N.V. on a Group basis is, or as a result of an Interest Payment or a payment of principal would become, not sufficient to cover such Solvency Capital Requirement or Minimum Capital Requirement or

•	if required or applicable in order for the Subordinated Notes to qualify as regulatory capital of Aegon N.V. on a Group basis under the then applicable Capital Adequacy Regulations from time to time, our Supervisory Authority has notified Aegon N.V. that it has determined, in view of the financial and/or solvency condition of Aegon N.V. on a Group basis, that in accordance with the applicable Capital Adequacy Regulations at such time Aegon N.V. must take specified action in relation to deferral of payments of principal and/or interest under the Subordinated Notes.

When can the Subordinated Notes be redeemed before maturity?	Subject to our meeting the conditions for redemption described below, and subject to our first obtaining any required approval of our supervisory authority, we may elect to redeem the Subordinated Notes at their Base Redemption Price:

•	in whole (but not in part) on any Interest Payment Date on or after April 11, 2028;

•	in whole (but not in part) at any time, following the occurrence of a Tax Event (subject to conditions described below if a redemption is to occur before April 11, 2023);

•	in whole (but not in part) at any time, following the occurrence of a Capital Disqualification Event (subject to conditions described below if a redemption is to occur before April 11, 2023); or

•	in whole (but not in part) at any time, following the occurrence of a Rating Methodology Event (subject to conditions described below if a redemption is to occur before April 11, 2023).

See “—Are there Conditions for Redemption or Purchase of Subordinated Notes?” and “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases.”

Are there Conditions for Redemption or Purchase of Subordinated Notes?	Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by us provided that:

•	no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption or purchase;

•	such redemption or purchase would not itself cause a Mandatory Deferral Event; and

•	as long as enforced by our Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption or purchase or in each case, as otherwise permitted by our Supervisory Authority and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group.

If a purchase or redemption of the Subordinated Notes upon the occurrence of a Tax Event, Capital Disqualification Event or Rating Methodology Event is to occur before April 11, 2023, any such purchase or redemption will only be made:

•	in compliance with the then applicable Capital Adequacy Regulations; and

•	on the condition that the Subordinated Notes are exchanged for, or redeemed out of the proceeds of a new issue of, capital of the same or higher quality, provided that this condition will not apply if the then applicable Capital Adequacy Regulations do not require such redemption to be so funded (on the basis that the Subordinated Notes are intended to qualify as at least tier 2 basic own funds, on a Group basis).

See “Description of the Subordinated Notes—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes.”

Can Substitution or Variation of Subordinated Notes Occur?	If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then we may, without consent or approval of the holders of Subordinated Notes, at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or become, Qualifying Securities, as provided in “Description of the Subordinated Notes—Substitution and Variation of the Subordinated Notes”. See also “—Are the Subordinated Notes Subject to the Exercise of Dutch Bail-in Power?”

What is a Tax Event?	If, as a result of any Change in Law:

•	we would be required to pay Additional Amounts as set forth under “Description of the Subordinated Notes—Taxation; Additional Amounts” or

•	other than as a result of an Excluded Change (as defined herein), there is more than an insubstantial risk that we would not obtain full or substantially full deductibility for the purposes of Dutch corporation tax for any payment of interest, and we cannot avoid this risk or requirement to pay Additional Amounts by taking reasonable measures.

What is a Capital Disqualification Event?	A Capital Disqualification Event means that as a result of any change in the then applicable Capital Adequacy Regulations (or an official application or interpretation of those rules and regulations) on or after the issuance date of the Subordinated Notes, the Subordinated Notes cease to be capable of qualifying, in whole or in part as at least tier 2 basic own funds, on a Group basis, except where such non-qualification is only as a result of any then applicable limitation on the amount of such capital.

What is a Rating Methodology Event	A Rating Methodology Event will be deemed to occur upon a change in the methodology of a Rating Agency (or in the interpretation of such methodology) as a result of which the equity content previously assigned by such Rating Agency to the Subordinated Notes is, in our reasonable opinion, materially reduced when compared to the equity content assigned by such Rating Agency at the issuance date of the Subordinated Notes.

Are the Subordinated Notes Subject to the Exercise of Dutch Bail-in Power?

Yes, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in (a) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (b) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of Aegon N.V. or another person, including by means of a variation to the terms of the Subordinated Notes or any expropriation of the Subordinated Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Subordinated Note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Subordinated Notes for a temporary period. See “Description of the Subordinated Notes—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.”

RISK FACTORS

Your investment in the Subordinated Notes entails risks. You should carefully consider the risk factors below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our annual report on Form 20-F for the year ended December 31, 2017 (our “Annual Report”), before investing in the Subordinated Notes. As part of making an investment decision, you should make sure you thoroughly understand the terms of the Subordinated Notes and the agreement by you to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority. The following discusses risk factors related to an investment in the Subordinated Notes, key risk factors that may affect our businesses and operations, as well as other risk factors that are particularly relevant to us in periods of significant economic uncertainty. Other factors besides those discussed below could adversely affect our business and operations, and the following risk factors should not be considered a complete list of potential risks that may affect us and our subsidiaries. If any of the risks described below materializes, our business, financial condition and results of operations could suffer, the Subordinated Notes could be subject to the Dutch Bail-in Power, and the trading price and liquidity of the Subordinated Notes could decline, in which case you could lose some or all of the value of your investment.

RISKS RELATING TO OUR BUSINESS

Disruptions in the global financial markets and general economic conditions may affect, and could have materially adverse effects on, our businesses, results of operations, cash flows and financial condition.

Our results of operations and financial condition may be materially affected from time to time by general economic conditions, such as economic growth, levels of unemployment, consumer confidence, inflation and interest rate levels in the countries in which we operate. The global financial crisis has shown that financial markets can experience extreme volatility and disruption.

Such conditions may result in reduced demand for our products as well as impairments and reductions in the value of the assets in our general account, separate account, and company pension schemes, among other assets. We may also experience a higher incidence of claims and unexpected policyholder behavior such as unfavorable changes in lapse rates. Our policyholders may choose to defer or stop paying insurance premiums, which may impact our businesses, results of operations, cash flows and financial condition, and we cannot predict with any certainty whether or when such actions may occur.

Governmental action in the United States, the Netherlands, the United Kingdom, the European Union and elsewhere to address any of the above may impact our businesses. We cannot predict the effect that these or other government actions as well as actions by the European Central Bank or the U.S. Federal Reserve may have on the financial markets or on our businesses, results of operations, cash flows and financial condition.

Declines in value and defaults in our debt securities, private placements and mortgage loan portfolios held in our general and separate accounts, or the failure of certain counterparties, may adversely affect our profitability and shareholders’ equity.

Credit risk is the risk of loss resulting from the default by, or failure to meet contractual obligations of issuers and counterparties. We also consider credit risk to include spread, a reduction in the value of bonds due to a general widening of credit spreads. For general account products, we typically bear the risk for investment performance equaling the return of principal and interest. We are exposed to credit risk on our general account fixed-income portfolio (debt securities, mortgages and private placements), over-the-counter (“OTC”) derivatives and reinsurance contracts. In addition, financial institutions acting as a counterparty on derivatives may not fulfill their obligations. Default by issuers and counterparties on their financial obligations may be due to, among other things, bankruptcy, lack of liquidity, market downturns or operational failures, and the collateral or security they provide may prove inadequate to cover their obligations at the time of the default.

Additionally, we are indirectly exposed to credit risk on the investment portfolios underlying separate account liabilities. Changes to credit risk can result in separate account losses, which increase the probability of future loss events. In the United States and the Netherlands separate account products can include guarantees which protect policyholders against some or all of the downside risks in their separate account portfolio. Reduced separate account values also decrease fee income and may accelerate deferred policy acquisition costs (“DPAC”) amortization. Reconsideration of assumptions might also affect the DPAC amortization schedule. These factors may have a material adverse effect on our results of operations and financial position.

Our investment portfolio contains, among other investments, Dutch government bonds, U.S. Treasury, agency and state bonds, other government issued securities and corporate bonds. Especially in a weak economic environment, we may incur significant investment impairments due to defaults and overall declines in the capital markets. Further excessive defaults or other reductions in the value of these securities and loans may have a materially adverse effect on our businesses, results of operations, cash flows and financial condition.

A decline in equity markets may adversely affect our profitability and shareholders’ equity, sales of savings and investment products and the amount of assets under management.

We and our customers run the risk that the market value of our equity investments declines. Exposure to equity markets exists in both assets and liabilities. Asset exposure exists through direct equity investment where we bear all or most of the volatility in returns and investment performance risk. Equity market exposure is also present in policyholders’ accounts for insurance and investment contracts (such as variable annuities, unit-linked products and mutual funds) where funds are invested in equities. Although most of the risk remains with the policyholder, guarantees within certain products may transfer some or all of this risk to us. Lower investment returns also reduce the asset management fee that we earn on the asset balance in these products and prolonged investment under-performance may cause existing customers to withdraw funds and potential customers not to grant investment mandates.

Hedging of exposures may change those effects significantly and equity hedges are used extensively to manage the equity market risk of variable annuity investment guarantees. Hedging programs are in place that are designed to manage the risks within the limits as defined as part of the financial risk management policies within the Group’s risk strategy. The actual impact of the hedging programs is dependent on the real time market movements of equity markets.

Some of our insurance and investment contract businesses have minimum return or accumulation guarantees, which require us to establish reserves to fund these future guaranteed benefits when equity market returns do not meet or exceed these guarantee levels. Our reported results under International Financial Reporting Standards (“IFRS”), are also at risk if returns are not sufficient to allow amortization of DPAC, which may impact the reported net income as well as shareholders’ equity. Volatile or poor market conditions may also significantly reduce the demand for some of our savings and investment products, which may lead to lower sales and net income.

Interest rate volatility or sustained low interest rate levels may adversely affect our profitability and shareholders’ equity.

We are exposed to interest rate risk as both our assets and liabilities are sensitive to movements in the long and short term interest rates as well as to changes in the volatility of interest rates. In periods of rapidly increasing interest rates, policy loans, surrenders and withdrawals may and usually do increase. Premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in cash payments by us requiring the sale of invested assets at a time when the prices of those assets are affected adversely by the increase in market interest rates. This may result in realized investment losses.

These cash payments to policyholders also result in a decrease in total invested assets and net income. Early withdrawals may also require accelerated amortization of DPAC, which in turn reduces net income. Hedging against interest rate movements may change these effects significantly. Hedging programs are in place that are designed to manage the risks within the limits as defined as part of the financial risk management policies within our Group’s risk strategy. The actual impact of the hedging programs is dependent on the effectiveness of the design of those programs as well as real time movements of financial markets. If our hedging programs are not effective, our results of operations, cash flow and financial position could be materially and adversely affected.

In general, if interest rates rise, there will be unrealized losses on assets carried at fair value that will be recorded in other comprehensive income (available-for-sale investments) or as a charge to income (investments at fair value through profit or loss) under IFRS. This is inconsistent with the IFRS accounting on much of our liabilities, where corresponding economic gains from higher interest rates do not affect shareholders’ equity or income in the shorter term. Over time, the short-term reduction in shareholder equity and income due to rising interest rates would be offset in later years, all else being equal.

During periods of decreasing interest rates or sustained low interest rates, as experienced in recent years, we may not be able to preserve margins due to the existence of minimum interest rate guarantees and minimum guaranteed crediting rates provided in policies. Also, investment earnings may be lower because the interest earnings on new fixed-income investments are likely to have declined with the market interest rates. A prolonged low interest rate environment may also result in a lengthening of maturities of the policyholder liabilities from initial estimates, primarily due to lower policy lapses.

In-force life insurance and annuity policies may be relatively more attractive to consumers due to built-in minimum interest rate guarantees, resulting in increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in force year-to-year. The majority of assets backing the insurance liabilities are invested in fixed-income securities.

We manage our investments and derivative portfolio, considering a variety of factors, including the relationship between the expected duration of our assets and liabilities. However, if interest rates remain low or decline further, the yield earned upon reinvesting interest payments from current investments, or from their sale or maturation, may decline. Reinvestment at lower yields may reduce the spread between interest earned on investments and interest credited to some of our products and accordingly net income may decline. In addition, borrowers may prepay or redeem fixed maturity investments or mortgage loans in our investment portfolio in order to borrow at lower rates. We can lower crediting rates on certain products to offset the decrease in spread. However, our ability to lower these rates may be limited by contractually guaranteed minimum rates or competition.

Depending on economic developments going forward, interest rates at the shorter end of the curve may remain at low or even negative levels for a prolonged period. In such an environment, an anchored expectation of low inflation or deflation could further push down the longer end of the interest rate curve which could have significant implications for our operations and financial results.

The profitability of our spread-based businesses depends in large part upon the ability to manage interest rate risk, credit spread risk and other risks inherent in the investment portfolio. We may not be able to successfully manage interest rate risk, credit spread risk and other risks in the investment portfolio or the potential negative impact of those risks.

The sensitivity of our net income and shareholders’ equity to a change in interest rates is provided in the notes to the consolidated statements incorporated by reference herein, note 4 Financial risks, section “Interest rate risk”.

Fluctuations in currency exchange rates may affect our reported results of operations.

As an international group, we are subject to foreign currency translation risk. Foreign currency exposure also exists when policies are denominated in currencies other than our functional currency. Currency risk in the investment portfolios backing insurance and investment liabilities are managed using asset liability matching principles. Assets allocated to equity are kept in local currencies to the extent shareholders’ equity is required to satisfy regulatory and our self-imposed capital requirements. Therefore, currency exchange rate fluctuations may affect the level of our consolidated shareholders’ equity as a result of translation of the equity of our subsidiaries into euro, our reporting currency. We hold the remainder of our capital base (capital securities, subordinated and senior debt) in various currencies in amounts that are targeted to correspond to the book value of our business units. This balancing is intended to mitigate currency translation impacts on equity and leverage ratios. We may also hedge the foreign exchange component of expected dividends from our principal business units that maintain their equity in currencies other than the euro.

To the extent the foreign exchange component of expected dividends is not hedged or actual dividends vary from expected, our net income and shareholders’ equity may fluctuate. As we have significant business segments in the Americas and in the United Kingdom, the principal sources of exposure from currency fluctuations are from the differences between the U.S. dollar and the euro and between the pound sterling and the euro.We may experience significant changes in net income and shareholders’ equity because of these fluctuations.

The sensitivity of our net income and shareholders’ equity to foreign exchange translation risk is provided in the notes to the financial statements, note 4 Financial risks, section “Currency exchange risks”.

Illiquidity of certain investment assets may prevent us from selling investments at fair prices in a timely manner.

We must maintain sufficient liquidity to meet short term cash demand under normal circumstances, as well as in crisis situations. Liquidity risk is inherent in much of our businesses. Each asset purchased and liability sold has unique liquidity characteristics. Some liabilities can be surrendered, while some assets, such as privately placed loans, mortgage loans, real estate and limited partnership interests, are to some degree illiquid. In depressed markets, we may be unable to sell or buy significant volumes of assets at quoted prices.

Any security we issue in significant volume may be issued at higher financing costs if funding conditions are impaired. The necessity to issue securities can be driven by a variety of factors, for instance we may need liquidity for operating expenses, debt servicing and the maintenance of capital levels of insurance subsidiaries. Although we manage our liquidity position for extreme events, including greatly reduced liquidity in capital markets, if these conditions were to persist for an extended period of time, we may need to sell assets substantially below prices at which they are currently recorded to meet our insurance obligations.

We make use of (bilateral and syndicated) credit facilities to support repayment of amounts outstanding under our commercial paper programs and to serve as additional sources of liquidity. An inability to access these credit facilities, for example due to non-compliance with conditions for borrowing or the default of a facility provider under stressed market circumstances, could have an adverse effect on our ability to meet liquidity needs and to comply with contractual and other requirements.

Many of our derivatives transactions require us to pledge collateral against declines in the fair value of these contracts. Volatile financial markets may significantly increase requirements to pledge collateral and adversely affect our liquidity position. Further, a downgrade of our credit ratings may also result in additional collateral requirements and affect our liquidity, or even enable counterparties to terminate such derivative transactions.

Underwriting risk relates to the products sold by our insurance entities. The underwriting process requires, among others, the setting of assumptions. Our reported results of operations and financial condition may be affected by differences between actual claims experience and underwriting and reserve assumptions both due to incurred gains/ losses and from potential changes in best estimate assumptions that are used to value insurance liabilities.

There is a risk that the pricing of our products turns out to be inadequate if the assumptions used for pricing do not materialize. Our earnings depend significantly upon the extent to which actual claims experience is consistent with the assumptions used in setting the prices for our products and the extent to which the established technical provisions for insurance liabilities prove to be sufficient. If actual claims experience is less favorable than the underlying assumptions used in establishing such liabilities, our income would be reduced. Furthermore, if less favorable claims experience became sustained, we may be required to change its best estimate assumptions with respect to future experience, potentially increasing the technical provisions for insurance liabilities, which may reduce our income. In addition, certain acquisition costs related to the sale of new policies and the purchase of policies already in force have been recorded as assets on the balance sheet and are being amortized into income over time. If the assumptions relating to the future profitability of these policies (such as future claims, investment income and expenses) are not realized, the amortization of these costs may be accelerated and may require write-offs should there be an expectation that the costs are not fully recoverable. This may have a materially adverse effect on our results of operations and financial condition.

Sources of underwriting risk include policyholder behavior (such as lapses or surrender of policies), policy claims (such as mortality and morbidity) and expenses. For some product lines, we are at risk if policy lapses increase, as sometimes we are unable to fully recover up-front sales expenses despite the presence of commission recoveries or surrender charges and fees. In addition, some policies have embedded options which at times are more valuable to the client if they stay (lower lapses) or leave (higher lapses), which may result in losses to our businesses. We sell certain types of policies that are at risk if mortality or morbidity increases, such as term life insurance and accident insurance. We also sell certain other types of policies, such as annuity products, that are at risk if mortality decreases (longevity risk). For example, certain current annuity products, as well as products sold in previous years, have seen their profitability deteriorate as longevity assumptions have been revised upward. If the trend toward increased longevity persists, our annuity products may continue to experience adverse effects due to longer expected benefit payment periods. We are also at risk if expenses are higher than assumed.

The sensitivity of our net income and shareholders’ equity to changes in various underwriting risks is provided in the notes to the consolidated financial statements, note 36 “Insurance contracts”.

Valuation of our investments, allowances and impairments is subjective, and discrepant valuations may adversely affect our results of operations and financial condition.

The valuation of many of our financial instruments is based on methodologies, estimations and assumptions that are subject to different interpretations. Changes to investment valuations may have a materially adverse effect on our results of operations and financial condition. In addition, the determination of the amount of allowances and impairments taken on certain investments and other assets is subjective and based on assumptions, estimations and judgments that may not reflect or correspond to our actual experience any of which may materially impact our results of operations or financial position.

Among other things, changes in assumptions, estimations, judgments or in actual experience may require us to accelerate the amortization of DPAC and value of business acquired, establish a valuation allowance against deferred income tax assets, or to recognize impairment of other assets, any of which may materially adversely affect our results and financial condition.

Certain of our products have guarantees that may adversely affect our results, financial condition or liquidity.

Certain products, particularly our variable annuity products, include death benefit guarantees, guarantees of minimum surrender values or income streams for stated periods or for life, which may be in excess of account values. These guarantees are designed, among other things, to protect policyholders against downturns in equity markets and interest rates. As a result, a drop in the value of underlying assets or more volatile markets could result in an increase in the valuation of our liabilities associated with these products. An increase in these liabilities may decrease our net income. We use a variety of hedging and risk management strategies to mitigate these risks. However, these strategies may not be fully effective and hedging instruments may not fully offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Estimates and assumptions we make in connection with hedging activities may fail to fully reflect or correspond to the actual (longer term) exposure in respect of guarantees. Further, unexpected policyholder behavior may cause our hedging to be less effective. The above factors could have a material adverse effect on our results of operations, financial condition or liquidity.

We may be unable to manage our risks successfully through derivatives.

We are exposed to changes in the fair value of our investments, the impact of interest rate, equity markets and credit spread changes, currency fluctuations and changes in mortality and longevity. We use common financial derivative instruments, such as swaps, options, futures and forward contracts to hedge some of the exposures related to both investments backing insurance products and company borrowings. We may not be able to manage the risks associated with these activities successfully through the use of derivatives. In addition, a counterparty may fail to honor the terms of its derivatives contracts with us. Clearing members and clearing houses may terminate their derivatives contracts with us. Our inability to manage risks successfully through derivatives, a counterparty’s failure to honor our obligations or the systemic risk that failure is transmitted from counterparty to counterparty may each have a material adverse effect on our businesses, results of operations and financial condition.

Currently, the possible impact of the United Kingdom (“UK”) leaving the European Union (“Brexit”) on clearing houses located in the United Kingdom is unknown. We use London Clearing House (“LCH”) as central counterparty to clear most of our derivatives transactions. If, following Brexit, the system of supervision in the United Kingdom is not considered equivalent to that of the European Union and LCH has not been granted recognition, new and existing derivatives cleared through LCH and executed by the 27 countries of the European Union, or the EU27 entities, may not comply with central counterparties and trade repositories (“EMIR”) regulations and possibly existing trades may have to be terminated and replaced by new trades to be cleared by an authorized clearing house located in the EU27. This could lead to additional costs and may impair the effectiveness of our hedging programs.

Inaccuracies in econometric, financial or actuarial models, or differing interpretations of underlying methodologies, assumptions and estimates, could have a significant adverse effect on our business, results of operations and financial condition.

We use econometric, financial and actuarial models to measure and manage multiple types of risk, to price products and to establish and assess key valuations and report financial results. All these functions are critical to our operations. If these models, their underlying methodologies, assumptions and estimates, or their implementation and monitoring prove to be inaccurate, this could have a significant adverse effect on our business, financial condition and results.

Many of our business units offer investment products that utilize quantitative models, algorithms or calculations that could experience errors or prove to be incorrect, incomplete or unsuccessful resulting in losses for clients who have invested in such products and possible regulatory actions and/or litigation against us and/or our affiliates.

Our business units may utilize quantitative models, algorithms or calculations (whether proprietary or supplied by third parties) (“Models”) or information or data supplied by third parties (“Data”) for the management of, or to assist in the management of, investment products offered to clients. Examples of such investment products include, volatility controlled funds, mutual funds, separately managed accounts, and other types of advisory accounts. Models and Data are used to construct sets of transactions and investments, to provide risk management insights, and may be used to assist in hedging the investments. If Models and Data prove to be incorrect or incomplete, any decisions made, in whole or part, in reliance thereon expose the investment product to additional risks. For example, by utilizing Models or Data, certain investments may be bought at prices that are too high, certain other investments may be sold at prices that are too low, or favorable opportunities may be missed altogether. Similarly, any hedging based on faulty Models and Data may prove to be unsuccessful. The applicable investment product bears the risk that Models or Data used will not be successful and the product may not achieve its investment objective. Models can be predictive in nature. The use of predictive Models has inherent risks. For example, such Models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, in unforeseen or certain low-probability scenarios (often involving a market disruption of some kind), such Models may produce unexpected results, which can result in losses for an investment product. Furthermore, the success of relying on or otherwise using Models depends on a number of factors, including the validity, accuracy and completeness of the Models’ development, implementation and maintenance, the Models’ assumptions, factors, algorithms and methodologies, and the accuracy and reliability of the supplied historical or other Data. Models rely on, among other things, correct and complete Data inputs. If incorrect Data is entered into even a well-founded Model, the resulting information will be incorrect. However, even if Data is input correctly, Model prices may differ substantially from market prices, especially for securities with complex characteristics. Investments selected with the use of Models may perform differently than expected as a result of the design of the Model, inputs into the Model or other factors. There can be no assurance that the use of Models will result in effective investment decisions for an investment product. Additionally, if investment products offered by our affiliates experience Model errors or use erroneous Data, this could result in regulatory actions and/or litigation brought against us and/or our affiliates.

We may be required to increase our technical provisions and/or hold higher amounts of regulatory capital, which may decrease our returns on our products.

Prudential regulatory requirements such as with respect to the calculation of technical provisions, capital requirements, the eligibility of own funds and the regulatory treatment of investments may change, resulting in increased technical provisions, higher amounts of regulatory capital, more stringent requirements with respect to investments and/or the qualification of own funds. We cannot predict specific proposals that might be adopted, or what impact, if any, such proposals or, if enacted, such laws, may have on our businesses, results of operations, or financial condition.

For example, the European Union (which already adopted Solvency II), the National Association of Insurance Commissioners (“NAIC”) in the U.S. or U.S. state regulators may adopt revisions to applicable risk-based capital formulas and local regulators in other jurisdictions in which our subsidiaries operate may increase their capital requirements.

In addition to requirements imposed directly through regulatory requirements and/or supervisory authorities rating agencies may incorporate higher capital thresholds into their quantitative analyses, thus requiring additional capital for our regulated subsidiaries in order for the Group and/or its regulated subsidiaries to maintain their desired credit ratings.

An important example of changed regulatory requirements for insurers originates from the European Commission’s Solvency II Directive, which became effective on January 1, 2016, and which imposes, among other things, substantially greater quantitative and qualitative capital requirements on some of our businesses and at the Group level, as well as supervisory and disclosure requirements, and may impact the structure, business strategies, and profitability of our insurance subsidiaries and of the Group. Although the Solvency II Directive became effective on January 1, 2016, the requirements remain subject to change, for instance through reviews by the European Commission of the Solvency II requirements, which are currently taking place. Some of our competitors, who are headquartered outside the European economic area may not be subject to Solvency II requirements and may thereby be better able to compete against us, particularly in the United States and Asia. In particular, the manner in which our United States and Asia insurance businesses are taken into account in the Solvency II group solvency calculation, may have a significant impact on the Group’s capital position. In that context, the opinion published by the European Insurance and Occupational Pensions Authority (“EIOPA”) on January 27, 2016, regarding the application of a combination of accounting methods for the group solvency calculation has offered important additional guidance to us that may help to determine the Group solvency position under Solvency II. As is generally the case with respect to the interpretation of regulatory requirements, in the future this guidance, or the manner in which this guidance is applied, may change, which may have, depending on the nature of the change, a significant effect on the outcome of the group solvency calculation. As an illustration, in August 2017, adjustments in the calculation for the U.S. business led to an increase in the Group Solvency Ratio, calculated in accordance with Solvency II requirements equivalent. Group Solvency Ratio means the ratio that is calculated as the eligible own funds at Group level divided by the Group solvency capital requirement, as referred to in the Solvency II Directive. Until June 30, 2017, we used 250% of the local Company Action Level (“CAL”) risk-based capital (“RBC”) as the solvency capital requirement (“SCR”) equivalent. We received approval from the Dutch Central Bank (De Nederlandsche Bank N.V., “DNB”) to apply, as of July 1, 2017, a revised methodology that includes lowering the conversion factor from 250% to 150% RBC, and reducing the contribution to own funds by 100% of the local Company Action Level RBC requirement to reflect transferability restrictions. This methodology is subject to annual review and the change enhances comparability with European peers.

In the United States, the NAIC has taken an initiative to better align the RBC charges with the appropriate risk for invested assets. This may lead to higher risk charges for such assets.

Furthermore, the NAIC model regulation entitled “Valuation of Life Insurance Policies”, commonly known as Regulation XXX, requires insurers in the United States to establish additional statutory reserves for term life insurance policies with long-term premium guarantees. In addition, Actuarial Guideline XXXVIII, commonly known as AG38, intended to clarify the regulation on valuation of life insurance policies, requires insurers to establish additional statutory reserves for certain universal life insurance policies with secondary guarantees. Virtually all of our newly issued term and universal life insurance products in the United States are affected by Regulation XXX and AG38, respectively.

Subsequently, the NAIC adopted regulations to monitor and provide transparency for insurer-affiliated captive reinsurers. Captive reinsurance structures have been used to manage “economically redundant” reserves for term and secondary guarantee universal life policies. It is anticipated that after the enactment of U.S. principle-based reserves, effective January 1, 2017 for new business, new captive reinsurance structures may not be required for these term and secondary guarantee universal life products. The new reserves requirements for U.S. life insurance products are intended by regulators to represent a more economically supported view of the resources required to honor the promises to policyholders. For existing business held in a captive, we may continue to be subject to the risks of adverse publicity and changes in regulations related to captive reinsurance.

In addition, the NAIC is reviewing the use of captives for variable annuity business and is considering actuarial and accounting changes for variable annuities. We utilize variable annuity captives to align our hedging strategy with capital requirements for a closed block of variable annuities. The NAIC also continues to consider changes to corporate governance and insurers’ use of captives.

We utilize affiliated captive insurance companies to manage risks of various insurance policies, including universal life with secondary guarantees, level term life insurance and variable annuity policies. Through these structures, we finance certain required regulatory reserves at a lower cost. To the extent that state insurance departments restrict our use of captives, and regulatory reserve requirements remain unchanged, this could increase costs, limit the ability to write these products in the future or lead to increased prices to consumers on those products. The NAIC continues to consider changes to corporate governance and insurers’ use of captives. Due to the uncertainty of the proposals it is not possible to provide an estimate of the effects at this time.

As a further example, we and the Group may be impacted by further changes to the capital adequacy requirements we are subject to as a result of the development of the Insurance Capital Standard (“ICS”) as part of the Common Framework for the Supervision of Internationally Active Insurance Groups (“ComFrame”) (a set of international regulatory standards focusing on the effective group-wide supervision of internationally active insurance groups (“IAIGs”)). Since November 3, 2015, we are classified as a Global Systematically Important Insurer (“G-SII”). While the qualification is reviewed by the Financial Stability Board (“FSB”) yearly, the FSB, in consultation with the International Association of Insurance Supervisors (“IAIS”) and national authorities, decided not to publish a new list of G-SIIs for 2017. The policy measures set out in the FSB’s 2016 communication on G-SIIs will continue to apply to the firms listed in the 2016 communication. Continued enhancement of the Entity Based Approach (“EBA”) for the assessment of systemic risk has been suspended in favor of an Activities Based Approach to managing systemic risk. In this respect, the development of ComFrame as well as any additional requirements or standards applicable to either systemic entities or activities could lead to enhanced capital requirements applicable to IAIGs. This could adversely affect our ability to compete with other insurers that are not subject to those capital requirements. These requirements may lead us to engage in transactions that affect capital, repurchase own shares or constrain our ability to pay dividends. Furthermore, such requirements may constrain our ability to provide guarantees and increase the cost to us of offering certain products resulting in price increases, discontinuance of offering of certain products or reduction in the amount of risk we take on. We may consider structural and other business alternatives in light of our G-SII designation, of which the impact on shareholders cannot be predicted.

Regulatory restrictions and failure to comply with regulations may impact our ability to do business, our financial position, or financial results.

We may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance companies, holding companies, groups of insurance companies and/or other financial undertakings and/or financial conglomerates. Failure to comply with or to obtain appropriate exemptions under any applicable laws may result in restrictions on our ability to do business in one or more of the jurisdictions in which we operate and may result in fines and other sanctions, which may have a materially adverse effect on our businesses, financial position or results of operations.

Restrictions on underwriting criteria and the use of data may affect our ability to do business, our financial position or financial results.

Some countries impose restrictions on particular underwriting criteria, such as gender, or use of genetic test results, for determination of premiums and benefits of insurance products. To date, we have not observed negative financial or business impact due to these restrictions. However, future restrictions could adversely impact our operations or financial results. Further developments in underwriting, such as automation and use of additional data, may also be affected by future regulatory developments regarding privacy and use of personal data.

A downgrade in our ratings may increase policy surrenders and withdrawals, adversely affect relationships with distributors and negatively affect our results.

Claims-paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade (or a change in outlook indicating the potential for such a downgrade) of us or any of our rated insurance subsidiaries may, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies. These withdrawals may require the sale of invested assets, including illiquid assets, at a price that may result in realized investment losses. These cash payments to policyholders would result in a decrease in total invested assets and a decrease in net income. Among other things, early withdrawals may also cause us to accelerate amortization of DPAC, reducing net income.

We have experienced downgrades and negative changes to our outlook in the past, and may experience rating and outlook changes in the future. A downgrade or potential downgrade, including changes in outlook, may result in higher funding costs and/or affect the availability of funding in the capital markets. In addition, a downgrade may adversely affect relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services, which may negatively impact new sales and adversely affect our ability to compete. A downgrade of our credit ratings will have a small effect of increased fees on credit facilities but may result in higher funding costs on future long term debt funding transactions and our ability to obtain reinsurance contracts at reasonable prices or at all.

We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies. As with other companies in the financial services industry, our ratings may be downgraded at any time and without notice by any rating agency.

Changes in government regulations in the countries in which we operate may affect profitability.

Our regulated businesses, such as insurance, banking and asset management, are subject to comprehensive regulation and supervision, specific to these businesses. The primary purpose of such regulation is to protect clients of these operating companies (e.g. policyholders), not holders of our capital securities (including without limitation, holders of the Subordinated Notes). Changes in existing laws and regulations may affect the way in which we conduct our businesses, the profitability of our businesses and the products offered. Additionally, the laws or regulations adopted or amended from time to time may be more restrictive or may result in higher costs than is currently the case, such as with regard to the calculation of capital needs, treatment of own funds, rules or guidance with respect to the modeling of insurance, investment and other risks.

For example, in July 2010, the U.S. Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which provides for comprehensive changes to the regulation of financial services in the United States by granting existing and newly-created government agencies and bodies (for example the Federal Reserve Board, Commodity Futures Trading Commission, Securities and Exchange Commission and the newly-created Financial Stability Oversight Council) authority to promulgate new financial regulations applicable to bank and non-bank financial institutions. The current U.S. administration announced plans to review aspects of the Dodd-Frank Act. This review may result in changes in laws and regulations that may impact U.S. or global operations.

Regulatory changes include or may include capital standards and prudential standards for non-bank companies deemed to be systemically important financial institutions (“SIFIs”) that are more stringent than the standards applicable to non-SIFIs. We have not been designated a SIFI in the United States. In addition, U.S. state insurance regulators are developing group capital standards. The scope of application of these standards has not yet been determined.

In the United States, the Patient Protection and Affordable Care Act (“PPACA”) was enacted in 2011 and upheld, with the exception of the Medicaid expansion mandate, by the U.S. Supreme Court in 2012. PPACA significantly changed the regulation of health insurance in the United States, including in certain respects the regulation of supplemental health insurance products. The current U.S. Presidential administration and U.S. Congress have repealed certain provisions of the PPACA and additional changes in laws or regulations that may impact the U.S. health insurance industry are possible. The extent to which employers or individuals may discontinue their purchase of supplemental health insurance products as a result of these changes may significantly impact Aegon USA’s supplemental health insurance products business. The extent of the expected changes or impact on Aegon USA’s supplemental health insurance business cannot be determined at this time.

Solvency II became effective in EU member states as of January 1, 2016. Elements of the Solvency II framework may change going forward. This may affect the way we implement the Solvency II framework, including our financial position under Solvency II. Pursuant to Solvency II, we are required to calculate a solvency ratio (own funds divided by the required solvency, the latter referred to as the Group SCR), for the Group at the level of Aegon (Group SCR) which should be at least equal to 100%. Under Solvency I, EU supervisors usually required insurance and reinsurance undertakings to maintain a substantial percentage of own funds above the statutory minimum requirements. Under Solvency II, the DNB leaves the decision as to whether to hold a buffer of own funds in excess of the Group SCR, or the SCR, to the Group and to the insurance and reinsurance undertakings in the Group. As the prudential supervisor, the DNB will nonetheless monitor our capital management policies. We apply our own capital management policies that determine our risk tolerances on the basis of self-imposed criteria. These policies may result in us, at our own election, but supervised by the DNB, maintaining a buffer of own funds in addition to those required in accordance with Solvency II requirements. Our maximum risk tolerance for capital adequacy in the operating units is to maintain capitalization ratios above at least 100% SCR until after the occurrence of statistical “1-in-10 year” equivalent stress scenarios. However, we aspire to consistently maintain higher capital levels and targets local capitalisation levels in the operating units to support sustainable capital generation and stable dividends including after the occurrence of statistical “1- in-10 year” equivalent stress scenarios. These scenarios do not only reflect narrow statistical events, but can also include a broader range of stress scenarios such as economic, operational, regulatory and political events. Pursuant to these self-imposed criteria, we currently aim to hold a buffer in excess of the 100% minimum Group Solvency Ratio of 50 to 100%. The calculation of the Group Solvency Ratio in accordance with Solvency II is further described in the section “Regulation and Supervision”.

In the Netherlands, the DNB provided guidance with regard to assumptions underlying our factor for the loss absorbing capacity of deferred taxes (“LAC-DT”). Reduction of this factor would impact the Group Solvency Ratio. From June 30, 2017 to year-end, the factor of LAC-DT taken into account in Aegon the Netherlands’ Solvency II ratio remained unchanged at 75%. The factor is reassessed quarterly. The treatment of LAC-DT under the Solvency II framework is also one of the elements of the Solvency II review being conducted by the European Commission. The review was work in progress as of year-end 2017. The outcome of this review and potential changes to the relevant regulations, guidelines or opinions, or their application by national supervisory authorities may have an impact on the determination of the LAC-DT that may be taken into account by us going forward.

The United States Department of Labor (“DOL”) issued a “Conflict of Interest” or “Fiduciary” rule in April 2016 (the “DOL Rule”) that substantially broadens the definition of “fiduciary” with respect to retirement savings and investment plans and products (“qualified assets”). The final rule would, with limited exemptions and carve-outs, make agents and brokers who provide recommendations on qualified assets, subject to a best interest/fiduciary standard. The DOL Rule best interest standard becomes effective with additional requirements and exemptions as of July 1, 2019. The DOL announced that it would further review the DOL Rule and propose additional changes before the DOL Rule becomes fully applicable. In addition the SEC has announced that it will propose a harmonized standard of care for broker dealers and investment advisers. Finally, New York and several other U.S. states have proposed or are expected to propose a heightened standard of care for financial professionals in their state and/or relating to the sale of life insurance as well as retirement savings and investment products.

If fully implemented as promulgated in April 2016, the DOL Rule could have a material adverse impact from a prospective sales perspective both as to Aegon USA’s retirement plan and annuity businesses, and could create other challenges to the operating model of these businesses. In addition, promulgation or enactment, respectively, of an enhanced standard of care could similarly have a material adverse impact on Aegon USA’s business. In late 2017, the additional requirements applicability date was extended to July 1, 2019. It is expected that the DOL will propose changes to the rule later this year. The final results of the review and the impact on Aegon USA’s retirement plan and annuity business will not be known until after the changes to the rule are finalized by 2018-2019.

Changes in pension and employee benefit regulation, social security regulation, financial services regulation, taxation and the regulation of securities products and transactions may adversely affect our ability to sell new policies or claims exposure on existing policies. For example, in Hungary, the mandatory pension business has been nationalized and therefore in Hungary we have liquidated our mandatory pension business. Similarly, in December 2013, the Polish Parliament approved legislation to overhaul the existing state pension system, which was a reason for us to write down our intangible assets.

Other initiatives, such as by the International Association of Insurance Supervisors, may lead to regulations that would increase capital needs and other requirements that would not be applicable to all carriers and create an uneven competitive playing field.

In general, changes in laws and regulations may materially increase our direct and indirect compliance costs and other ongoing business expenses and have a materially adverse effect on our businesses, results of operations or financial condition.

An abandonment of the euro currency by one or more members of the European Monetary Union may affect our results of operations in the future.

It is possible that the euro may be abandoned as a currency in the future by countries that have already adopted its use. This may lead to the re-introduction of individual currencies in one or more European Monetary Union member states, or in more extreme circumstances, the dissolution of the European Monetary Union. It is not possible to predict the effect on the European and global economies of a potential dissolution of the European Monetary Union or the exit of one or more European Union member states from the European Monetary Union. Any such event may have a materially adverse effect on our future financial condition and results of operations.

Brexit, potentially followed by more countries, may affect our results and financial condition.

On June 23, 2016, the United Kingdom voted in a national referendum to withdraw from the European Union. On March 29, 2017, the UK formally served notice to the European Council of its desire to withdraw but there remains uncertainty regarding this process. With the negotiations underway, the implications of ‘Brexit’ remain unclear, with respect to the European integration process, the relationship between the UK and the European Union, and the impact on economies and businesses. We could be adversely impacted by related market developments such as increased exchange rate movements of the pound sterling versus the euro and higher financial market volatility in general due to increased uncertainty, any of which could reduce the value or results of our operations in the United Kingdom. We could also be adversely impacted should Brexit result in the UK moving away from agreed and implemented EU legislation like, but not limited to, Solvency II regulations.

More countries could potentially follow the UK in leaving the European Union. This could also result in the mentioned possible abandonment of the euro currency by one or more countries. The topic could be raised in elections and referenda. Any uncertainty, volatility or negative impacts created by these political events could have a material adverse effect on our results of operations, cash flows or financial position.

Risks of application of the Dutch Intervention Act.

In June 2012, the Dutch Intervention Act (Wet bijzondere maatregelen financiële ondernemingen) came into force in the Netherlands, with retroactive effect from January 20, 2012. The Dutch Intervention Act grants far-reaching powers to the DNB and the Dutch Minister of Finance to intervene in situations where an institution, including a financial group such as us, faces financial difficulties or where there is a serious and immediate risk to the stability of the Dutch financial system caused by an institution in difficulty. The Dutch Intervention Act has been amended in respect of, inter alia, banks as a result of the entry into force of the EU Directive on the recovery and resolution of credit institutions and investments firms, which was approved by the European Parliament on April 15, 2014 and of which the final text was published in the Official Journal of the European Union on June 12, 2014 (the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive also contains provisions that, in certain circumstances, could apply to mixed financial holding companies such as Aegon N.V., including the right of bail-in of creditors. Under the Dutch Intervention Act, substantial powers have been granted to the DNB and the Dutch Minister of Finance enabling them to deal with ailing Dutch insurance companies as well as holding companies of insurance companies and financial conglomerates prior to insolvency. The measures allow them to commence proceedings that may lead to (a) the transfer of all or part of the business of an ailing insurance company to a private sector purchaser, (b) the transfer of all or part of the business of an ailing insurance company to a “bridge entity”, (c) the transfer of the shares in an ailing insurance company to a private sector purchaser or a “bridge entity”, (d) immediate interventions by the Dutch Minister of Finance concerning an ailing insurance company, and (e) public ownership (nationalization) of (i) all or part of the business of an ailing insurance company or (ii) all or part of the shares or other securities issued by an ailing insurance company or its holding company. The Dutch Intervention Act also contains measures that limit the ability of counterparties to invoke contractual rights (such as contractual rights to terminate or to invoke a right of set-off or to require security to be posted) if the right to exercise such rights is triggered by intervention of the DNB or the Dutch Minister of Finance based on the Dutch Intervention Act or by a circumstance that is the consequence of such intervention. There is a risk that the exercise of powers, or any perceived exercise of powers, by the DNB or the Dutch Minister of Finance under the Dutch Intervention Act could have a material adverse effect on the performance by the failing institution, including us, of our obligations (of payment or otherwise) under contracts of any form, including the expropriation, write-off, write-down or conversion of securities such as shares and debt obligations issued by the failing institution. This could have a negative impact on the price of the Subordinated Notes. Furthermore, the terms of contracts, including debt obligations may be varied (e.g. the variation of maturity of a debt instrument). The Dutch Intervention Act and the Bank Recovery and Resolution Directive aim to ensure that financial public support will only be used as a last resort after having assessed and utilized, to the maximum extent practicable, the resolution tools, including the bail-in tool. The Dutch Ministry of Finance has published a proposal of law at the end of 2017 on recovery and resolution of insurers, and potentially other entities belonging to insurance groups, based in the Netherlands. The act is currently under review by the Dutch Parliament. If and when formally adopted, this act will replace and complement the provisions of the Dutch Intervention Act. The risks related to this new act may be comparable to the risks related to the Dutch Intervention Act described immediately above. In addition, the new act will allow the resolution authority (the DNB) to require a Dutch insurance or reinsurance company or a group to remove, ex ante, impediments to effective resolution of a Dutch insurance or reinsurance undertaking (such as the revision of financing arrangements, the reduction of exposures, the transfer of assets, the termination or limitation of business activities, or the prohibition to start certain business activities, change the legal or operational structure of the group, securing certain critical business lines). The use of this tool may adversely affect our business, results of operations and financial position

Legal and arbitration proceedings and regulatory investigations and actions may adversely affect our business, results of operations and financial position.

We face significant risks of litigation as well as regulatory investigations and actions relating to our and our subsidiaries’ insurance, pensions, securities, investment management, investment advisory and annuities businesses as well as our corporate compliance, including compliance with employment, sanctions, anti-corruption and tax regulations.

Our subsidiaries regularly receive inquiries from local regulators and policyholder advocates in various jurisdictions, including the United States, the Netherlands, and the United Kingdom. Regulators may seek fines or penalties, or changes to the way we operate. In some cases, our subsidiaries have modified business practices in response to inquiries.

Insurance companies and their affiliated regulated entities are routinely the subject of litigation, investigation and regulatory activity by various governmental and enforcement authorities, individual claimants and policyholder advocate groups, involving issues such as, but not limited to, employment or distribution relationships; operational and internal controls and processes; disclosures; environmental matters; competition and antitrust matters; data privacy; information security; intellectual property; and anti-money laundering, anti-bribery and economic sanctions compliance. For example with respect to employment relationships, we recently faced a suit in the state of Georgia filed by self-employed independent insurance agents associated with one of our financial marketing units who claimed to be employees of the organization. This lawsuit was resolved in our favor. The SEC is conducting a formal investigation related to certain investment strategies offered through mutual funds, variable products and separately managed accounts. These strategies used quantitative models developed by one of the former portfolio managers of our U.S. investment management business unit. Among other things, the investigation relates to the operation of and/or the existence of errors in the quantitative models in question and related disclosures. The funds and strategies under review were sub-advised, advised or marketed by our US group companies. The models are no longer being used although some of the funds are still being offered. The quantitative management strategies are no longer being offered. We are cooperating fully with the investigation. We believe that the investigation will come to a conclusion in 2018, and have taken a provision in anticipation of a possible settlement with the SEC.

Government investigations, including the investigation relating to the investment strategies described above, may result in the institution of administrative, injunctive or other proceedings and/or the imposition of monetary fines, penalties and/or disgorgement as well as other remedies, sanctions, damages and restitutionary amounts. While we are unable to predict what actions, if any, might be taken and are unable to predict the costs to or other impact on us of any such action, there can be no assurances that this matter or other government investigations will not have a material and adverse effect on our reputation, financial position, results of operations or liquidity.

In addition, insurance companies and their affiliated regulated entities are routinely subject to litigation, investigation and governmental review concerning product fees and costs, including transparency and adequacy of disclosure of initial costs, ongoing costs, and costs due on policy surrender as well as changes to costs over time. Disputes and investigations initiated by governmental entities and private parties may lead to orders or settlements including payments or changes to business practices even if we believe the underlying claims are without merit. We and other U.S. insurers have been sued for charging fees on products offered in 401(k) platforms which allegedly were higher than fees charged on other products available in the market. Several U.S. insurers, including one of our subsidiaries, have also been named in class actions as well as individual litigation relating to increases in monthly deduction rates on universal life products. Plaintiffs generally allege that the increases were made to recoup past losses rather than to cover the future costs of providing insurance coverage. The class action against our subsidiary is pending in the U.S. federal district court for the Central District of California. In the first phase of one of the individual cases against our subsidiary to reach trial, the jury found that the increase was improper. That case and others remain ongoing. In the Netherlands, unit linked products (“beleggingsverzekeringen”) have been controversial and the target of litigation since 2005. Allegations include excessive cost, unfair terms, inadequate disclosure, and failure to perform as illustrated. Consumer groups have formed to address these issues and initiate mass claims against insurers. Regulators as well as the Dutch Parliament have been involved ever since, with the principal goal of achieving an equitable resolution. We have made improvements across our product lines, including after settlements reached in 2009 with Stichting Woekerpolis and Stichting Verliespolis. In 2013, we took a charge of 25 million euros after the Dutch Supreme Court ruled adversely in litigation concerning premium amounts charged in the KoersPlan product. Some of the unit linked products are still involved in ongoing litigation. In March 2014, consumer interest group Vereniging Woekerpolis.nl filed a claim against us in court. The claim related to a range of unit linked products that we sold in the past, including our products involved in the earlier litigation. In June 2017, the court issued a verdict which upheld the principle that disclosures must be evaluated according to the standards at the time when the relevant products were placed in-force. Most of the claims of Vereniging Woekerpolis.nl were dismissed under this standard, although the court found that we did not adequately disclose certain charges on a limited set of policies. This court decision has been appealed by both parties. We expect the claims and litigation on unit linked products to continue for the foreseeable future. Developments in similar cases against other Dutch insurers currently before regulators and courts may also affect us. Lawsuits have also been brought against providers of securities leasing products (“aandelenlease producten”). Although sales of securities leasing products ended more than a decade ago, litigation relating to these products has resurfaced. In 2016, the Dutch Supreme Court ruled on a case involving a securities leasing product sold by one of our competitors. It decided that the financial institution was liable if a broker (“remisier”) that advised on the sale of the institution’s products was not properly licensed. In July 2016, consumer interest group Platform Aandelenlease filed a class action claim against Aegon Bank regarding securities leasing product Sprintplan. Allegations include, among other things, a lack of a proper license of the brokers involved. There can be no assurances that this matter will not ultimately result in a material adverse effect on our business, results of operations and financial position. In October 2017, the district court of The Hague ruled in our favor that the Sprintplan liability had been conclusively determined in earlier proceedings and there were no grounds to hold further collective proceedings. The plaintiff appealed. The case is now pending at the court of appeal of The Hague. There can be no assurances that this matter will not ultimately result in a material adverse effect on our business, results of operations and financial position. In Poland, owners of unit-linked policies continue to file claims in civil court against us over fees payable upon purchase or surrender of the product. Plaintiffs claim that these fees are not contractually supported. For reasons of commercial necessity as well as at the instigation of regulatory authorities, we decided to modify the fee structure.

Many of our products are affected by fluctuations in equity markets as well as interest rate movements, which may prove to be volatile or disappointing to customers. Significant investment risks are often borne by the customer.

The existence of potential claims may remain unknown for long periods of time after the events giving rise to such claims. Determining the likelihood of exposure to us and the extent of any such exposure may not be possible for long periods of time after we become aware of such potential claims. Once litigation is initiated, it may be protracted and subject to multiple levels of appeal.

We cannot predict the effect of litigation, investigations or other actions on its businesses or the insurance industry. In some jurisdictions, plaintiffs may seek recovery of very large or indeterminate amounts under claims of bad faith, resulting in punitive or treble damages. Damages alleged may not be quantifiable or supportable, or may have no relationship to economic losses or final awards. Separate from financial loss, litigation, regulatory action, legislative changes or changes in public opinion may require us to change our business practices, which could have a material adverse impact on our businesses, results of operations, cash flows and financial position.

Our risk management policies and processes may leave us exposed to unidentified or unanticipated risk events, adversely affecting our businesses, results and financial condition.

We have devoted significant resources to the implementation and maintenance of a comprehensive enterprise risk management framework in all aspects of the business. Nevertheless, its risk measurements make use of historic and public data that may be inaccurate or may not predict future exposures. Further, operational and legal risks involve high volumes of transactions and are affected by frequent changes in our businesses and their environments, and the risk management framework may not evolve at the same pace. As a result, there is a chance that risks present in our business strategies and initiatives may not be fully identified, monitored and managed.

State statutes and regulators may limit the aggregate amount of dividends payable by our subsidiaries and Aegon N.V., thereby limiting our ability to make payments on debt obligations.

Our ability to make payments on debt obligations and pay some operating expenses is dependent upon the receipt of dividends from subsidiaries. Some of these subsidiaries have regulatory restrictions that can limit the payment of dividends. In addition, local regulators, acting to represent the interests of local policyholders, are taking an increasingly restrictive stance with respect to permitting dividend payments, which may affect our ability to satisfy our debt obligations or pay our operating expenses.

Changes in accounting standards may affect our reported results, shareholders’ equity and dividend.

Since 2005, our financial statements have been prepared and presented in accordance with IFRS. Any future changes in these accounting standards may have a significant impact on our reported results, financial condition and shareholders’ equity. This includes the level and volatility of reported results and shareholders’ equity. New accounting standards that are likely to have a significant impact on our reported results, financial condition and shareholders’ equity include but are not limited to IFRS 9—Financial Instruments and IFRS 17—Insurance Contracts. On July 24, 2014, the International Accounting Standards Board (“IASB”) issued the fourth and final version of its new standard on financial instruments accounting—IFRS 9 Financial Instruments. Application of IFRS 9 is required for annual periods beginning on or after January 1, 2018. IFRS 17—Insurance Contracts was issued on May 18, 2017 with an effective date of January 1, 2021. However, the IASB has also issued an amendment related to IFRS 4 Insurance Contracts. The objective of the amendment is to address the temporary accounting consequences of the different effective dates of IFRS 9 and IFRS 17. The amendment permits entities whose predominant activities are connected with insurance, to defer the application of IFRS 9 until 2021 (the “temporary exemption”); and permit all issuers of insurance contracts to recognize in other comprehensive income, rather than profit or loss, the volatility that could arise when IFRS 9 is applied before the new insurance contracts Standard is issued (the “overlay approach”). We have decided to make use of the “temporary exemption” to defer the application of IFRS 9 until 2021, as we meet the underlying qualifying criteria for doing so. As we are able to defer the application of IFRS 9 until 2021, the full impact of both IFRS 9 and IFRS 17 is not yet clear. Initial impact assessments on both standards resulted in the expectation that it will have a significant impact on reported results, shareholders’ equity and disclosures.

Tax law changes may adversely affect our profitability, as well as the sale and ownership of our products.

We are subject to the substance and interpretation of tax laws in all countries in which we operate or invest. Tax risk is the risk associated with changes in tax laws, or the interpretation of tax laws, later jurisprudence or case law, or the introduction of new taxes or tax laws. This tax risk includes, for example, the risk of changes in tax rates, changes in loss carry-over rules and new rules restricting the tax deductibility of interest expenses.

Tax risk also includes the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks may lead to increased tax charges, including financial or operating penalties. This tax risk may have a direct materially adverse effect on our profits, capital and financial condition.

Any changes in tax laws, interpretation of tax laws, later jurisprudence or case law, or the introduction of new taxes or tax laws in all countries in which we operate or invest, which affects our products, may also have a materially adverse effect on our businesses, results of operations, capital and financial condition.

Most insurance products enjoy certain tax advantages, particularly in the United States, the United Kingdom and the Netherlands, which permit the tax deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products under certain conditions and within certain limits. Taxes on this inside build-up of earnings may not be payable at all and, if payable, generally are due only when the earnings are actually paid.

The U.S. Congress has, from time to time, considered possible legislation that may make our products less attractive to consumers, including legislation that would reduce or eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. This may have an impact on insurance products and sales in the United States.

The U.S. Government, as well as state and local governments, also consider from time to time tax law changes that may increase the amount of taxes that we pay. Effective January 1, 2018 the Tax Cuts and Jobs Act

lowered U.S. corporate tax to 21%, reducing the amount of tax that we pay. Also significant changes were made to the computation of tax reserves, capitalized policy acquisition costs and the dividends received deduction available to life insurance companies, increasing the amount of tax that we pay.

Competitive factors may adversely affect our market share.

Competition in our business segments is based on service, product features, price, commission structure, financial strength, claims paying ability, ratings and name recognition. We face intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employers, other group customers, agents and other distributors of insurance and investment products. Consolidation in the global financial services industry can enhance the competitive position of some of our competitors by broadening the range of their products and services, and increasing their distribution channels and their access to capital. In addition, development of alternative distribution channels for certain types of insurance and securities products, including through the internet, may result in increasing competition as well as pressure on margins for certain types of products. Traditional distribution channels are also challenged by the ban on sales- based commissions in some countries. These competitive pressures may result in increased pricing pressures on a number of products and services, particularly as competitors seek to win market share. This may harm our ability to maintain or increase profitability.

Adverse market and economic conditions can be expected to result in changes in the competitive landscape. Financial distress experienced by financial services industry participants as a result of weak economic conditions and newly imposed regulation may lead to acquisition opportunities. Our ability or that of our competitors to pursue such opportunities may be limited due to lower earnings, reserve increases, capital requirements or a lack of access to debt capital markets and other sources of financing. Such conditions may also lead to changes by us or our competitors in product offerings and product pricing that may affect us and our relative sales volumes, market shares and profitability. Additionally, the competitive landscape in which we operate may be affected by government-sponsored programs or actions taken in response to, for instance, dislocations in financial markets.

We may be unable to adapt to and apply new technologies.

New technologies are transforming the insurance industry. New technologies include, but are not limited to, communication channels, robotization, artificial intelligence, data analytics and blockchain. These technologies are changing the way insurance is sold. They are also changing the way insurers manage their businesses and the skills they need in their workforces. Furthermore, the new technologies are influencing customer demands, who require speed, ease of use and accessibility. Technology also makes it easier to move into new markets, increasing competition, not just among peers, but also from new competitors and disruptors. Inability to adapt and apply these new technologies sufficiently quickly may impact our competitive position, our ability to maintain profitability and adversely affect our future financial condition and results of operations.

We may experience difficulties in distributing and marketing products through our current and future distribution channels.

Although we distribute our products through a wide variety of distribution channels, our ability to market our products could be affected if key relationships would be interrupted. Distributors may elect to reduce or terminate their distribution relationship with us due to adverse developments in our business. Further, key distribution partners may also merge, change their business models in ways that affect how our products are sold, or new distribution channels could emerge and adversely impact the effectiveness of our current distribution efforts.

When our products are distributed through unaffiliated firms, we may not always be able to monitor or control the manner of their distribution despite our significant training and compliance programs. If our products would be distributed by such firms in an inappropriate manner, or to customers for whom they are unsuitable, we may suffer reputational and other harm to our business.

The default of a major market participant may disrupt the markets and may affect our business, financial condition, liquidity, operations and prospects.

The failure of a sufficiently large and influential financial institution, or other market participant including a government issuer, may disrupt securities markets or clearing and settlement systems in our markets. This may cause market declines or volatility. Such a failure may lead to a chain of defaults that may adversely affect us and our contract counterparties. In addition, such a failure may impact future product sales as a potential result of reduced confidence in the insurance industry. The default of one or more large international financial institutions, which may result in disruption or termination of their cash, custodial or and administrative services, may also have a material adverse impact on our ability to run effective treasury and asset management operations.

Even the perceived lack of creditworthiness of a government or financial institution (or a default by any such entity) may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing members or futures commissions merchants, clearing houses, banks, securities firms and exchanges with whom we interact on a daily basis and financial instruments of governments in which we invest. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, financial condition, results of operations, liquidity and/or prospects. In addition, such distress or failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

We may be unable to retain personnel who are key to the business.

As a global financial services enterprise, we rely, to a considerable extent, on the quality of local management and personnel in the various countries in which we operate. The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in most countries in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers, experienced portfolio managers, mutual fund managers and sales executives, is very much dependent on the competitiveness of the compensation package for employees in the market in which we compete. As a part of the governmental response in Europe and, to a certain extent, the United States to the financial crisis in 2008, there have been various legislative initiatives that have sought to give guidance or regulate the structure of remuneration for personnel, in particular senior management, with a focus on performance- related remuneration and limiting severance payments. With differences in interpretation of these regulations by local regulators on how the guidelines need to be applied, as well as to the question of whether they apply to insurance industries at all, these restrictions create an uncertain playing field and may adversely affect our ability to compete for qualified employees, as well as our ability to transfer employees between regions.

Reinsurers to whom we have ceded risk may fail to meet their obligations.

Our insurance subsidiaries cede premiums to other insurers under various agreements that cover individual risks, group risks or defined blocks of business, on a co-insurance, yearly renewable term, excess or catastrophe excess basis. The purpose of these reinsurance agreements is to spread the risk and minimize the effect of losses. The amount of each risk retained depends on an evaluation of the specific risk, which is subject, in certain circumstances, to maximum limits based on the characteristics of coverage. Under the terms of the reinsurance agreements, the reinsurer agrees to reimburse for the ceded amount in the event a covered claim is paid. However, our insurance subsidiaries remain liable to their policyholders for ceded insurance if any reinsurer fails to meet the obligations assumed by it. A bankruptcy or insolvency or inability of any of our reinsurance counterparties to satisfy its obligations may have a materially adverse effect on our financial position and results of operations.

Reinsurance may not be available, affordable or adequate to protect us against losses.

As part of our overall risk and capital management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase. In addition, interpretations of terms and conditions may differ over time as contracts extend for decades. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain or enforce sufficient reinsurance on acceptable terms, which may adversely affect our ability to write future business and realize planned value for current business.

We may have difficulty managing our expanding operations, and we may not be successful in acquiring new businesses or divesting existing operations.

In recent years, we have made a number of acquisitions and divestitures around the world and it is possible that we may make further acquisitions and divestitures in the future. Growth by acquisition involves risks that may adversely affect our operating results and financial condition. These include: the potential diversion of financial and management resources from existing operations; difficulties in assimilating the operations, technologies, products and personnel of the acquired company; significant delays in completing the integration of acquired companies; the potential loss of key employees or customers of the acquired company; potential losses from unanticipated litigation, and tax and accounting issues. In addition, expansion into new and emerging markets may involve heightened political, legal and regulatory risks, such as discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls.

Our acquisitions may result in additional indebtedness, costs, contingent liabilities and impairment expenses related to goodwill and other intangible assets. In addition, they may divert management’s attention and other resources. Divestitures of existing operations may result in us assuming or retaining certain contingent liabilities. All of these may adversely affect our businesses, results of operations and financial condition. Future acquisitions may also have a dilutive effect on the ownership and voting percentages of existing shareholders. There can be no assurance that we will successfully identify suitable acquisition candidates or that we will properly value acquisitions made. We are unable to predict whether or when any prospective acquisition candidate will become available, or the likelihood that any acquisition will be completed once negotiations have commenced.

Catastrophic events, which are unpredictable by nature, may result in material losses and abruptly and significantly interrupt our business activities.

Our operating results and financial position may be adversely affected by volatile natural and man-made disasters such as hurricanes, windstorms, earthquakes, terrorism, riots, fires and explosions, pandemic disease and other catastrophes. Over the past several years changing weather patterns and climatic conditions have added to the unpredictability and frequency of natural disasters in certain parts of the world and created additional uncertainty as to future trends and exposure. Generally, we seek to reduce our exposure to these events through individual risk selection, monitoring risk accumulation and purchasing reinsurance. However, such events may lead to considerable financial losses to our business. Furthermore, natural disasters, terrorism, civil unrest, military actions and fires may disrupt our operations and result in significant loss of property, key personnel and information about us and our clients. If our business continuity plans have not included effective contingencies for such events, we may experience business disruption and damage to corporate reputation and financial condition for a substantial period of time.

We regularly develop new financial products to remain competitive in our markets and to meet the expectations of our customers. If customers do not achieve expected returns on those products, we may be confronted with legal claims, advocate groups and negative publicity.

We may face claims from customers, both individual claimants as well as policyholder advocate groups, and negative publicity if our products result in losses or fail to result in expected gains, regardless of the suitability of products for customers or the adequacy of the disclosure provided to customers by us and by the intermediaries who distribute our products. New products that are less well understood and that have less of a historical performance track record may be more likely to be the subject of such claims. Any such claims may have a materially adverse effect on our results of operations, corporate reputation and financial condition.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights with third parties and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe on or misappropriate our intellectual property, and it is possible that third parties may claim that we have infringed on or misappropriated their intellectual property rights. Any resulting proceedings in which we would have to enforce and protect our intellectual property, or defend itself against a claim of infringement of a third-party’s intellectual property, may require significant effort and resources and may not prove successful. As a result of any proceeding in which we would have to enforce and protect our intellectual property, we may lose intellectual property protection, which may have a materially adverse effect on our businesses, results of operation, financial condition and our ability to compete. As a result of any proceeding in which we would have to defend itself against a claim of infringement of a third-party´s intellectual property, we may be required to pay damages and provide injunctive relief, which may have a materially adverse effect on our businesses, results of operations and financial condition.

Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.

Operational risk is inherent in our businesses and may manifest itself in many ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, processing errors, modeling errors, and/or internal and external fraud. These events may result in financial loss, harm our reputation, or hinder our operational effectiveness. Further, employee error, unethical behavior and/or misconduct may be difficult to detect and prevent under all circumstances and may result in significant losses.

Our management maintains a well-controlled environment and sound (conduct) policies and practices to control these risks and keep operational risk at appropriate levels. Notwithstanding these control measures, however, operational risk is part of the business environment in which we operate, and is inherent in our size and complexity, as well as our geographic diversity, and the scope of the businesses we operate. Our risk management activities cannot anticipate every circumstance, and economic and financial outcome, or the specifics and timing of such outcomes. Furthermore, if the contractual arrangements put in place with any third-party service providers are terminated, including contractual arrangements with providers of information technology, administrative or investment management services, we may not be able to find an alternative provider on a timely basis or on equivalent terms. We may incur significant losses due to these types of risks.

As we continue to focus on reducing expenses necessary to support our business, a key part of our operating strategy has been to outsource certain services that are important to our business. We outsource certain information technology, finance and actuarial services, investment management services and policy administration operations to third-party providers and may do so increasingly in the future. If we fail to maintain an effective outsourcing strategy or if third-party providers do not provide the core administrative, operational, financial, and actuarial services we require and anticipate, or perform as contracted, such as compliance with applicable laws and regulations, suffers a cyber-attack or other security breach, we may not realize the productivity improvements or cost efficiencies, nor find an alternate provider on the same terms and conditions, and instead experience financial loss, reputational harm, operational difficulties, increased costs, a loss of business and other negative consequences, all of which could have a material adverse effect on our results of operations. In addition, our reliance on third-party providers does not relieve us of our responsibilities and requirements. Any failure or negligence by such third-party providers in carrying out their contractual duties may result in us being subjected to liability and litigation. Any litigation relating to such matters could be costly, expensive and time-consuming, and the outcome of which is uncertain. Moreover, any adverse publicity arising from such litigation, even if the litigation is not successful, could adversely affect our reputation and distribution of our products. Finally, our ability to receive services from third-party providers based in different countries might be impacted by political instability, cultural differences, unanticipated regulatory requirements or policies inside or outside of the countries within which we have operations. As a result, our ability to conduct our business might be adversely affected.

In January 2018, in connection with the transformation of our U.S. business and our long term strategy, we entered into a multi-year third party administration arrangement for the administration of certain U.S. based in-force policies currently administered on up to 25 systems and for new U.S. based insurance business. As part of this arrangement we will modernize the systems upon which we administer our insurance business whereby at least 20 of the systems will be consolidated into a new policy administration system hosted by the third party administrator. We may further reduce the remaining in-scope systems in the future. If we do not effectively develop, implement and monitor our outsourcing relationships, or if third-party providers do not perform as anticipated or if we experience technological or other problems with transition from us or our other third party providers, we may not realize productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business that may have an adverse effect upon our operations or financial condition.

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of our information technology or communications systems may result in a material adverse effect on our results of operations and corporate reputation.

While systems and processes are designed to support complex transactions and avoid systems failure, fraud, information security failures, processing errors and breaches of regulation, any failure may lead to a materially adverse effect on our results of operations and corporate reputation. In addition, we must commit significant resources to maintain and enhance our existing systems in order to keep pace with industry standards and customer preferences. If we fail to keep up-to-date information systems, we may not be able to rely on information for product pricing, risk management and underwriting decisions. In addition, even though back-up and recovery systems and contingency plans are in place, we cannot assure investors that interruptions, failures or breaches in security of these processes and systems will not occur, or if they do occur, that they can be adequately addressed. The occurrence of any of these events may have a materially adverse effect on our businesses, results of operations and financial condition.

A computer system failure or security breach may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows.

Changes towards more sophisticated internet technologies, the introduction of new products and services, changing customer needs and evolving applicable standards increase the dependency on internet, secure systems and related technology. Introducing new technologies, computer system failures, cyber-crime attacks or security breaches may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows.

Cyber risk is predominantly determined by the risk of malicious outside forces using public networks to attack our systems, but also includes inside threats, both malicious and accidental. In recent years this risk has increased sharply due to a number of developments in how information systems are used by companies such as us, but also by society in general. Threats have increased as hackers get more organized and employ more sophisticated techniques. At the same time, companies increasingly unlock information systems through the internet to customers and business partners expanding the attack surface hackers can exploit. Furthermore, the nature of our business increasingly becomes more data driven.

To date the highest impact of cyber security incidents we were exposed to was caused by phishing attacks targeted at business partners and customers. Although these historic events were far from material, we have prepared for more significant cyberattacks would they occur. We have taken cyber insurance to decrease the impact of such an event and at the same time continue to focus on strengthening cyber resilience to mitigate the likelihood and impact of significant events.

A breach of data privacy and security obligations may disrupt our business, damage our reputation and adversely affect financial conditions and results of operations.

Pursuant to applicable laws, various government agencies and independent administrative bodies have established rules protecting the privacy and security of personal information. A number of our subsidiaries are also subject to contractual restrictions with respect to the information of our clients and business partners. We, and numerous of our systems, employees and business partners have access to, and routinely process, the personal information of consumers. We rely on various processes and controls to protect the confidentiality of personal information and other confidential information that is accessible to, or in the possession of, us, our systems, employees and business partners. It is possible that an Aegon employee, business partner or system could, intentionally or unintentionally, inappropriately disclose or misuse personal or confidential information. Our data or data in our possession could also be the subject of a cybersecurity attack. If we fail to maintain adequate processes and controls or if we or our business partners fail to comply with relevant laws and regulations, policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of personal information or other confidential information could occur. Such control inadequacies or non-compliance could cause disrupted operations and misstated or unreliable financial data, materially damage our reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we analyze personal information and customer data to better manage our business, subject to applicable laws and regulations and other restrictions. It is possible that additional regulatory or other restrictions regarding the use of such techniques may be imposed. Additional privacy and security obligations are likely to be imposed. Such limitations could have material impacts or our business, financial conditions and/or results of operations.

Judgments of U.S. courts are not enforceable against us in Dutch courts.

There is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Judgments of U.S. courts, including those predicated on the civil liability provisions of the U.S. federal securities laws, may not be enforceable in Dutch courts. Therefore, our investors that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment unless a competent court in the Netherlands gives binding effect to the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Dutch court to enforce liabilities against us, our affiliates, directors, officers or any expert named therein who resides outside the United States, based upon the U.S. federal securities laws.

RISKS RELATING TO THE SUBORDINATED NOTES

You may be required to bear the financial risks of an investment in the Subordinated Notes for a significant period of time beyond the Scheduled Maturity Date.

You may be required to bear the financial risk of an investment in the Subordinated Notes beyond the Scheduled Maturity Date. Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by us (in the open market or otherwise) provided that (a) no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption or purchase; (b) such redemption or purchase would not itself cause a Mandatory Deferral Event; and (c) as long as enforced by our Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption or purchase or in each case, as otherwise permitted by our Supervisory Authority and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group. If on the relevant date for redemption (a) a Mandatory Deferral Event has occurred and is continuing, (b) a redemption would itself cause a Mandatory Deferral Event, or (c) as long as enforced by our Supervisory Authority an Insolvent Insurer Liquidation has occurred and is continuing, then the Subordinated Notes may only be redeemed on any day thereafter on which no Mandatory Deferral Event is continuing, the redemption would itself not cause a Mandatory Deferral Event and no Insolvent Insurer Liquidation is continuing or the applicable condition has been waived, subject to certain conditions, by our Supervisory Authority.

We are subject to capital adequacy requirements and breach of these requirements will cause interest payments under Subordinated Notes to be deferred and, in other circumstances, interest payments under Subordinated Notes may be deferred at our election.

At Group level, we are subject to multiple regulatory frameworks that include capital adequacy requirements, including those pursuant to the Solvency II regime and the EU Financial Conglomerates Directive. For us, the dominant capital adequacy requirements result from the Solvency II regime.

Pursuant to Solvency II, we are subject to certain solvency capital requirements. See above “—We may be required to increase our technical provisions and/or hold higher amounts of regulatory capital, which may decrease our returns on our products.”

In addition to the SCR, insurance and reinsurance companies should also calculate a minimum capital requirement (“MCR”). The level of eligible own funds held by the insurance or reinsurance company is not allowed to drop below the MCR.

The Group Solvency Ratio should be at least equal to 100%. This calculation includes, as part of the Group SCR, local capital requirements for insurance and reinsurance undertakings in non-EU countries that are deemed (provisionally) equivalent. Due to the relative proportion of these activities, the treatment of our U.S. insurance activities is of particular relevance to us. We use a combination of the two aggregation methods defined within the Solvency II framework to calculate the Group Solvency Ratio, the accounting consolidation method (“method 1”) and the deduction and aggregation method (“method 2”). We apply the accounting consolidation method as the default method. However, for insurance entities domiciled outside the European economic area for which provisional or full equivalence applies, such as the United States, we use the deduction and aggregation method, with local regulatory requirements to bring these into the Group solvency position. U.S. insurance and reinsurance entities are included in our Group solvency calculation in accordance with local U.S. RBC requirements. We use 150% of the local company action level RBC as the solvency ratio equivalent.

Undertakings that are part of an insurance group but active in other financial sectors, such as banks, are generally taken into account using capital requirements applicable to them specifically. These undertakings are included in the calculation of the capital requirements using method 2, as opposed to method 1. However, subject to certain conditions, entities in other financial sectors may be included in accordance with method 1. In particular, this may be the case where DNB, as Group supervisor, is satisfied as to the level of integrated management and internal control regarding these entities. Furthermore, DNB may require groups to deduct any participation from the own funds eligible for the Group Solvency Ratio. Accordingly, we deduct our participation in Aegon Bank N.V. from our Group SCR.

When calculated in accordance with method 1, the Group SCR should be at least equal to the consolidated group solvency capital requirement as referred to in the second subparagraph of article 230(2) of the Solvency II Directive (which is composed in particular of the sum of the minimum capital requirements of the EU insurance and reinsurance undertakings in the group). When calculated in accordance with a combination of method 1 and method 2, the minimum of the Group SCR is at least equal to the minimum consolidated group solvency capital requirement as referred to in article 341 of the Solvency II Delegated Regulation. This absolute floor of the Group SCR is usually referred to as the group minimum capital requirement or Group MCR. While the Group MCR generally represents a solvency requirement that is below the Group SCR, these ratios have different limitations concerning tiers of own funds eligibility.

Insurance and reinsurance companies are required to hold eligible own funds against the SCR and MCR. The capital is divided into three tiers in accordance with the quality of the own funds. The lower tiers of own funds (tier 2 and tier 3), as well as certain items (as described in article 82(3) of the Solvency II Delegated Regulation) that form part of tier 1 own funds, may only represent a certain part of the eligible own funds. Furthermore, the SCR may be covered up to limited amounts with off-balance sheet own funds (‘ancillary own funds’ such as letters of credits or guarantees). The MCR should be covered entirely by on-balance sheet items (‘basic own funds’).

The classification or ‘tiering’ of our capital is based on distinct tier limits for the part of the Group covered by the accounting consolidation method (where tier limits are based on the SCR of this part of the Group, i.e. the consolidated group solvency capital requirement) and for the part of the Group covered by the deduction and aggregation method. If a prudential regime of an equivalent or provisionally equivalent third country (such as the regulatory regimes in the United States) does not categorize own funds into tiers or defines tiers that are significantly different from those established under the Solvency II Directive, then, in line with the European Insurance and Occupational Pensions Authority’s opinion of January 27, 2016 (EIOPA-BoS-16-008), the own funds brought in by the deduction and aggregation method are allocated to tiers according to the principles laid down in Articles 87 to 99 of the Solvency II Directive for each individual third-country insurance undertaking.

DNB may intervene if the Group SCR or Group MCR, as applicable, is no longer complied with. Moreover, DNB has supervisory powers to intervene in a situation even where the Group SCR and Group MCR are still met, but their level or the buffer levels set by us (pursuant to the Group’s capital management policy), are potentially under threat. This may lead to us having to execute a recovery plan that should bring the own funds back in line with an acceptable buffer in excess of the Group SCR. Intervention by DNB may lead to us being required to defer interest payments on the Subordinated Notes.

Pursuant to Solvency II and the terms and conditions of the Subordinated Notes, we will be obliged to defer interest payments on Subordinated Notes upon the occurrence of a Mandatory Deferral Event and any such unpaid interest shall, as long as it remains unpaid, constitute Arrears of Interest, and shall not bear interest. In other circumstances, such as when we opt to replenish the buffer in excess of the Group SCR to stay in compliance with our Group capital management policy, interest payments under Subordinated Notes may be deferred at our election. See further “Description of the Subordinated Notes—Deferral of Interest Payments”.

Any deferral of interest payments or actual or perceived increase in the likelihood that interest payments are deferred will likely have an adverse effect on the market price of the Subordinated Notes. In addition, as a result of the possibility of deferral of interest on the Subordinated Notes, the market price of the Subordinated Notes may be more volatile than the market prices of other debt securities on which interest accrues and which are not subject to such deferrals, and may be more sensitive generally to adverse changes in our and our Group’s financial condition.

The Subordinated Notes may be subject to the rules governing original issue discount or contingent payment debt instruments for U.S. federal income tax purposes, which may have adverse tax consequences to U.S. investors.

We have the option, and under certain circumstances may be required, to defer interest payments on the Subordinated Notes, and in such case, the arrears of interest would not bear interest. In addition, starting April 11, 2028, the interest on the Subordinated Notes will change from a fixed rate to a LIBOR-based floating rate and will reset semi-annually. The existence of the deferral option or requirement and/or the change in the interest rate could potentially cause the Subordinated Notes to be considered issued with original issue discount (“OID”) or treated as a contingent payment debt instrument (“CPDI”) for U.S. federal income tax purposes. However, we believe that the likelihood of the occurrence of such optional deferral is “remote” for purposes of the U.S. Treasury regulations governing OID. This belief is based on the facts and expectations as of the date hereof and does not constitute any promise or statement about whether we will in fact exercise our right to defer under the Indenture. Based on such belief and other relevant facts, and applying certain principles under the U.S. Treasury regulations governing OID and CPDI to the terms of the Subordinated Notes (including the optional and mandatory deferral of interest), although the matter is not free from doubt, we intend to treat the Subordinated Notes as not issued with OID and as not subject to the CPDI rules for U.S. federal income tax purposes.

The proper application of the OID and the CPDI rules to instruments such as the Subordinated Notes is subject to uncertainty in several respects. As a result, there is no assurance that the IRS will agree with our treatment. If the IRS successfully challenged our treatment, the Subordinated Notes could be subject to the OID rules and/or potentially treated as a CPDI, in which case U.S. investors may be required to accrue OID on the Subordinated Notes without regard to the timing and the receipt of cash, and in the case of CPDI, to treat any gain on a sale or other disposition of the Subordinated Notes as ordinary income for U.S. federal income tax purposes.

Although, as discussed under “Taxation in the United States” in this prospectus supplement, we believe that for purposes of the U.S. Treasury regulations governing OID the likelihood of optional deferral of interest is “remote”, no reliance should be placed on that statement in forming an expectation of whether we will in fact exercise our rights to defer interest. We retain all the rights to exercise such deferral and there can be no assurance that interest will not be deferred pursuant to such rights.

Prospective U.S. investors should seek the advice of their tax advisors as to the proper characterization and treatment of the Subordinated Notes for U.S. federal income tax purposes, including in the event that payments of interest on the Subordinated Notes are deferred.

Subordinated Notes may be redeemed before maturity. Redemption of Subordinated Notes is subject to certain conditions, which, if not met, may require redemption to be deferred.

Upon the occurrence of certain specified events, the Subordinated Notes may be redeemed at their principal amount or they may be substituted or their terms may be varied as provided in “Description of the Subordinated Notes— Maturity, Redemption, Substitution, Variation and Purchases.” We may also redeem the Subordinated Notes in whole (but not in part) at our option on or after April 11, 2028 or on any Interest Payment Date thereafter.

Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by us provided that (i) no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption, (ii) such redemption or purchase would not itself cause a Mandatory Deferral Event and (iii) as long as enforced by our Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption, or in each case, as otherwise permitted by our Supervisory Authority. Furthermore any redemption or purchase of the Subordinated Notes is subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group.

If we redeem the Subordinated Notes for any reason, you may only be able to reinvest the redemption proceeds in securities with a lower interest rate.

Furthermore, our exercise of optional early redemption rights in respect of the Subordinated Notes will, among other things, depend on the interest rate environment at that time. Therefore, during any period when we have the option to elect to redeem the Subordinated Notes early, or if there is an actual or perceived increase in the likelihood that we will exercise our optional early redemption right, the market value of the Subordinated Notes may be volatile because of the optional redemption feature. This may also be true prior to any redemption period. Potential investors should consider reinvestment risk in light of other investments available at that time.

Recently announced intentions of newly elected government to introduce new tax legislation may, if implemented, adversely affect our financial positions and cash flows or may cause us not to pay any additional amounts to certain holders of the Subordinated Notes.

On October 10, 2017, the four parties that have formed the new Dutch government released their coalition agreement (regeerakkoord) 2017-2021 (the “Coalition Agreement”). The Coalition Agreement does not include concrete legislative proposals, but instead sets out a large number of policy intentions of the new Dutch government.

One of the policy intentions described in the Coalition Agreement is the introduction of a “thin capitalization” rule for banks and insurers that would limit the deduction of interest on debt exceeding 92% of their commercial balance sheet total. Many aspects of this policy intention remain unclear. Should interest on the Subordinated Notes no longer be deductible, in whole or in part by reason of the introduction of the thin capitalization rule as contemplated by the Coalition Agreement, our financial position and cash flows will be adversely affected.

Another policy intention presented in the Coalition Agreement is a withholding tax on interest payments made to beneficiaries in low-tax jurisdictions. No definition of what is considered to be a “low-tax jurisdiction” has been provided, nor is it clear whether the withholding tax obligation will extend to publicly listed bonds. If the envisaged withholding tax on interest payments is implemented in Dutch tax law, we will, pursuant to the provision in “Description of the Subordinated Notes—Taxation; Additional Amounts”, not be required to pay any additional amounts to holders of the Subordinated Notes who are a (deemed) tax resident of, or otherwise are connected to, a low-tax jurisdiction (as defined in any Dutch tax law implementing the policy intention presented in the Coalition Agreement) to compensate them for such withholding tax.

We may substitute the Subordinated Notes or vary their terms without holder consent.

If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then we may, without consent or approval of the holders of Subordinated Notes (but always subject to the Trust Indenture Act of 1939 (the “Trust Indenture Act”)), at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or become, Qualifying Securities, as provided in “Description of the Subordinated Notes—Substitution and Variation of the Subordinated Notes”. In the case of a substitution or variation of the terms of the Subordinated Notes, while the new substituted or modified notes must have terms that are not materially less favorable to an investor than the Subordinated Notes, there can be no assurance that, whether due to the particular circumstances of each holder of Subordinated Notes or otherwise, such substituted or modified notes will be as favorable to each holder of Subordinated Notes in all respects.

An investor in Subordinated Notes assumes an enhanced risk of loss in the event of our insolvency.

Our obligations under Subordinated Notes will be unsecured and subordinated and will rank equally among themselves. In the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us (faillissement, vereffening na ontbinding, surseance van betaling or noodregeling), our payment obligations under the Subordinated Notes will rank in right of payment after our unsubordinated unsecured creditors, but at least equally with all our other subordinated obligations that are not expressed by their terms to rank junior to the Subordinated Notes, and in priority to the claims of our shareholders. Therefore, although Subordinated Notes may pay a higher rate of interest than comparable notes that are not subordinated, there is a real risk that an investor in Subordinated Notes will lose all or some of his investment should we become insolvent.

As of December 31, 2017, our total Senior Debt was €2.3 billion, and our total Indebtedness and obligations ranking equally with the Subordinated Notes was €1.5 billion.

You will be deemed to have waived all rights of set-off.

Subject to applicable law, you may not exercise or claim any right of set-off in respect of any amount we owe you arising under or in connection with the Subordinated Notes and you will be deemed, by virtue of holding the Subordinated Notes, to have waived all such rights of set-off. See “Description of the Subordinated Notes—Status—Set-off.”

Under the terms of the Subordinated Notes, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

By acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in (a) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (b) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of Aegon N.V. or another person, including by means of a variation to the terms of the Subordinated Notes or any expropriation of the Subordinated Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Subordinated Note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Subordinated Notes for a temporary period.

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners losing all or a part of the value of your or its investment in the Subordinated Notes or receiving a different security from the Subordinated Notes, which may be worth significantly less than the Subordinated Notes and which may have significantly fewer protections than those typically afforded to the Subordinated Notes. See also “—Risks of application of the Dutch Intervention Act”. In addition, if there is an actual or perceived increase in the likelihood that any Dutch Bail-in Power may be exercised, the volatility of the market value of the Subordinated Notes may increase. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders. For more information, see “Description of the Subordinated Notes—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.”

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors that the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the Group or the Subordinated Notes.

Moreover, as the existing and future criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power may provide it with considerable discretion, holders may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and the Subordinated Notes.

The rights of holders to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

Holders may have no or only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Future changes related to capital adequacy requirements.

The Subordinated Notes are expected to qualify as Solvency II Tier 2 qualifying capital instruments pursuant to the rules of the Solvency II Directive as implemented in the Dutch Act on financial supervision (Wet op het financieel toezicht, the “Wft”), as well as in the Solvency II Delegated Regulation. We are subject to capital adequacy requirements and breach of these requirements will cause interest payments under Subordinated Notes to be deferred and, in other circumstances, interest payments under Subordinated Notes may be deferred at our election. The capital adequacy regulations, such as the Solvency II Directive and Solvency II Delegated Regulation may change from time to time. Furthermore, the Solvency II framework consists of a substantial number of implementing technical standards. Also these may change from time to time and new standards may be introduced. In this regard, for example reference is made to “EIOPA’s second set of advice to the European Commission on specific items in the Solvency II Delegated Regulation”, which was published by the European Insurance and Occupational Pensions Authority on 28 February 2017, and which may lead to changes in the Solvency II framework, including in respect to the own funds criteria.

Furthermore, the capital adequacy requirements for us and our Group may be subject to further changes, for example pursuant to initiatives such as ComFrame, and particular requirements or standards that may be imposed on global systemically important insurers, G-SII’s, in the future. See “—We may be required to increase our technical provisions and/or hold higher amounts of regulatory capital, which may decrease our returns on our products.”

Any changes in capital adequacy requirements could result in a higher overall valuation of liabilities or capital requirements for us and our Group, or a lower overall recognition of own funds than is currently the case or may currently be foreseen. This may result in the occurrence of a Capital Adequacy Event, which definition also covers a breach of any capital adequacy requirements pursuant to future rules and regulations to which we and/or our Group is subject. As a result of the occurrence of a Capital Adequacy Event, payment of principal and interest under the Subordinated Notes would be deferred as further described in “—We are subject to capital adequacy requirements and breach of these requirements will cause interest payments under Subordinated Notes to be deferred and, in other circumstances, interest payments under Subordinated Notes may be deferred at our election.”

Payments made under some junior or equally ranking instruments will not trigger an obligation for us to make payments on the Subordinated Notes.

Pursuant to the provisions of “Description of the Subordinated Notes—Deferral of Interest Payments—Mandatory Interest Payments,” interest payments on the Subordinated Notes will in any event, but subject to certain exceptions as further described therein, become mandatorily due and payable on an Interest Payment Date if during a period of six months prior to such Interest Payment Date a dividend (including any distribution from reserves) was declared payable in respect of any of our common shares in our general meeting of shareholders or we have repurchased or otherwise acquired any common shares in our own capital (subject to restrictions as set forth under “Description of the Subordinated Notes—Deferral of Interest Payments—Mandatory Interest Payments.”)

Payments on any instruments ranking junior to the Subordinated Notes, including, but not limited to any Junior Subordinated Indebtedness, but excluding our common shares, will not be caught by this provision and we will then not be obliged to make payments on the Subordinated Notes.

Potential investors in the Subordinated Notes should therefore realize that holders of instruments ranking junior to or equally with the Subordinated Notes may receive payments from us in priority to the holders of Subordinated Notes, even though their claims rank junior to or equally with those of holders of Subordinated Notes.

There are limitations on the remedies available to you and the trustee should we fail to pay amounts due on the Subordinated Notes and there is no right of acceleration in the case of a default in the payment of principal of or interest on the Subordinated Notes.

The Events of Default and rights to accelerate described, and certain remedies provided for, in the accompanying prospectus under “Description of Debt Securities—Events of Default” do not apply to the Subordinated Notes.

The Subordinated Notes and the Indenture provide for acceleration of payment of the principal amount of the Subordinated Notes and interest then accrued thereon, if any (including any Arrears of Interest), only upon a Winding Up, as described under “Description of the Subordinated Notes—Non-Payment When Due; Limitation of Remedies.” See also above “—An investor in Subordinated Notes assumes an enhanced risk of loss in the event of our insolvency.”

In addition, if a Non-Payment Event occurs and is continuing, holders of the Subordinated Notes have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that we do not timely elect to defer or are not obliged to defer, or any payment of principal that we are not required to postpone. The trustee may not, however, in the case of a Non-Payment Event in respect of an Interest Payment (and with respect to a Mandatory Interest Payment Date, any Arrears of Interest) declare the principal amount of any outstanding Subordinated Note to be due and payable.

In addition, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect the Subordinated Notes will not constitute an Event of Default or Non-Payment Event under the Subordinated Notes or Indenture. By acquiring any of the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes or any interest therein acknowledges and agrees that exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Subordinated Notes will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act. See “Description of the Subordinated Notes—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” for more information with respect to exercise of the Dutch Bail-in Power.

The amount of interest payable on the Subordinated Notes will vary on and after April 11, 2028.

As the interest rate of the Notes will be calculated based on the then-current six-month LIBOR from April 11, 2028 through the Scheduled Maturity Date or the date of any earlier redemption and LIBOR is a floating rate, the interest rate on the Subordinated Notes will vary after April 11, 2028. From, and including the date of issuance to, but excluding April 11, 2028, the Subordinated Notes will bear interest at an initial fixed rate of 5.500% per annum. Thereafter, the Subordinated Notes will bear interest at a floating rate and will reset semi-annually on each Floating Rate Interest Payment Date commencing on and after April 11, 2028 and will be equal to the then-current six-month LIBOR plus 3.539%. The per annum interest rate that is determined on the relevant reset date will apply to the entire semi-annual interest period following such reset date even if six-month LIBOR increases during that period. LIBOR is as defined in the section “Description of the Subordinated Notes—Interest.”

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Subordinated Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future. Fluctuations in these factors could have an adverse effect on the price of the Subordinated Notes.

Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Subordinated Notes.

LIBOR, or the London Interbank Offered Rate, EURIBOR, or the Euro Interbank Offered Rate and other interest rates or other types of rates and indices that are deemed to be “benchmarks” are the subject of ongoing national and international regulatory reform. Following the implementation of any such potential reforms, the manner of administration of benchmarks may change with the result that they may perform differently than in the past, or benchmarks could be eliminated entirely, or there could be other consequences that cannot be predicted. For example, on July 27, 2017, the UK Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021 (the “FCA Announcement”). The FCA Announcement indicated that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. The potential elimination of the LIBOR benchmark or any other benchmark, or changes in the manner of administration of any benchmark, could require an adjustment to the terms and conditions, or result in other consequences, in respect of any Subordinated Notes linked to such benchmark (including but not limited to floating rate notes whose interest rates are linked to LIBOR). Investors should be aware that, if LIBOR were discontinued or otherwise unavailable, the rate of interest on the Subordinated Notes for the period from (and including) the Interest Reset Date would be based on a reset LIBOR rate that would be determined for each relevant Interest Period by the fallback provisions applicable to the Subordinated Notes. This may, in certain circumstances, result in the effective application of a fixed rate based on the rate which was last observed on the relevant Screen Page.

Any of the foregoing could have a material adverse effect on the value of and return on any such Subordinated Notes.

General market conditions and other factors could adversely affect market prices for the Subordinated Notes.

Market prices for the Subordinated Notes can be expected to vary with changes in market and economic conditions, including changes in credit spreads and the market for similar securities, our financial condition and prospects, changes in our credit ratings (whether real or anticipated), the Dutch Bail-in Power and other factors that generally influence the market prices of securities.

The Subordinated Notes are a new issue of securities, and there is no assurance that a trading market will exist or that it will be liquid.

The Subordinated Notes are a new issue of securities and have no established trading market. Although application will be made to list the Subordinated Notes on the New York Stock Exchange, there can be no assurance regarding the liquidity of the trading market for the Subordinated Notes or that an active public market for the Subordinated Notes will develop. If an active public trading market for the Subordinated Notes does not develop, the market price and liquidity of the Subordinated Notes may be adversely affected. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity. The underwriters have advised us that they currently intend to make a market in the Subordinated Notes. The underwriters, however, are not obligated to do so, and any market making with respect to the Subordinated Notes may be discontinued at any time without notice. You should be aware that there may be a limited number of buyers if you decide to sell your Subordinated Notes. This may affect the price you receive for your Subordinated Notes or your ability to sell your Subordinated Notes at all.

In the event of our Winding Up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

If you are entitled to any recovery with respect to the Subordinated Notes upon our Winding Up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in euro or any other lawful currency of the Netherlands. In addition, under current Dutch law, our liability to holders of the Subordinated

Notes would have to be converted into euro or any other lawful currency of the Netherlands on a date close to the commencement of insolvency proceedings against us, and you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

Credit ratings may not reflect all risks of an investment in the Subordinated Notes. Changes in our credit ratings may adversely affect your investment in the Subordinated Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. The credit ratings assigned to the Subordinated Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Subordinated Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Subordinated Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Subordinated Notes and the suitability of investing in the Subordinated Notes in light of your particular circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering after deducting the underwriting discount and before paying the offering expenses will be approximately $792,000,000. We intend to use the net proceeds of this offering for general corporate purposes, including the refinancing of outstanding securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Year Ended December 31,
2017	2016	2015		2014	2013
2.4	1.3	0.6	(1)	1.4	1.5

(1)	Earnings of €1,129 million were inadequate to cover fixed charges by €1,829 million during the year ended December 31, 2015.

For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares and interest on perpetual securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any document that we have filed with or furnished to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

•	information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	annual report on Form 20-F for the fiscal year ended December 31, 2017;

•	report on Form 6-K furnished to the SEC on April 3, 2018, relating to the divestiture of Aegon Ireland; and

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

•	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations

Aegon N.V.

P.O. Box 85

2501 CB The Hague

The Netherlands

Tel: +31-70-344-8305

Tel: 1-877-548-9668 (U.S. toll-free number)

E-mail: ir@aegon.com

CAPITALIZATION

The following table sets forth our consolidated capitalization (a) as of December 31, 2017 and (b) as of December 31, 2017, as adjusted to give effect to this offering of the Subordinated Notes and use of the net proceeds therefrom. It is important that you read this table in conjunction with, and it is qualified by reference to, “Selected Historical Financial Data” and the historical financial statements and related notes in the Annual Report, including the section “Operating and Financial Review and Prospects,” and other financial data included elsewhere or incorporated by reference in this prospectus supplement.

	As of December 31, 2017
	Actual	Adjusted
	(in millions of €)
Common shares par value (1)	251	251
Common shares B par value (1) (2)	70	70
Surplus funds	19,967	19,967

Shareholders’ equity	20,288	20,288
Share options and incentive plans	61	61
Junior perpetual capital securities (3)	3,008	3,008
Perpetual cumulative subordinated bonds (4)	454	454
Non-cumulative subordinated notes (4)	271	271
Non-controlling interest	20	20

Group equity	24,102	24,102
Notes offered hereby (8)	—	650
Subordinated borrowings (4)	764	764
Trust pass – through securities (5)	133	133
Senior Debt (6) (7)	2,312	2,312

Debt	€3,209	€3,859

Total capital base	€27,311	€27,961

(1)	On December 31, 2017, our total authorized share capital consisted of 6,000,000,000 common shares and 3,000,000,000 common shares B, each with a par value of €0.12 per share. At the same date, 2,095,648,244 common shares and 585,022,160 common shares B were issued. All of our issued shares are fully paid-up. As of December 31, 2017, Aegon N.V. held 64,488,094 common shares and 15,345,680 common shares B as treasury shares and 1,162,556 common shares were held by its subsidiaries.
(2)	Vereniging Aegon holds all of our issued and outstanding common shares B.
(3)	Consists of six series of junior perpetual capital securities in aggregate principal amounts of $1 billion, $500 million, €950 million, €200 million, $250 million and $500 million, respectively. Our junior perpetual capital securities are Junior Subordinated Indebtedness (as defined under “Description of the Subordinated Notes—Glossary”).
(4)	Rank equally with the Subordinated Notes offered hereby.
(5)	Trust pass-through securities issued by an Aegon N.V. subsidiary are structurally senior to the Subordinated Notes offered hereby.
(6)	The amounts of the Senior Debt are calculated using the EUR/USD exchange rate on December 31, 2017, which was 1.2008).
(7)	Rank senior to the Subordinated Notes offered hereby. Holders of all such securities are Senior Creditors (as defined under “Description of the Subordinated Notes—Glossary”).
(8)	The amounts of the Notes offered hereby are calculated using the EUR/USD exchange rate on April 4, 2018, being 1.2299.

SELECTED HISTORICAL FINANCIAL DATA

In the table below, we provide you with our summary historical financial data. We have prepared this information using our consolidated financial statements for the five years ended December 31, 2017.

Our consolidated financial statements are prepared in accordance with IFRS, as adopted by the European Union, and with IFRS as issued by the International Accounting Standards Board.

The financial information for the fiscal years ended December 31, 2017, 2016 and 2015 have been derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for the 2015 total assets, insurance and investment contracts and trust pass-through securities and (subordinated) borrowings. These items, together with the financial information for the fiscal years ended December 31, 2014 and 2013 have been derived from our audited consolidated financial statements that are not incorporated by reference into this prospectus supplement or the accompanying prospectus. You should not assume the results of operations for any past periods indicate results for any future period.

When you read this summary historical financial data, it is important that you read it in conjunction with, and it is qualified by reference to, the historical financial statements and related notes in our Annual Report, including the section titled “Operating and Financial Review and Prospects,” and other financial data included elsewhere or incorporated by reference in this prospectus supplement.

	As of and for the year ended December 31,
	2017	2016	2015 (1)	2014 (1)	2013 (1)
	(in millions EUR, except per share amounts)
Consolidated income statement information:
Amounts based upon IFRS
Premium income	22,826	23,453	22,925	19,864	19,939
Investment income	7,338	7,788	8,525	8,148	7,909
Total revenues (2)	32,973	33,655	33,902	30,157	29,805
Income/(loss) before tax	2,534	610	(514)	916	1,236
Net income/(loss)	2,469	438	(431)	766	1,003
Net income/(loss) per common share (3)
Basic	1.14	0.15	(0.27)	0.29	0.37
Diluted	1.14	0.15	(0.27)	0.29	0.37
Net income/(loss) per common share B (3)
Basic	0.03	—	(0.01)	0.01	0.01
Diluted	0.03	—	(0.01)	0.01	0.01
Consolidated statement of financial position information:
Amounts based upon IFRS
Total assets	395,923	425,425	415,415	424,112	351,523
Insurance and investment contracts	324,362	344,844	343,558	321,384	283,234
Trust pass-through securities and (subordinated) borrowings (4)	14,532	14,076	13,361	15,049	12,009
Shareholders’ equity	20,288	20,520	22,441	23,847	17,589

	(in thousands)
Number of common shares:
Balance at January 1	2,074,549	2,147,037	2,145,948	2,131,459	1,972,030
Share issuance	—	—	—	—	120,713
Stock dividends	21,099	10,629	1,089	14,489	38,716
Share withdrawals	—	(83,117)	—	—	—
Balance at end of period	2,095,648	2,074,549	2,147,037	2,145,948	2,131,459

	(in thousands)
Number of common shares B:
Balance at January 1	585,022	585,022	581,326	579,005	—
Share issuance	—	—	3,696	2,320	579,005
Balance at end of period	585,022	585,022	585,022	581,326	579,005

(1)	Amounts have been restated to reflect the voluntary changes in accounting policies for deferred cost of reinsurance that we adopted effective January 1, 2016. Furthermore, a voluntary change in insurance accounting for business in the United Kingdom was adopted by Aegon effective January 1, 2016 as well.
(2)	Excluded from the income statements prepared in accordance with IFRS are receipts related to investment-type annuity products and investment contracts
(3)	Per share data has been calculated based on the weighted average number of common shares outstanding after giving effect to all stock dividends, stock splits and share repurchases. Diluted per share data gives effect to all dilutive securities.
(4)	Excludes bank overdrafts.

DESCRIPTION OF THE SUBORDINATED NOTES

The following description of the particular terms of the Subordinated Notes supplements the description of the general terms and provisions of the Subordinated Notes set forth under “Description of Debt Securities” beginning on page 14 of the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the Subordinated Notes and of the Indenture (as defined below) under which they will be issued. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus and the Indenture. The following description of the Subordinated Notes replaces the information in the accompanying prospectus in the event of any inconsistency.

The following description is only a summary and does not describe every aspect of the Subordinated Notes or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the Subordinated Notes. If you purchase the Subordinated Notes, your rights will be determined by the Subordinated Notes, the Indenture and the Trust Indenture Act. In light of this, you should read the Indenture and the form of the Subordinated Notes filed with the SEC before making an investment decision. You can read the Indenture and the form of the Subordinated Notes at the locations listed under “Where You Can Find More Information About Us” on page S-47 of this prospectus supplement.

The Subordinated Notes will be issued under an indenture, dated as of October 11, 2001 (the “Base Indenture”), among Aegon N.V., Aegon Funding Company LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among Aegon N.V., Aegon Funding Company LLC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., as such indenture has been supplemented and amended to the date hereof, and as will be further modified by a ninth supplemental indenture to be dated as of April 11, 2018 (the “Ninth Supplemental Indenture,” and the Ninth Supplemental Indenture together with the Base Indenture, as supplemented and amended, the “Indenture”), among Aegon N.V., The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank N.A., as paying agent and calculation agent. The Subordinated Notes will be treated as a separate series of our subordinated debt securities. We will file a copy of the Ninth Supplemental Indenture relating to the Subordinated Notes and the form of the Subordinated Notes with the SEC. In accordance with the terms of the Indenture, we are permitted to issue additional subordinated notes that would be considered part of the same series of the Subordinated Notes we are offering pursuant to this prospectus supplement. In this description references to “we,” “us,” “our” and “Aegon” refer to Aegon N.V. References to “you” and “holder” in the subsections “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power,” “— Subsequent Holders’ Agreement” and “— Payment of Additional Amounts” below, include beneficial owners of the Subordinated Notes.

FORM AND DENOMINATION

We will issue the Subordinated Notes only in fully registered form, without coupons, in the form of beneficial interests in one or more Global Securities. The Subordinated Notes will be issued in denominations of $200,000 and in integral multiples of $1,000 in excess thereof. We will issue the Subordinated Notes as Global Securities registered in the name of Cede & Co., as nominee for DTC. Please read “—Book-Entry System; Delivery and Form” and “Underwriting—Settlement” for more information about the form of the Subordinated Notes and their clearance and settlement.

INTEREST

Interest Payment Dates

Subject to our right or obligation to defer interest payments as described under “—Deferral of Interest Payments,” the Subordinated Notes will bear interest (a) at an initial fixed rate of 5.500% per annum, payable semi-annually in arrears on April 11 and October 11 of each year (each such date, a “Fixed Rate Interest Payment

Date”), commencing on October 11, 2018, from and including the date of issuance to but excluding April 11, 2028, or any earlier redemption, and (b) thereafter, at a floating rate per annum equal to the then-current six-month LIBOR plus 3.539%, payable semi-annually in arrears on April 11 and October 11 of each year (each a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, each such date an “Interest Payment Date”), commencing on October 11, 2028.

We refer to each period from (and including) an Interest Payment Date (or, as the case may be, the issuance date, in respect of the first Interest Payment Date), to (but excluding) the immediately following Interest Payment Date (or any redemption date, the Scheduled Maturity Date (as defined below) or the Final Payment Date (as defined below)) as an “Interest Period.”

If any Interest Payment Date, any redemption date, the Scheduled Maturity Date or the Final Payment Date of the Subordinated Notes falls on a day that is not a Business Day, we will make any required payment on the next succeeding Business Day, and no additional interest will accrue in respect of any payment made on such next succeeding Business Day. In the event that a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.

Interest will accrue on the Subordinated Notes from the issuance date of the Subordinated Notes until the full outstanding principal amount of such Subordinated Note is paid or duly made available for payment. Each Subordinated Note will cease to bear interest from the relevant date on which payment is due, unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which event, such principal amount will continue to bear interest at the interest rate then applicable to the principal amount of the Subordinated Notes.

We will make any required Interest Payments through the paying agent to the person in whose name such Subordinated Note is registered at the close of business 15 calendar days preceding the applicable Interest Payment Date, whether or not such day is a Business Day.

“LIBOR” for each Interest Reset Date will be determined by the Calculation Agent as follows:

LIBOR will be the offered rate for deposits in U.S. dollars for the six month period which appears on the Screen Page at approximately 11:00 a.m., London time, two “London banking days” prior to the applicable Interest Reset Date.

If this rate does not appear on the Screen Page at such time and date, the Calculation Agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by us) at approximately 11:00 a.m., London time, two London banking days prior to the applicable Interest Reset Date to prime banks in the London interbank market (or, to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by us in our sole discretion), such successor rate) for a period of six months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. If on the Interest Reset Date, LIBOR has been discontinued or is unavailable and we have determined that an industry-accepted substitute or successor rate for LIBOR has been established, we will notify the Calculation Agent in writing and the Calculation Agent will request four major banks in the London interbank market (as selected by us) to adjust such successor rate to include any necessary adjustment factor to make it comparable to a six-month interbank deposit rate. Under these circumstances, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR for that Interest Reset Date will be the average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that Interest Reset Date will be the average of the rates quoted by three major banks in New York, New York (selected by us) at approximately 11:00 a.m., New York time, two London banking days prior to the applicable Interest Reset Date for loans in U.S. dollars to leading banks for a period of six months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that if fewer than three quotations are provided as requested, for the period until the next Interest Reset Date, or if on the Interest Reset Date, LIBOR has been discontinued or is unavailable and we have determined that no industry-accepted substitute or successor rate for LIBOR has been established, LIBOR for that Interest Reset Date will be the last observable rate which appears on the Screen Page, as determined by the Calculation Agent.

The Calculation Agent shall not be responsible to the Company, holders of the Subordinated Notes, the trustee or any third party for any failure of the reference banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any reference bank which subsequently may be found to be incorrect or inaccurate in any way. The Calculation Agent shall have no liability to the Company, holders of the Subordinated Notes, the trustee or to any third party as a result of losses suffered due to the lack of an applicable rate of interest or the use of a substitute or successor rate.

Notwithstanding any other provision of this section “—Interest Payment Dates”, no substitute or successor rate will be adopted, nor will any other amendment to the terms of any series of Subordinated Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Subordinated Notes as tier 2 basic own funds of the Group or otherwise result in a violation of the then applicable Capital Adequacy Regulations.

A “London banking day” is any day, other than a Saturday or Sunday, in which dealings in U.S. dollar deposits are transacted in the London interbank market.

“Interest Reset Date” means the first day of each applicable Interest Period, commencing on                     , 2028.

“Screen Page” means Reuters Page LIBOR01 (or such other screen page of Reuters or such other information service which is the successor to Reuters Page LIBOR01 for the purpose of displaying such rates).

Determination of Interest Rate and Aggregate Interest Amounts

The Calculation Agent will, upon the determination of each interest rate as described herein, calculate the aggregate Interest Amount and cause the interest rate and the aggregate Interest Amount payable in respect of an Interest Period to be notified to us, the trustee and the New York Stock Exchange.

All calculations made by the Calculation Agent in the absence of willful misconduct or manifest error will be conclusive for all purposes and binding on us and the holders of Subordinated Notes. We may appoint a successor Calculation Agent at any time at our discretion.

Interest on the Subordinated Notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, April 11, 2028 and thereafter on the basis of a 360-day year and the actual number of days elapsed in the Interest Period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one half cent being rounded upward. The interest rate on the Subordinated Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Agreement with Respect to LIBOR

By its acquisition of the Subordinated Notes, each holder of Subordinated Notes (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by the Calculation

Agent’s or our determination of LIBOR and any adjustment factors applied thereto, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder.

By its acquisition of the Subordinated Notes, each holder of Subordinated Notes (which, for these purposes, includes each beneficial owner) also (i) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the Calculation Agent for, agree not to initiate a suit against the trustee, the paying agent and the Calculation Agent in respect of, and agree that neither the trustee, the paying agent nor the Calculation Agent will be liable for, the determination of or the failure to determine any LIBOR (including any adjustments thereto) and any losses suffered in connection therewith, and (ii) will agree that neither the trustee, the paying agent nor the Calculation Agent will have any obligation to determine any LIBOR (including any adjustments thereto), including in the event of any failure by us to determine any LIBOR.

DEFERRAL OF INTEREST PAYMENTS

We will make Interest Payments on the relevant Interest Payment Dates, subject to and in accordance with the provisions contained herein. Subject to the provisions of “—Mandatory Interest Payments,” below, we must or may defer an Interest Payment in the following circumstances:

Optional Deferral of Interest

Subject to the provisions of “—Required Deferral of Interest” and “—Mandatory Interest Payments,” we may in respect of any Interest Payment that would, in the absence of deferral in accordance with the provisions of “—Deferral of Interest Payments,” be due and payable, defer all or part of such Interest Payment by giving written notice to the trustee, paying agent and the holders of the Subordinated Notes not less than 10 Business Days prior to the relevant Interest Payment Date.

Required Deferral of Interest

If any Interest Payment is due to be made on a Required Interest Deferral Date, then we will defer such Interest Payment (and payment of any Arrears of Interest, as defined below), and we will not have any obligation to make all or part of such Interest Payment (or any payment of Arrears of Interest). We will notify the trustee, the paying agent and the holders of the Subordinated Notes not less than five Business Days prior to an Interest Payment Date (or as soon as reasonably practicable if a Mandatory Deferral Event occurs less than five Business Days prior to an Interest Payment Date) if a Mandatory Deferral Event has occurred and is continuing on such Interest Payment Date or the payment of such interest would itself cause a Mandatory Deferral Event.

Mandatory Interest Payments

Interest Payments (and any Arrears of Interest) will become mandatorily due and payable on a Mandatory Interest Payment Date. A “Mandatory Interest Payment Date” means an Interest Payment Date if during a period of six months prior to such Interest Payment Date a Mandatory Interest Payment Event has occurred; provided, however, that if a Mandatory Deferral Event occurred during the Interest Period immediately preceding such Interest Payment Date, such Interest Payment Date will only be a Mandatory Interest Payment Date if such Mandatory Interest Payment Event occurred after the relevant Mandatory Deferral Event, as applicable, and such Mandatory Deferral Event has ceased to exist on such Interest Payment Date.

Arrears of Interest

Any unpaid interest will as long as it remains unpaid constitute arrears of interest (“Arrears of Interest”).

Subject to the prior approval of our Supervisory Authority to the extent required pursuant to the then applicable Capital Adequacy Regulations in order for the Subordinated Notes to qualify as at least tier 2 basic own funds of the Group, Arrears of Interest may, at our option be paid in whole or in part at any time; provided, however, that no Mandatory Deferral Event has occurred and is continuing at the time of such payment.

Subject to the provisions of “—Non-Payment When Due; Limitation of Remedies,” all Arrears of Interest in respect of all Subordinated Notes for the time being outstanding will become due and payable in full on the Arrears of Interest Satisfaction Date. An “Arrears of Interest Satisfaction Date” shall mean the date that is the earliest of:

(a)	the first succeeding Mandatory Interest Payment Date, provided that no Mandatory Deferral Event has occurred and is continuing at the time of such payment (nor would the payment itself cause a Mandatory Deferral Event);

(b)	the date of any redemption or substitution of the Subordinated Notes in accordance with “—Maturity, Redemption, Substitution, Variation and Purchases”, provided that no Mandatory Deferral Event has occurred and is continuing at the time of such payment (nor would the payment itself cause a Mandatory Deferral Event); and

(c)	the date upon which an order is made or an effective resolution is passed for our Winding Up.

Any Interest Payment deferred by us in accordance with the provisions of “Deferral of Interest Payments” will be at our disposal for our discretionary use.

STATUS

Status and Subordination of the Subordinated Notes

The obligations represented by the Subordinated Notes will be our unsecured obligations ranking equally without any preference among themselves and will, in the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us (faillissement, vereffening na ontbinding, surseance van betaling or noodregeling) be subordinated in right of payment to the prior payment in full of all of our Senior Debt, present and future, but will rank senior to all our classes of share capital and to any Junior Subordinated Indebtedness.

By virtue of the above subordination:

(a)    all payments to holders of Subordinated Notes will, in the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us (faillissement, vereffening na ontbinding, surseance van betaling or noodregeling), only be made after all Senior Debt admissible in any such bankruptcy, winding up, moratorium or emergency regulations being applied to us (faillissement, vereffening na ontbinding, surseance van betaling or noodregeling) has been satisfied in full following which the obligations in respect of the Subordinated Notes will rank at least equally with all other Subordinated Indebtedness; and

(b)    our creditors who are not holders of Senior Debt may, subject to any subordination provisions that may be applicable to such creditors, recover more, ratably, than holders of the Subordinated Notes.

If at any time an order is made, or an effective resolution is passed, for our Winding Up holders of the Subordinated Notes will, in respect of each Subordinated Note held, be entitled to a Winding-Up Claim, which Winding-Up Claim will rank as described above.

Waiver of Set-off

By purchasing Subordinated Notes, you and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Notes or the Indenture (or between our obligations regarding the Subordinated Notes and any liability owed by a holder or the trustee to us) that you or the trustee might otherwise have against us. Each holder will, by virtue of holding any Subordinated Note, be deemed to have waived any such right of set-off.

MATURITY, REDEMPTION, SUBSTITUTION, VARIATION AND PURCHASES

Payment at Maturity

Subject to the provisions of “—Non-Payment When Due; Limitation of Remedies,” the scheduled maturity date of the Subordinated Notes is April 11, 2048 (the “Scheduled Maturity Date”). Unless previously redeemed, or purchased and cancelled, and subject to the provisions of “—Condition for Redemption or Purchase of Subordinated Notes” below, the Subordinated Notes will be repaid on the Scheduled Maturity Date at their Base Redemption Price.

The holders of the Subordinated Notes have no right to call for the redemption of the Subordinated Notes at any time. The holders’ right to receive payment on the Scheduled Maturity Date will be subject to the conditions on payment of the Base Redemption Price set forth in “—Condition for Redemption or Purchase of Subordinated Notes” below.

Redemption upon Certain Events

(a)	Early Redemption for Tax reasons (Tax Call)

Subject to compliance with the requirements described under “ —Condition for Redemption or Purchase of Subordinated Notes”, we may redeem the Subordinated Notes under the circumstances described below. If, as a result of any change in the laws or regulations of the Netherlands or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations that becomes effective on or after the date of issuance of the Subordinated Notes (a “Change in Law”):

(1)    we would be required to pay Additional Amounts as set forth under “—Taxation; Additional Amounts” or

(2)     other than as a result of an Excluded Change (as defined below), there is more than an insubstantial risk that we would not obtain full or substantially full deductibility for the purposes of Dutch corporation tax for any payment of interest, and we cannot avoid this risk or the requirement to pay Additional Amounts by taking reasonable measures (each such event, a Tax Event), and the occurrence of a Tax Event is evidenced by the delivery by us to the trustee of a certificate signed by an authorized officer of us stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to Dutch tax matters to the effect that a Tax Event has occurred and is continuing, we may, at our option, subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, and having given notice in accordance with “—Notice of Redemption” below, redeem the Subordinated Notes in whole (but not in part), at their Base Redemption Price.

“Excluded Change” means the codification in Dutch law of a “thin-capitalization” rule for insurers that is substantially similar to the policy intentions described in item N151 on page 67 of the Coalition Agreement of the (then) proposed Dutch Government (Regeerakkoord) 2017-2021 published on October 10, 2017.

(b)	Optional Early Redemption (Call)

We may, subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, and having given notice in accordance with “—Notice of Redemption” below, redeem the Subordinated Notes in whole (but not in part) at our option on April 11, 2028, or on any Interest Payment Date thereafter, at their Base Redemption Price.

(c)	Redemption of the Subordinated Notes for Regulatory Reasons (Regulatory Call)

If a Capital Disqualification Event has occurred, then, subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations, we may, having given notice in accordance with “—Notice of Redemption” below, redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Prior to the publication of any notice of redemption pursuant to “—Redemption of the Subordinated Notes for Regulatory Reasons (Regulatory Call)” we will deliver to the trustee a certificate signed by one or more members of our Executive Board stating that a Capital Disqualification Event has occurred and is continuing as of the date of such certificate.

(d)	Redemption of the Subordinated Notes for Rating Reasons (Rating Call)

If after the issuance date of the Subordinated Notes, we determine that a Rating Methodology Event has occurred with respect to the Subordinated Notes, we may, subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations and having given notice in accordance with —Notice of Redemption below, redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

Prior to the publication of any notice of redemption pursuant to “—Redemption of the Subordinated Notes for Rating Reasons (Rating Call),” we will deliver to the trustee a certificate signed by one or more members of our Executive Board stating that a Rating Methodology Event has occurred and is continuing as of the date of such certificate.

(e)	Substitution and Variation of the Subordinated Notes

If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then we may (without any requirement for the consent or approval of the holders of Subordinated Notes), having given not less than seven days’ written notice to the trustee, the paying agent and the holders of the Subordinated Notes (which notice will be irrevocable), at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Qualifying Securities.

Upon the expiry of such notice, we will either vary the terms of, or substitute, the Subordinated Notes in accordance with this “—Substitution and Variation of the Subordinated Notes” as the case may be.

In addition, any substitution or variation is subject to (a) in respect of substitution only, all Interest Amounts, including Arrears of Interest, and any other amount payable under the Subordinated Notes that in each case has accrued to holders of the Subordinated Notes and has not been paid, being satisfied in full on or prior to the date thereof, (b) so long as we are subject to then applicable Capital Adequacy Regulations, the prior approval of our Supervisory Authority if required under the then applicable Capital Adequacy Regulations and compliance with the then applicable Capital Adequacy Regulations, (c) the substitution or variation not itself giving rise to a negative change in any published rating of the Subordinated Notes in effect at such time as confirmed in writing by any solicited rating organizations that have given such published rating of the

Subordinated Notes immediately prior to such substitution or variation, (d) the substitution or variation not triggering the right on our part to redeem the Subordinated Notes pursuant to “—Early Redemption for Tax Reasons”, “—Redemption of the Subordinated Notes for Regulatory Reasons (Regulatory Call)” or “—Redemption of the Subordinated Notes for Rating Reasons (Rating Call)” and (e) certification by us, represented by at least one member of the Executive Board, that the securities to be offered in substitution for the Subordinated Notes or the terms of the Subordinated Notes as so varied are Qualifying Securities and that the conditions set out above have been complied with, which certificate will be delivered to the trustee prior to the substitution or variation of the Subordinated Notes and upon which certificate the trustee will be entitled to rely absolutely without liability to any person.

In connection with any substitution or variation as described above, we will comply with applicable regulatory and legal requirements, including the Trust Indenture Act, and the rules of any stock exchange or other relevant authority on which the Subordinated Notes are then listed or admitted to trading.

Condition for Redemption or Purchase of Subordinated Notes

Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by us (in the open market or otherwise) provided that (a) no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption or purchase, (b) such redemption or purchase would not itself cause a Mandatory Deferral Event and (c) as long as enforced by our Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption or purchase, or in each case, as otherwise permitted by our Supervisory Authority, and subject to our having received the prior approval of our Supervisory Authority if required pursuant to the then applicable Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group. If on the relevant date for redemption (a) a Mandatory Deferral Event has occurred and is continuing, (b) a redemption would itself cause a Mandatory Deferral Event or (c) an Insolvent Insurer Liquidation has occurred and is continuing, then the Subordinated Notes may only be redeemed on any day thereafter on which no Mandatory Deferral Event is continuing, the redemption would itself not cause a Mandatory Deferral Event and no Insolvent Insurer Liquidation is continuing or the applicable condition has been waived by our Supervisory Authority (any such date, the “Final Payment Date”).

If a purchase in accordance with “—Purchases” or redemption of the Subordinated Notes in accordance with “—Early Redemption for Tax Reasons”, “—Redemption of the Subordinated Notes for Regulatory Reasons (Regulatory Call)” or “—Redemption of the Subordinated Notes for Rating Reasons (Rating Call)” is to occur before April 11, 2023, any such purchase or redemption will only be made (i) in compliance with the then applicable Capital Adequacy Regulations and (ii) on the condition that the Subordinated Notes are exchanged for, or redeemed out of the proceeds of a new issue of, capital of the same or higher quality, provided that this condition will not apply if the then applicable Capital Adequacy Regulations do not require such redemption to be so funded (on the basis that the Subordinated Notes are intended to qualify as at least tier 2 basic own funds, on a Group basis). A certificate by us, represented by at least one member of the Executive Board, delivered to the trustee confirming such compliance will be conclusive evidence of such compliance and upon which certificate the trustee will be entitled to rely absolutely without liability to any person.

Any payment of principal deferred by us in accordance with the provisions of this paragraph “—Condition for Redemption or Purchase of Subordinated Notes” will be at our disposal.

Notice of Redemption

Before we may redeem the Subordinated Notes prior to the Scheduled Maturity Date as described herein, we must give not less than 30 nor more than 60 days’ notice before the applicable redemption date to the trustee, the paying agent and holders of the Subordinated Notes. Subject to the provisions of “—Redemption and Purchase of Subordinated Notes” above (including “—Condition for Redemption or Purchase of Subordinated Notes”), any

notice of redemption is irrevocable and must be given in accordance with the terms of the Indenture, except that the exercise of the Dutch Bail-in Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no Subordinated Notes shall be redeemed and no payment in respect of the Subordinated Notes shall be due and payable.

Purchases

Subject to the provisions of “—Condition for Redemption and Purchase of Subordinated Notes” above and subject to our first obtaining any required approval of our Supervisory Authority, we may at any time purchase in the open market or otherwise Subordinated Notes in any manner and at any price. Purchased Subordinated Notes may be held, resold or, at our option, cancelled, as described below under “—Cancellation.”

Cancellation

Cancellation of any Subordinated Notes so redeemed or repaid by us will be effected by reducing the principal amount of the Global Securities, and any Subordinated Notes so cancelled may not be reissued or resold and our obligations in respect of any such cancelled Subordinated Notes will be discharged.

AGREEMENT AND ACKNOWLEDGMENT WITH RESPECT TO THE EXERCISE OF DUTCH BAIL-IN POWER

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the Subordinated Notes, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein acknowledges, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the Subordinated Notes or any expropriation of the Subordinated Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the Subordinated Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Subordinated Notes for a temporary period.

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions, investment firms, insurance companies, holding companies of insurance companies and/or financial conglomerates incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution, investment firm, insurance company, holding company of an insurance company or financial conglomerate or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the Subordinated Notes shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the Subordinated Notes and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such Subordinated Notes.

We shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any Subordinated Notes by the relevant resolution authority for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of Subordinated Notes, each holder of Subordinated Notes acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such Subordinated Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the Subordinated Notes either under the terms of the Subordinated Notes or under Section 512 (Control by Holders) of the Indenture, as applicable and (b) neither the Indenture nor the Subordinated Notes shall impose any duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the Subordinated Notes have given a direction to the trustee pursuant to the relevant sections of the Indenture, prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the Subordinated Notes), then the trustee’s duties under the Indenture shall remain applicable with respect to such Subordinated Notes following such completion to the extent required by the Trust Indenture Act that we and the trustee shall agree pursuant to an amendment to the Indenture or a written instrument.

By acquiring any Subordinated Notes, each holder of Subordinated Notes shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to such Subordinated Notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to such Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to any Subordinated Notes will not be a default or a Winding Up under the Indenture.

Subsequent Holders’ Agreement

Holders of Subordinated Notes that acquire such Subordinated Notes in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the accompanying prospectus to the same extent as the holders of such Subordinated Notes that acquire Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Subordinated Notes, including in relation to Dutch Bail-in Power.

PAYMENTS ON THE GLOBAL SECURITIES

Method of Payment

Payments of any amounts in respect of any Global Securities will be made by Citibank, N.A., in its capacity as paying agent, to DTC. Any such payments of interest and certain other payments on or in respect of the Subordinated Notes will be in U.S. dollars. Payments will be made to beneficial owners of the Subordinated Notes in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream, Luxembourg and any beneficial owner of an interest in the Global Securities, or the failure of DTC, Euroclear or Clearstream, Luxembourg or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

For more information about holding Subordinated Notes in global book-entry form please see “Description of Debt Securities—Global Securities” in the accompanying prospectus.

Payments Subject to Tax Laws

All payments made in respect of the Subordinated Notes will be subject, in all cases, to any tax or other laws and regulations applicable thereto in the place of payment, but this will not affect our obligation to pay Additional Amounts as described herein under “—Taxation; Additional Amounts.”

NON-PAYMENT WHEN DUE; LIMITATION OF REMEDIES

The Events of Default and rights to accelerate described, and certain remedies provided for, in the accompanying prospectus under “Description of Debt Securities—Events of Default” do not apply to the Subordinated Notes. The only remedies are as provided below.

(a)    Our Winding-Up will be an acceleration event in relation to the Subordinated Notes. In the event of our Winding-Up, the trustee or the holders of not less than 25% in principal amount of the Subordinated Notes then outstanding may declare due and payable the principal amount of all the Subordinated Notes and all interest then accrued thereon, if any, (including any Arrears of Interest), by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such amount will become immediately due and payable.

(b)    A “Non-Payment Event” will occur with respect to the Subordinated Notes only if we do not elect to defer an Interest Payment, we are not obliged to defer an Interest Payment due to a Mandatory Deferral Event or are not required to postpone the payment of principal due to any of the requirements not being satisfied under “—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes,” and nevertheless fail to pay or set aside for payment the amount due to satisfy, when due, any such payment of principal or Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest), and such failure continues for 14 days. In no event will any non-payment of interest or principal due to the exercise of any Dutch Bail-in Power by the relevant resolution authority be deemed a Non-Payment Event. Holders of the Subordinated Notes have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that we do not timely elect to defer or are not obliged to defer, or any payment of principal that we are not required to postpone, and such right may not be impaired without the consent of the holder. The trustee may not, however, in the case of a Non-Payment Event in respect of an Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest) declare the principal amount of any outstanding Subordinated Note to be due and payable.

(c)    Subject to the provisions of this section, the trustee may at its discretion and without further notice institute such proceedings against us as it may think fit to enforce any term or condition binding on us under the Indenture and the Subordinated Notes (other than for the payment of any principal or satisfaction of any Interest Payments in respect of the Subordinated Notes); provided that we will not by virtue of the institution of any such proceedings be obligated to pay any sum or sums, in cash or otherwise, sooner than we would otherwise have been obligated to pay.

(d)    The trustee will not be bound to take any of the foregoing actions against us to enforce the terms of the Indenture or the Subordinated Notes unless (i) it will have been so requested by an extraordinary resolution or in writing by the holders of at least 25% in principal amount of the Subordinated Notes then outstanding and (ii) it will have been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request.

TAXATION; ADDITIONAL AMOUNTS

All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Subordinated Notes will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the government of a jurisdiction in which a successor to us is organized (a “Successor Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, subject to our right to elect to defer or any obligation to defer any Interest Payment, we will pay such additional amounts, which we refer to as Additional Amounts, as may be necessary in order that the net amounts receivable by the holder of any Subordinated Note after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts will be payable in relation to any payment in respect of any Subordinated Note presented for payment:

(a)    by or on behalf of, a holder of a Subordinated Note who is liable for such taxes, duties, assessments or governmental charges in respect of such Subordinated Note by reason of his having some connection with the Netherlands or a Successor Jurisdiction, as applicable, by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such Subordinated Note;

(b)    (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(c)    in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

(d)    in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the holder or beneficial owner of a Subordinated Note if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(e)    by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent;

(f)    in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, (the Code, any regulations or agreements thereunder, and official interpretations thereof or any law implementing an intergovernmental approach thereto (FATCA)); or

(g)    by or on behalf of, a holder of a Subordinated Note who is liable for such taxes, duties, assessments or governmental charges due to being a (deemed) tax resident of, or otherwise being connected to, a low-tax jurisdiction for purposes of any Dutch tax law codified pursuant to the policy intentions described in item N151 on page 67 of the Coalition Agreement of the (then) proposed Dutch Government (Regeerakkoord) 2017 – 2021 published on October 10, 2017.

In the absence of definitive guidance as to whether the withholding or deduction of such taxes, duties, assessments or governmental charges is required by any Dutch tax law referred to in (g) above, by reason of a certain tax jurisdiction having to be or being considered a low-tax jurisdiction, the term low-tax jurisdiction will be interpreted in our reasonable judgment, in accordance with the relevant statutory language, any implementing regulations, any interpretative guidance provided by the relevant authorities and any other sources generally accepted, or relied on, for the purpose of interpreting Dutch tax law at the time of the actual payment.

If we become subject at any time to any taxing jurisdiction other than or in addition to The Netherlands, references herein to The Netherlands will be read and construed as references to The Netherlands and/or to such other jurisdiction.

Whenever we refer in this prospectus supplement or the accompanying prospectus to principal, redemption amount and/or interest, we intend to include any Additional Amounts that may become payable pursuant to the terms of the Indenture as described above.

TRADING CHARACTERISTICS

We will apply to list the Subordinated Notes on the New York Stock Exchange. We expect the Subordinated Notes to trade as individual units at a trading price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Subordinated Notes that has not been included in their trading price.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

General

The Subordinated Notes will initially be represented by one or more Global Securities in registered form, without coupons attached. They will be deposited with or on behalf of DTC or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the Subordinated Notes are exchanged for definitive securities, the Global Securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

The Subordinated Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Subordinated Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Subordinated Notes will receive all payments in respect of their Subordinated Notes in U.S. dollars.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as DTC, or its nominee, is the holder of the Global Securities, it will be considered the sole holder of the Global Securities for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Subordinated Notes registered in its name, receive or be entitled to receive physical delivery of the Subordinated Notes in definitive form or be considered the owner or holder of the Subordinated Notes under the Indenture. Each person having an ownership or other interest in the Subordinated Notes must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg, and, if a person is not a participant or another securities intermediary through which that person owns its interest, exercise any rights and obligations of a holder under the Indenture or the Subordinated Notes. See also “Description of Debt Securities—Global Securities” in the accompanying prospectus.

For more information about DTC, Euroclear and Clearstream, Luxembourg, see “Description of Debt Securities—Global Securities” in the accompanying prospectus.

ISSUANCE OF DEFINITIVE SECURITIES

So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive securities unless:

•	DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry Subordinated Notes, or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934, as amended, within 120 days; or

•	at any time we determine in our sole discretion that the global securities representing the Subordinated Notes should be exchanged for definitive Subordinated Notes in registered form.

Each person having an ownership or other interest in the Subordinated Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

Definitive securities will be issued in registered form only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered, as it appears in the register. Payments will be made in respect of the Subordinated Notes by transfer to the holder’s account in New York.

If we issue definitive securities in exchange for Global Securities, DTC, as holder of the Global Securities, will surrender them against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons in the amounts that DTC specifies.

If definitive securities are issued in the limited circumstances described above, those definitive securities may be transferred in whole or in part in, denominations of $200,000 and in integral multiples of $1,000 in excess thereof, upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see “Description of Debt Securities—Form, Exchange and Transfer” in the accompanying prospectus.

FURTHER ISSUES OF SECURITIES

We may from time to time, without the consent of the holders of the Subordinated Notes, create and issue further subordinated notes ranking equally in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further subordinated notes) and so that the further issuance of subordinated notes will be consolidated and form a single series with the outstanding Subordinated Notes; provided that any further subordinated notes that are not fungible with the Subordinated Notes for U.S. federal income tax purposes will have a unique CUSIP and any other identifying number assigned to such further subordinated notes. Any further issuance of subordinated notes will be issued pursuant to an additional supplemental indenture.

THE TRUSTEE

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. The trustee and its affiliates also perform certain commercial and investment banking services for us, for which they receive customary fees, and may serve as trustee pursuant to indentures and other instruments entered into by us or trusts established by us in connection with future issues of securities.

The Indenture contains provisions for the indemnification of the trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The trustee is entitled to enter into business transactions with us, without accounting for any profit resulting therefrom.

GOVERNING LAW

The Subordinated Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination and waiver of set-off provisions of the Subordinated Notes and the Indenture, including as described above under “Status and Subordination of the Subordinated Notes” and “Set-off” will be governed by and construed in accordance with the laws of the Netherlands.

GLOSSARY

Certain defined terms that are used in this prospectus supplement are defined in the following glossary. Terms used in the description of our Subordinated Notes which are not defined herein are defined in the accompanying prospectus or in the Indenture.

“Additional Amounts” has the meaning set forth under “—Taxation; Additional Amounts.”

“Arrears of Interest” means any Interest Payment, or part thereof, that has been deferred in accordance with ”—Optional Deferral of Interest” or “—Required Deferral of Interest” and has not subsequently been satisfied.

“Base Redemption Price” means, in respect of any date fixed for redemption of the Subordinated Notes or the Scheduled Maturity Date, the aggregate principal amount of the Subordinated Notes, together with any accrued but unpaid interest to (but excluding) such date fixed for redemption or the Scheduled Maturity Date and any Arrears of Interest.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday, that is not a day on which banking institutions in New York and Amsterdam are authorized or obligated by law, regulation or executive order to close, on which foreign exchange markets are open for general business in New York and Amsterdam.

“Calculation Agent” means Citibank, N.A., or any other successor appointed by us, acting as calculation agent.

“Capital Adequacy Event” means that (i) in respect of Interest Payments and payments of principal, the amount of eligible ‘own funds’ (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations) of Aegon N.V. on a Group basis to cover the Solvency Capital Requirement or the Minimum Capital Requirement of Aegon N.V. on a Group basis is, or as a result of an Interest Payment or a payment of principal would become, not sufficient to cover such Solvency Capital Requirement or Minimum Capital Requirement or (ii) (if required or applicable in order for the Subordinated Notes to qualify as regulatory capital of Aegon N.V. on a Group basis under the then applicable Capital Adequacy Regulations from time to time) our Supervisory Authority has notified Aegon N.V. that it has determined, in view of the financial and/or solvency condition of Aegon N.V. on a Group basis, that in accordance with the applicable Capital Adequacy Regulations at such time Aegon N.V. must take specified action in relation to deferral of payments of principal and/or interest under the Subordinated Notes.

“Capital Adequacy Regulations” means (i) the solvency margin, capital adequacy regulations or any other regulatory capital rules, including those which set out the requirements on own funds, applicable to Aegon N.V. or the Group from time to time pursuant to Dutch law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations) and/or (ii) regulatory rules relating to the technical provisions and/or statutory liquidity requirements or any other capital adequacy regulations pursuant to Dutch law and/or the laws of any other relevant jurisdiction, each as applied and construed by our Supervisory Authority and applicable to Aegon N.V. or the Group from time to time.

“Capital Disqualification Event” means that as a result of any change in the then applicable Capital Adequacy Regulations (or an official application or interpretation of those rules and regulations) on or after the issuance date of the Subordinated Notes, the Subordinated Notes cease to be capable of qualifying, in whole or in part as at least tier 2 basic own funds, on a Group basis, except where such non-qualification is only as a result of any applicable limitation on the amount of such capital.

“DTC” means The Depository Trust Company.

“Dutch Bail-in Power” has the meaning set forth under “—Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-In Power.”

“Executive Board” means the executive board of Aegon N.V.

“Final Payment Date” has the meaning set forth under “—Maturity, Redemption, Substitution, Variation and Purchases—Condition for Redemption or Purchase of Subordinated Notes.”

“Global Securities” has the meaning set forth under “The Offering.”

“Group” means Aegon N.V. and all of its consolidated subsidiaries and Undertakings, as reflected in the primary consolidated financial statements of Aegon N.V.

“Group Insurance Undertaking” means an insurance undertaking or a reinsurance undertaking of the Group.

“Indebtedness” means all indebtedness for money borrowed that is created, assumed, incurred or guaranteed in any manner or for which we are otherwise responsible or liable.

“Indenture” has the meaning set forth under “Description of the Subordinated Notes.”

“Insolvent Insurer Liquidation” means a liquidation of any Group Insurance Undertaking that is not a Solvent Insurer Liquidation.

“insurance undertaking” means a direct life or non-life insurance undertaking that has received authorization in accordance with Article 14 of the Solvency II Directive, as implemented in the relevant EU member state.

“Interest Amount” means:

•	in respect of an Interest Payment Date, the amount of interest payable on a Subordinated Note for the relevant Interest Period; and

•	in the event of redemption due to our optional early redemption, a Tax Event, a Capital Disqualification Event or a Rating Methodology Event or a payment on the Final Payment Date, any interest accrued in the period from (and including) the immediately preceding Interest Payment Date (or, if none, the issuance date of the Subordinated Notes) to (but excluding) the due date for such redemption, or the Final Payment Date, and, if not an Interest Payment Date, as calculated (a) in the case of the fixed interest rate, on a 30/360 day basis, but not including the date of such payment and (b) in the case of the floating interest rate, on the basis of a 360-day year and the actual number of days elapsed in the relevant Interest Period, but not including the date of payment.

“Interest Payment” means (1) in respect of an Interest Payment Date, the aggregate Interest Amount for the Interest Period ending on such Interest Payment Date and (2) in respect of a payment on any other date on which an Interest Amount is payable, the aggregate Interest Amount for the relevant period.

“Interest Payment Date” has the meaning set forth under “—Interest—Interest Payment Dates.”

“Interest Period” has the meaning set forth under “—Interest—Interest Payment Dates.”

“IRS” means the U.S. Internal Revenue Service.

“Junior Subordinated Indebtedness” means any Subordinated Indebtedness that ranks or is expressed to rank junior to the Subordinated Notes, including but not limited to, our EUR 200,000,000 Fixed Rate Perpetual Capital Securities issued on 21 July 2006 (ISIN: NL0000168466), $500,000,000 6.50% Perpetual Capital Securities issued on 23 November 2005 (ISIN: NL0000062420), $250,000,000 Floating Rate Perpetual Capital Securities issued on 23 November 2005 (ISIN: NL0000062438), USD 1,000,000,000 6.375% Perpetual Capital Securities issued on 1 June 2005 (ISIN: NL0000021541), Euro 950,000,000 Perpetual Capital Securities issued on 15 July 2004 and 15 October 2004 (ISIN: NL0000116150) and USD 500,000,000 Perpetual Capital Securities issued on 15 July 2004 and 15 October 2004 (ISIN: NL0000116168).

“Mandatory Deferral Event” means that:

(a)    we determine that we are not or, on the relevant date on which an Interest Payment or a payment of principal would be made after taking into account amounts payable on that date on the Subordinated Notes, will not be Solvent; or

(b)    a Capital Adequacy Event has occurred and continues to exist or an Interest Payment or a payment of principal on the relevant date would cause a Capital Adequacy Event and a deferral of Interest Payments and/or payment of principal is required under the then Applicable Capital Adequacy Regulations, provided, however, that the occurrence of (b) above will not constitute a Mandatory Deferral Event:

(1)    in respect of Interest Payments or Arrears of Interest, if:

(i)    our Supervisory Authority has exceptionally waived the deferral of such Interest Payment and/or payment of Arrears of Interest;

(ii)    paying the Interest Payment and/or Arrears of Interest does not further weaken our solvency position as determined in accordance with the then applicable Capital Adequacy Regulations; and

(iii)    the Minimum Capital Requirement will be complied with immediately after the Interest Payment and/or payment of Arrears of Interest is made;

(2)    in respect of payments of principal, if:

(i)    our Supervisory Authority has exceptionally waived the deferral of such principal payment;

(ii)    the Subordinated Notes are exchanged for or converted into another tier 1 or tier 2 basic own-fund of at least the same quality; and

(iii)    the Minimum Capital Requirement will be complied with immediately after the principal payment is made.

“Mandatory Interest Payment Event” means any of the following events:

(a)    a dividend (including any distribution from reserves) was declared payable in the general meeting of our shareholders, paid or made in respect of any common shares of Aegon N.V.; or

(b)    we have repurchased or otherwise acquired any common shares in our own capital (other than shares repurchased or otherwise acquired by us, to the extent relevant, to reduce our capital, in the context of our own buy-back program, if any, under any equity derivative hedge structure or transaction, under any hedging of stock options program or any other compensation benefit program, if any, in connection with financial restructurings, mergers, acquisitions, split-offs, divestments or similar corporate transactions).

“Minimum Capital Requirement” means, when method 1 is applied, the minimum consolidated group Solvency Capital Requirement as referred to in the second subparagraph of article 230(2) of the Solvency II Directive or, in the case a combination of method 1 and 2 is used, the minimum consolidated group Solvency Capital Requirement as referred to in article 341 of the Solvency II Delegated Regulation (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations).

“Policyholder Claims” means claims of policyholders in a liquidation of a Group Insurance Undertaking to the extent that those claims relate to any debt to which the Group Insurance Undertaking is, or may become, liable to a policyholder pursuant to a contract of insurance.

“Qualifying Securities” means securities issued directly or indirectly by us that have terms that are not materially less favorable to an investor than the terms of the Subordinated Notes (as reasonably determined by us in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject and provided that a certification to such effect of a duly authorized person of ours, will have been delivered to the trustee prior to the issuance of the relevant securities or them otherwise becoming our obligations), provided that such securities (1) contain terms such that they comply with the then current requirements of our Supervisory Authority in relation to tier 2 basic own funds, (2) include terms that provide for at least the same interest rate from time to time applying to the Subordinated Notes, and (3) rank at least pari passu with the Subordinated Notes.

“Rating Methodology Event” will be deemed to occur upon a change in the methodology of a Rating Agency (or in the interpretation of such methodology) as a result of which the equity content previously assigned by such Rating Agency to the Subordinated Notes is, in our reasonable opinion, materially reduced when compared to the equity content assigned by such Rating Agency at the issuance date of the Subordinated Notes.

“Rating Agency” means S&P Global Ratings, Moody’s Investors Service, Fitch Rating or any of their affiliates, or any successor.

“reinsurance undertaking” means an undertaking that has received authorization to pursue reinsurance activities in accordance with Article 14 of the Solvency II Directive, as implemented in the relevant EU member state.

“Relevant Date” means:

•	in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the paying agent on or prior to such date, the “Relevant Date” means the date on which such monies will have been so received and notice to that effect will have been given to the holders of the Subordinated Notes in accordance with the terms of the Indenture.

•	in respect of a Winding-Up Claim, the date that is one day prior to the commencement of our Winding Up, or the date that is one day prior to the date of redemption of the Subordinated Notes, as applicable.

“Required Interest Deferral Date” means each Interest Payment Date in respect of which (i) a Mandatory Deferral Event has occurred and is continuing on such Interest Payment Date, or (ii) the payment of such interest would itself cause a Mandatory Deferral Event.

“Senior Creditors” means all our present and future unsubordinated and unsecured creditors.

“Senior Debt” means the principal of and premium, if any, and interest on any of our Indebtedness currently outstanding or to be issued hereafter unless such Indebtedness, by the terms of the note by which it is created or evidenced, is not senior in right of payment to the Subordinated Notes. Our outstanding Subordinated Indebtedness will not be considered Senior Debt.

“Solvency II” means the Solvency II Directive and any additional measures adopted to give effect to the Solvency II Directive (for the avoidance of doubt, whether implemented by way of regulation, directives or otherwise).

“Solvency II Delegated Regulation” means Commission Delegated Regulation (EU) 2015/35 of October 10, 2014 supplementing the Solvency II Directive, as amended from time to time.

“Solvency II Directive” means Directive 2009/138/EC of the European Union of November 25, 2009 as implemented in the Netherlands and the implementing measures by the European Commission thereunder, as amended from time to time.

“Solvency Capital Requirement” means the Group Solvency Capital Requirement as referred to in the Solvency II Directive (or any equivalent terminology employed by the then applicable Capital Adequacy Regulations).

“Solvent” means we are (i) able to pay our debts to Senior Creditors as they fall due and (ii) our assets exceed our liabilities (other than our liabilities to persons who are not Senior Creditors). For these purposes, “assets” refers to the non-consolidated gross assets of Aegon N.V. and “liabilities” means the non-consolidated gross liabilities of Aegon N.V., in each case as shown by the then latest published audited balance sheet of Aegon N.V., but adjusted for contingencies and for subsequent events in such manner and to such extent as our Executive Board, our auditors or, as the case may be, our liquidator may determine.

“Solvent Insurer Liquidation” means the liquidation of any Group Insurance Undertaking where we have determined, acting reasonably, that all Policyholder Claims of the Group Insurance Undertaking will be met.

“Subordinated Indebtedness” means any of our Indebtedness the right to payment of which is, or is expressed to be, or is required by any present or future agreement of us to be, subordinated in the event of our bankruptcy, winding up, moratorium or emergency regulations being applied to us (faillissement, vereffening na ontbinding, surseance van betaling or noodregeling).

“Successor Jurisdiction” has the meaning set forth under “—Taxation; Additional Amounts.”

“Supervisory Authority” means any relevant regulator supervising us in respect of our compliance with any applicable Capital Adequacy Regulations. The current Supervisory Authority is the Dutch Central Bank (De Nederlandsche Bank N.V., DNB).

“Undertaking” means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which we have direct or indirect financial, commercial or contractual majority interest.

“Winding Up” means our winding up (vereffening na ontbinding), bankruptcy (faillissement) or emergency regulations being applied to us (noodregeling) if that constitutes a liquidation.

“Winding-Up Claim” means, in our Winding Up, amounts in respect of the aggregate principal amount of the Subordinated Notes (whether or not yet due), together with any accrued but unpaid interest (including Arrears of Interest). A Winding-Up Claim will not bear interest.

TAXATION IN THE NETHERLANDS

The following discussion is the opinion of Allen & Overy LLP and describes the material Dutch tax consequences of the acquisition, holding, redemption and disposal of the Subordinated Notes, but does not purport to be a comprehensive description of all the Dutch tax considerations thereof that may be relevant to a decision to acquire, hold or dispose of the Subordinated Notes. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in the Subordinated Notes.

GENERAL

This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case in force as of the date of this prospectus supplement. There may be subsequent developments or amendments thereof after that date that may have retroactive effect and that could affect the tax consequences described below.

This summary does not address the Dutch corporate and individual income tax consequences for:

(a)	investment institutions (fiscale beleggingsinstellingen);

(b)	pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are not subject to or exempt from Dutch corporate income tax;

(c)	holders of the Subordinated Notes holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Aegon N.V. Generally speaking, a holder of the Subordinated Notes holds a substantial interest in Aegon N.V. if such holder, alone or, where such holder is an individual, together with his or her partner (statutorily defined term), directly or indirectly, holds, or is deemed to hold (i) an interest of 5% or more of the total issued capital of Aegon N.V. or of 5% or more of the issued capital of a certain class of shares of Aegon N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in Aegon N.V.; and

(d)	persons to whom the Subordinated Notes and the income from the Subordinated Notes are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001).

Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

WITHHOLDING TAX

All payments made by Aegon N.V. under the Subordinated Notes may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

CORPORATE AND INDIVIDUAL INCOME TAX

Residents of the Netherlands

If a holder of the Subordinated Notes is a resident or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the Subordinated Notes are attributable, income derived from the Subordinated Notes and gains realized upon the redemption, settlement or disposal of the Subordinated Notes are generally taxable in the Netherlands (at up to a maximum rate of 25%).

If an individual holder of the Subordinated Notes is a resident or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the Subordinated Notes and gains realized upon the redemption, settlement or disposal of the Subordinated Notes are taxable at the progressive rates (at up to a maximum rate of 51.95%) under the Dutch Income Tax Act 2001, if:

(a)	the holder of the Subordinated Notes is an entrepreneur (ondernemer) and has an enterprise to which the Subordinated Notes are attributable or the holder of the Subordinated Notes has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the Subordinated Notes are attributable; or

(b)	such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the Subordinated Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to the holder of the Subordinated Notes, taxable income with regard to the Subordinated Notes must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (January 1), insofar as the individual’s yield basis exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the holder of the Subordinated Notes less the fair market value of certain qualifying liabilities on January 1. The fair market value of the Subordinated Notes will be included as an asset in the individual’s yield basis. The deemed return on income from savings and investments is taxed at a rate of 30%.

Non-Residents of the Netherlands

If a holder of the Subordinated Notes is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual tax purposes, such holder is not liable to Dutch income tax in respect of income derived from the Subordinated Notes and gains realized upon the redemption, settlement or disposal of the Subordinated Notes, unless:

(a)	the holder of the Subordinated Notes is not an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Subordinated Notes are attributable; or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the Subordinated Notes are attributable.

This income is subject to Dutch corporate income tax at up to a maximum rate of 25%.

(b)	the holder of the Subordinated Notes is an individual and such holder (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Subordinated Notes are attributable; or (2) realizes income or gains with respect to the Subordinated Notes that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which include activities with respect to the Subordinated Notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the Subordinated Notes are attributable. Income derived from the Subordinated Notes as specified under (1) and (2) is subject to individual income tax at progressive rates up to a maximum rate of 51.95%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “—Residents of the Netherlands”).

GIFT AND INHERITANCE TAXES

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a Subordinated Note by way of gift by, or on the death of, a holder of a Subordinated Note, unless:

(a)	the holder of a Subordinated Note is, or is deemed to be, resident in the Netherlands for the purpose of the relevant provisions; or

(b)	the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands for the purpose of the relevant provisions.

VALUE ADDED TAX

In general, no value added tax will arise in respect of payments in consideration for the issuance of the Subordinated Notes or in respect of the cash payment made under the Subordinated Notes, or in respect of a transfer of the Subordinated Notes.

OTHER TAXES AND DUTIES

No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the Subordinated Notes.

TAXATION IN THE UNITED STATES

The following discussion is the opinion of Latham & Watkins LLP and describes the material United States federal income tax consequences of owning and disposing of the Subordinated Notes. The references to “we”, “our” or “us” in this summary are solely to the Issuer. The discussion below supersedes the discussion in the accompanying Prospectus under “Taxation in the United States”. It applies to you only if you acquire your Subordinated Notes in this offering at their “issue price” (the first price at which a substantial amount of the Subordinated Notes is sold to the public) and you hold your Subordinated Notes as capital assets for U.S. federal income tax purposes. This summary does not purport to address all U.S. federal income tax matters that may be relevant to a particular holder of the Subordinated Notes and does not address tax considerations applicable to you if you are a member of a class of holders of the Subordinated Notes subject to special rules, including:

•	a dealer or a trader in securities;

•	one of certain financial institutions;

•	a tax exempt organization;

•	an insurance company;

•	a regulated investment company;

•	a real estate investment trust;

•	a partnership, pass-through entity or a person that holds Subordinated Notes through a partnership or pass-through entity;

•	a person subject to special tax accounting rules as a result of any item of gross income with respect to the Subordinated Notes being taken into account in an applicable financial statement;

•	a person that holds Subordinated Notes as part of a straddle or a hedging or conversion transaction or other integrated transaction for U.S. federal income tax purposes; or

•	a person whose functional currency is not the U.S. dollar.

Further, this summary does not address alternative minimum tax consequences, the Medicare tax on net investment income, the effects of other U.S. federal tax laws, such as estate and gift tax laws, or any applicable state, local or non-U.S. tax laws. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect, or in some cases proposed, as of the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of the Subordinated Notes that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A non-U.S. holder is a beneficial owner of Subordinated Notes that is neither a U.S. holder nor a partnership. If a partnership owns Subordinated Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners of partnerships owning Subordinated Notes should consult their tax advisor.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the Subordinated Notes in your particular circumstances.

CLASSIFICATION OF THE SUBORDINATED NOTES

No statutory, judicial or administrative authority directly addresses the characterization of the Subordinated Notes or instruments similar to the Subordinated Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, and there is no authority directly on point, we intend to treat the Subordinated Notes as debt instruments and the following discussion assumes that such treatment will be respected.

We have the option, and under certain circumstances may be required, to defer interest payments on the Subordinated Notes, and in such case, the arrears of interest would not bear interest. In addition, starting April 11, 2028, the interest on the Subordinated Notes will change from a fixed rate to a LIBOR-based floating rate and will reset semi-annually. The existence of the deferral option or requirement and/or the change in the interest rate could potentially cause the Subordinated Notes to be considered issued with original issue discount (“OID”) or treated as a contingent payment debt instrument (“CPDI”) for U.S. federal income tax purposes. However, we believe the likelihood of the occurrence of such optional deferral of interest payments is “remote” for purposes of the U.S. Treasury regulations governing OID. This belief is based on the facts and expectations as of the date hereof and does not constitute any promise or statement about whether we will in fact exercise our right to defer under the Indenture. Based on such belief and other relevant facts, and applying certain principles under the U.S. Treasury regulations governing OID and CPDI to the terms of the Subordinated Notes (including the optional and mandatory deferral of interest), although the matter is not free from doubt, we intend to treat the Subordinated Notes as not issued with OID or subject to the CPDI rules for U.S. federal income tax purposes. The following discussion assumes that such treatment will be respected. However, the proper application of the OID and the CPDI rules to instruments such as the Subordinated Notes is subject to uncertainty in several respects. As a result, there is no assurance that the IRS will agree with our treatment. If the IRS successfully challenged our intended treatment, the Subordinated Notes might be subject to the OID rules and/or potentially treated as a CPDI, in which case U.S. holders may be required to accrue OID on the Subordinated Notes without regard to the timing and the receipt of cash, and in the case of CPDI to treat any gain on a sale or other disposition of the Subordinated Notes as ordinary income for U.S. federal income tax purposes. Prospective investors should not place any reliance on our statement of belief that the likelihood of optional deferral is “remote” for purposes of the U.S. Treasury regulations governing OID in forming an expectation of whether we will exercise our rights to defer interest. We retain all the rights to exercise such deferral and there can be no assurance that interest will not be deferred pursuant to such rights. Prospective investors are urged to consult their own tax advisors as to the proper characterization and treatment of the Subordinated Notes for U.S. federal income tax purposes, including in the event that payments of interest on the Subordinated Notes are deferred.

TAXATION OF HOLDERS OF THE SUBORDINATED NOTES

Tax Consequences to U.S. Holders of the Subordinated Notes

Payments of Interest

We expect, and the following discussion assumes, that the Subordinated Notes will be issued with less than a de minimis amount of OID for U.S. federal income tax purposes. Based on applicable U.S. Treasury regulations relating to the accrual of interest and OID on debt instruments that provide for “alternative payment schedules,” including debt instruments that provide the issuer with an optional right to redeem the debt instruments, we intend to treat the Subordinated Notes, solely for OID purposes, as maturing on April 11, 2028. If, however, we do not redeem the Subordinated Notes on April 11, 2028, contrary to the assumption made in this paragraph, then each Subordinated Note will be treated as retired and reissued, solely for the purposes of the OID rules, on April 11, 2028 for an amount equal to its adjusted issue price on that date. In addition, interest paid on a Subordinated Note (including any Additional Amounts) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If any interest payment is deferred, the Subordinated Notes would be treated as retired and reissued, solely for purposes of the OID rules, in which case it is possible that the Subordinated Notes may become subject to the OID rules and/or treated as a CPDI going forward with consequences as described above under “—Classification of the Subordinated Notes.” You are urged to consult your own tax advisors regarding any U.S. federal income tax consequences that may occur.

Interest paid on the Subordinated Notes will generally constitute income from sources outside the United States and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Any non-U.S. withholding tax paid by a U.S. holder at the rate applicable to such holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. U.S. holders should consult their tax advisors regarding the availability of foreign tax credits.

Sale, Redemption or Other Disposition of the Subordinated Notes

A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, redemption or other disposition of the Subordinated Notes in an amount equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest, which will be treated as described above under “Payments of Interest”) from such sale or exchange and the U.S. holder’s tax basis for those Subordinated Notes. A U.S. holder’s tax basis in the Subordinated Notes will equal such holder’s purchase price. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States.

Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the Subordinated Notes for more than one year) and capital losses (the deductibility of which is subject to limitations).

Tax Consequences to Non-U.S. Holders of the Subordinated Notes

If you are a non-U.S. holder, interest paid to you in respect of the Subordinated Notes and gain from the sale, exchange or other disposition of the Subordinated Notes generally will not be subject to U.S. federal income tax unless the interest and/or gain are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest and/or gain are attributable to a permanent establishment that you maintain in the United States. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” interest and/or gain may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder, any gain realized on the sale, exchange or other disposition of the Subordinated Notes will be subject to U.S. federal income tax if you are present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements may apply to certain payments on the Subordinated Notes and to proceeds of the sale or redemption of the Subordinated Notes to U.S. holders made within the United States or through certain U.S.-related financial intermediaries. The payor may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder’s taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

Certain U.S. holders may be required to report to the IRS certain information with respect to their beneficial ownership of certain foreign financial assets, such as the Subordinated Notes, if the aggregate value of such assets exceeds certain specified U.S. dollar thresholds and the assets are not held through a U.S. financial institution (or a U.S. branch of certain non-U.S. financial institutions). U.S. holders who fail to report required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of the information reporting rules to their particular circumstances.

Interest and sales proceeds received by a non-U.S. holder with respect to the Subordinated Notes through a U.S. broker (or a non-U.S. broker with certain U.S. connections) may be subject to information reporting and backup withholding if the non-U.S. holder does not provide the required certifications of exempt or foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder or a non-U.S. holder generally may be claimed as a credit against such holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the applicability of the information reporting and backup withholding rules under their particular circumstances.

UNDERWRITING

We intend to offer the Subordinated Notes through the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from us, the principal amount of the Subordinated Notes listed opposite their names below.

Underwriter	Principal Amount of Subordinated Notes
J.P. Morgan Securities LLC	$160,000,000
Deutsche Bank Securities Inc.	160,000,000
Merrill Lynch Pierce Fenner & Smith Incorporated	160,000,000
Morgan Stanley & Co. LLC	160,000,000
Wells Fargo Securities, LLC	160,000,000

Total	$800,000,000

The underwriters have agreed, severally and not jointly, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Subordinated Notes sold pursuant to the underwriting agreement, if any of the Subordinated Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Subordinated Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by legal counsel, including the validity of the Subordinated Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders, in whole or in part.

COMMISSIONS AND DISCOUNTS

The underwriters have advised us that they propose initially to offer the Subordinated Notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 1.00% of the principal amount of the Subordinated Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 1.00% of the principal amount of the Subordinated Notes to other brokers or dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

Per Subordinated Note
Public offering price	100.000%
Underwriting discount	1.000%
Proceeds to us, before expenses	$792,000,000

We estimate that the total expenses of the offering of the Subordinated Notes, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1,500,000 in the aggregate. A portion of these expenses will be reimbursed to us by certain of the underwriters.

NEW YORK STOCK EXCHANGE LISTING

We will apply to list the Subordinated Notes on the New York Stock Exchange under the symbol “AG48”. If listing is approved, we expect trading of the Subordinated Notes on the New York Stock Exchange to begin within 30 days after the initial delivery of the Subordinated Notes. The underwriters have advised us that they presently intend to make a market in the Subordinated Notes before the commencement of trading on the New York Stock Exchange. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Subordinated Notes or that an active public market for the Subordinated Notes will develop. If an active public trading market for the Subordinated Notes does not develop, the market price and liquidity of the Subordinated Notes may be adversely affected. The Subordinated Notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

SHORT POSITIONS

In connection with the offering, the underwriters may purchase and sell the Subordinated Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Subordinated Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Subordinated Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Subordinated Notes or preventing or retarding a decline in the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Subordinated Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Subordinated Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the Netherlands

Any Subordinated Notes will only be offered in The Netherlands to qualified investors (gekwalificeerde beleggers) as defined in the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Subordinated Notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

ii.	a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are not located or resident in the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and

Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person must not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The Subordinated Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The Subordinated Notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The Subordinated Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

The Subordinated Notes may not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the Subordinated Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Subordinated Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act). Accordingly, the Subordinated Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Subordinated Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the Subordinated Notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor;

(c)	securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer under Section 275 of the Securities and Futures Act except:

i.	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

ii.	where no consideration is or will be given for the transfer; or

iii.	where the transfer is by operation of law; or

iv.	pursuant to Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Subordinated Notes described herein. The Subordinated Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Subordinated Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the Subordinated Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Bermuda

Subordinated Notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in China

The Subordinated Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.

Notice to Prospective Investors in Korea

The Subordinated Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Subordinated Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Subordinated Notes, the Subordinated Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Subordinated Notes of Korea, provided that (a) the Subordinated Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the Subordinated Notes, (c) the Subordinated Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Issuer and the Underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorised financial adviser.

The Subordinated Notes will be offered in Saudi Arabia to Sophisticated Investors (as defined in the CMA regulations) in accordance with Articles 9(a)(2) and 10 of the CMA Regulations with each such offeree paying an amount not less than Saudi Riyals 1,000,000 or an equivalent amount in another currency. Investors are informed that Article 17 of the CMA Regulations place restrictions on secondary market activity with respect to the securities which are summarised as follows:

(a)	any transfer must be made through an entity licensed by the CMA;

(b)

a person (the transferor) who has acquired securities may not offer or sell such securities or part thereof to any person (referred to as a transferee) unless (i) the price to be paid by the transferee for such securities equals or exceeds Saudi Riyals 1,000,000; or (ii) the transferee is a sophisticated investor (as defined under the CMA Regulations);

(c)	if the provisions of paragraph (b) cannot be fulfilled because the price of the securities being offered or sold to the transferee has declined since the date of the original limited offer, the transferor may offer or sell the securities to the transferee if their purchase price during the period of the original offer was equal to or exceeded Saudi Riyals 1,000,000;

(d)	if the provisions of (b) and (c) cannot be fulfilled, the transferor may offer or sell the securities if he/she sells his entire holding of the securities to one transferee; and

(e)	the provisions of paragraphs (b), (c) and (d) shall apply to all subsequent transferees of the securities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Subordinated Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Subordinated Notes may not be offered for sale, nor may application for the sale or purchase or any Subordinated Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Subordinated Notes may be distributed or published in Australia unless, in each case:

(a)	the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Subordinated Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)	the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)	the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the United Arab Emirates

The Subordinated Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Subordinated Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Subordinated Notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Subordinated Notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Taiwan

The Subordinated Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Subordinated Notes in Taiwan.

General

This prospectus supplement or any other offering document or any publicity or other material relating to the Subordinated Notes may not be distributed in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Subordinated Notes to be considered an offering to the public under applicable law.

SETTLEMENT

It is expected that delivery of the Subordinated Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement of the Subordinated Notes (such settlement cycle being herein referred to as “T+5”). Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of the pricing or the next succeeding two business days will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Subordinated Notes who wish to trade Subordinated Notes prior to the settlement date should consult their own advisors.

LEGAL MATTERS

Certain matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, New York, New York and Allen & Overy LLP, Amsterdam, The Netherlands. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, London, England and Linklaters LLP, Amsterdam, The Netherlands.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Aegon N.V.

(a Netherlands public company with limited liability)

and

AEGON Funding Company LLC

(a Delaware limited liability company)

Aegon N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by Aegon N.V., for sale through this prospectus.

We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 336 of Aegon N.V.’s annual report on Form 20-F for the year ended December 31, 2016 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2017

FORWARD LOOKING STATEMENTS

The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: aim, believe, estimate, intend, target, may, expect, anticipate, predict, project, counting on, plan, continue, want, forecast, goal, should, would, is confident, will and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

•	changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

•	changes in the performance of financial markets, including emerging markets, such as with regard to:

•	the frequency and severity of defaults by issuers in our fixed income investment portfolios;

•	the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of equity and debt securities we hold; and

•	the effects of declining creditworthiness of certain private sector securities and the resulting decline in the value of sovereign exposure that we hold;

•	the frequency and severity of insured loss events;

•	changes in the performance of our investment portfolio and decline in ratings of our counterparties;

•	consequences of a potential (partial) break-up of the euro or the potential independence of Scotland from the United Kingdom;

•	consequences of the anticipated exit of the United Kingdom from the European Union;

•	changes affecting longevity, mortality, morbidity, persistence and other factors that may impact the profitability of our insurance products;

•	reinsurers to whom we have ceded significant underwriting risks may fail to meet their obligations;

•	changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

•	changes affecting currency exchange rates, in particular the euro/U.S. dollar and euro/UK pound exchange rates;

•	changes in the availability of, and costs associated with, liquidity resources such as bank and capital markets funding, as well as conditions in the capital markets in general such as changes in borrower and counterparty creditworthiness;

•	increasing levels of competition in the Americas, the Netherlands, the United Kingdom and emerging markets;

•	changes in laws and regulations, particularly those affecting our operations’ ability to hire and retain key personnel, taxation of us, the products we sell, and the attractiveness of certain products to our consumers;

•	regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

•	standard setting initiatives of supranational standard setting bodies such as the Financial Stability Board and the International Association of Insurance Supervisors or changes to such standards that may have an impact on regional (such as EU), national or US federal or state level financial regulation or the application thereof to us, including the designation of us by the Financial Stability Board as a Global Systemically Important Insurer (“G-SII”);

•	changes in customer behavior and public opinion in general related to, among other things, the type of products also we sell, including legal, regulatory or commercial necessity to meet changing customer expectations;

•	acts of God, acts of terrorism, acts of war and pandemics;

•	changes in the policies of central banks and/or governments;

•	lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•	lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability and liquidity of our insurance subsidiaries;

•	the effect of the European Union’s Solvency II requirements and other regulations in other jurisdictions affecting the capital we are required to maintain;

•	litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	as our operations support complex transactions and are highly dependent on the proper functioning of information technology, a computer system failure or security breach may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows;

•	customer responsiveness to both new products and distribution channels;

•	competitive, legal, regulatory, or tax changes that affect profitability, the distribution cost of or demand for our products;

•	changes in accounting regulations and policies or a change by us in applying such regulations and policies, voluntarily or otherwise, may affect our reported results and shareholders’ equity;

•	our projected results are highly sensitive to complex mathematical models of financial markets, mortality, longevity, and other dynamic systems subject to shocks and unpredictable volatility. Should assumptions to these models later prove incorrect, or should errors in those models escape the controls in place to detect them, future performance will vary from projected results;

•	the impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	catastrophic events, either manmade or by nature, could result in material losses and significantly interrupt our business; and

•	our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives.

Further details of potential risks and uncertainties affecting us are described in our filings with the Netherlands Authority for the Financial Markets and the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under “Where You Can Find More Information About Us”.

AEGON N.V.

With roots dating back more than 150 years, Aegon N.V., through its member companies, which we collectively refer to as “Aegon” or the “Aegon Group”, is a leading provider of life insurance, pensions and asset management with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of NYSE Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our common shares are also listed on the New York Stock Exchange under the symbol “AEG”. Aegon operates in more than 25 countries in the Americas, Europe and Asia, and serves millions of customers. Its main markets are the United States, the Netherlands and the United Kingdom. Aegon encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on helping people take responsibility for their financial future. Aegon uses a multi-brand, multi-channel distribution approach to meet its customers’ needs. Aegon faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

Aegon N.V. is a holding company. Aegon’s businesses focus on life insurance, pensions and asset management. Aegon is also active in accident, supplemental health, and general insurance, and has some limited banking activities. Aegon’s operations are conducted through its operating subsidiaries. Aegon’s headquarters are located at Aegonplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone +31-70-344-8305; internet: www.aegon.com).

AEGON FUNDING COMPANY LLC

AEGON Funding Company LLC (“AFC”) was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of Aegon N.V. and has no subsidiaries of its own.

AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of Aegon. AFC’s registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any document that we have filed with or furnished to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	incorporated documents are considered part of this prospectus; and

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

•	information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

•	Report on Form 6-K furnished to the SEC on May 19, 2017, relating to resolutions passed at the annual general meeting of shareholders of Aegon N.V.;

•	Report on Form 6-K furnished to the SEC on August 10, 2017, relating to Aegon’s half year report;

•	Report on Form 6-K furnished to the SEC on August 31, 2017, relating to Aegon’s 2016 Solvency and Financial Condition Report[1];

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

[1]	The information included in the Solvency and Financial Condition Report as of December 31, 2016 (the “Solvency Report”) has been prepared by, and is the responsibility of Aegon’s management. PricewaterhouseCoopers Accountants N.V. has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the Solvency Report. Accordingly, PricewaterhouseCoopers Accountants N.V. does not express an opinion or any other form of assurance with respect to the Solvency Report.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations

Aegon N.V.

Aegonplein 50

2591 TV The Hague

The Netherlands

Tel: +31-70-344-8305

Tel: 1-877-548-9668 (US toll-free number)

E-mail: ir@aegon.com

No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union and International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

As used in this prospectus, “dollar”, “USD” and “$” refer to the U.S. dollar and “euro,” “EUR” and “€” refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

Aegon N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

•	to effect service of process within the United States upon Aegon N.V. and our directors and officers located outside the United States;

•	to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

•	to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

•	to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of Aegon N.V.

Moreover, under Dutch law, the duties owed by members of the Aegon N.V. Supervisory Board and Aegon N.V. Executive Board are owed primarily to Aegon N.V. and our businesses, not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Although a proposal has been submitted to Parliament, Dutch law does not yet specifically provide for class action suits to claim damages, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Six Months Ended June 30,		Year Ended December 31,
2017	2016	2016	2015	2014	2013	2012
2.4	0.2(1)	1.3	0.6(2)	1.4	1.5	1.7

(1)	Earnings of €177 million were inadequate to cover fixed charges of €868 million during the six month period ended June 30, 2016.
(2)	Earnings of €1,129 million were inadequate to cover fixed charges of €1,829 million during the year ended December 31, 2015.

For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares and interest on perpetual securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION OF AEGON N.V.

The following is a summary of the terms of Aegon N.V.’s share capital, including brief descriptions of provisions contained in Aegon N.V.’s articles of association, as last amended on May 29, 2013. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

Since May 29, 2013, the total authorized share capital of Aegon N.V. consists of 6,000,000,000 common shares, par value EUR 0.12 per share, and 3,000,000,000 common shares B, par value EUR 0.12 per share. As of June 30, 2017, 2,074,548,842 common shares and 585,022,160 common shares B were issued. Of the issued shares, 16,472,321 common shares and 2,303,088 common shares B were held by Aegon N.V. as treasury shares and 1,202,713 common shares were held by its subsidiaries.

All of our common shares and common shares B are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of shares of New York registry (the “New York Shares”) hold their common shares in registered form issued by our New York transfer agent on our behalf. New York Shares and shares of Netherlands registry are exchangeable on a one-to-one basis and are entitled to the same rights except that cash dividends on shares of New York registry are usually paid in US dollars.

As of June 30, 2017, 307,884,520 common shares were held in the form of New York Shares. As of June 30, 2017, there were approximately 17,500 record holders resident in the United States, of our New York Shares.

Dividends

Under Dutch law and Aegon N.V.’s articles of association, holders of Aegon N.V. common shares and common shares B are entitled to dividends paid out of the profits remaining, if any, after the creation of a reserve account. If any dividend is being declared, holders of common shares B are entitled to one-fortieth (1/40) of the dividends paid on common shares. The Aegon N.V. Executive Board may determine the dividend payment date and the dividend record date for the common shares and the common shares B. The Aegon N.V. Executive Board, with the approval of the Aegon N.V. Supervisory Board, may also determine the currency or currencies in which the dividends will be paid. Aegon N.V. may make one or more interim distributions to the holders of common shares and/or common shares B to the extent the level of the capital of Aegon N.V. allows.

If and when Aegon N.V. has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in June) upon adoption of the annual accounts at the annual General Meeting of Shareholders.

In its capital planning and policy, Aegon N.V. aims to pay out a sustainable dividend to allow equity investors to share in its performance, which can grow over time if its performance so allows. Aegon N.V’s plans for returning capital to shareholders are based on its actual and expected capital position within the capital management zones, the expected levels of capital generation and the expected allocation of capital to invest in Aegon N.V.’s strategy, in new business, and in the quality of its balance sheet.

After investment in new business to generate organic growth, the expected capital generation in Aegon N.V.’s operating subsidiaries is expected to be made available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with Aegon N.V.’s capital management and liquidity risk policies in addition to adhering to local regulatory and statutory requirements and restrictions.

Aegon N.V. uses the cash flows from its operating subsidiaries to pay unallocated holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted capital and liquidity in line with its capital management and liquidity risk policies. Depending on circumstances, future prospects and other considerations, the Aegon N.V. Executive Board may elect to deviate from the aforementioned capital and liquidity measures. The Aegon N.V. Executive Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on its shares.

While Aegon N.V. uses dividends as the primary means to distribute capital to Aegon’s shareholders, share buy-back programs are also recognized as an appropriate means to return capital.

Under normal circumstances, Aegon N.V. would expect to propose a final dividend at the annual General Meeting of Shareholders for approval and to declare an interim dividend when announcing its second quarter results. Dividends would normally be paid in cash or stock at the election of the shareholder. The relative value of cash and stock dividends may vary. The number of shares distributed as stock dividend may be repurchased in the market in order to undo the dilution caused by the distribution of dividend in stock. Depending on circumstances, future prospects and other considerations, the Aegon N.V. Executive Board may choose to deviate from this approach.

When planning and determining whether to declare or propose a dividend, the Aegon N.V. Executive Board has to balance prudence with offering an attractive return to shareholders. This is particularly important during adverse economic and/or financial market conditions. Furthermore, Aegon N.V.’s operating subsidiaries are subject to local insurance regulations that could restrict dividends to be paid to it. There is no requirement or assurance that Aegon N.V. will declare and pay any dividends.

With limited exceptions, holders of common shares historically have been permitted to elect to receive dividends, if any, in cash or in common shares. For dividends, the value of the stock alternative may differ slightly from the value of the cash option. Aegon N.V. pays cash dividends on shares of New York registry in US dollars through Citibank, N.A., its NYSE paying agent, based on the foreign exchange reference rate (WM/Reuters closing spot exchange rate fixed at 5.00 pm Central European Summer Time (CEST)) on the US ex-dividend day.

Voting Rights and Appointment of Aegon N.V. Supervisory and Aegon N.V. Executive Boards

General Meeting of Shareholders. All holders of Aegon N.V. common shares and common shares B are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. As a matter of Dutch corporate law, the shares of both classes offer equal full voting rights, as they have equal nominal values (EUR 0.12). A holder of Aegon N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting.

The Voting Rights Agreement between Aegon N.V. and Vereniging AEGON provides that under normal circumstances, i.e. except in the event of a “special cause”, Vereniging AEGON will not be able to exercise more votes than is proportionate to the financial rights represented by its shares. This means that in the absence of a “special cause” Vereniging AEGON has agreed to cast one vote for every common share it holds and one vote for every 40 common shares B it holds. A “special cause” includes the acquisition of a 15% or more interest in Aegon N.V., a tender offer for Aegon N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the Aegon N.V. Executive Board and the Aegon N.V. Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a “special cause” exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of one vote per common share B for a limited period of six months.

A general meeting of shareholders is required to be held not later than May 31 of each year. General meetings of shareholders are called by the Aegon N.V. Supervisory Board or the Aegon N.V. Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. Section 2:119 of the Dutch Civil Code states that the record date of a public limited liability company such as Aegon N.V. is 28 days before the date of the general meeting of shareholders. This record date determines which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which will be published 42 days before the general meeting, as laid down in Section 2:115 of the Dutch Civil Code. Resolutions are adopted at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by Aegon N.V.’s articles of association.

Aegon N.V. may not vote shares held by it or its subsidiaries.

Major Shareholders of Aegon N.V. As of June 30, 2017, Vereniging AEGON held approximately 13.6% of the common shares and 100% of the common shares B of Aegon N.V. These holdings give Vereniging AEGON approximately 14.2% of Aegon N.V.’s voting shares. In the event of a “special cause,” as described above, Vereniging AEGON’s voting rights will increase to approximately 32.64% for up to six months per “special cause.” Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of Aegon N.V. and all of its stockholders, Aegon Group companies, insured parties, employees and other constituencies of the Aegon Group. The table below shows the ownership percentage of Vereniging AEGON as of June 30, 2017.

Title of Class	Number Owned	Percent of Class
Common Shares	279,236,609	13.6%
Common Shares B	582,719,072	100%

Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. As of the date of this prospectus, the General Meeting of Members consisted of 18 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the 16 members not being employees or former employees of Aegon N.V. or one of the Aegon Group companies, nor current or former members of the Aegon N.V. Supervisory Board or the Aegon N.V. Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members. The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the Aegon N.V. Executive Board.

As of the date of this prospectus, the Executive Committee of Vereniging AEGON consisted of eight members. Six of those members, including the chairman and vice-chairman, are not nor have ever been, related to Aegon N.V. The other two members are also members of the Aegon N.V. Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON require an unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of Aegon N.V.). In case the amendment concerns the number or the authority of the two members of the Vereniging AEGON/the Executive Committee of the Vereniging AEGON who are also members of the Executive Board of Aegon N.V., separate approval of Aegon N.V. is required. These special requirements do not apply in the event of a hostile change of control at the general meeting of shareholders of Aegon N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of the two members of the Aegon N.V. Executive Board.

Appointment of the Aegon N.V. Supervisory Board and the Aegon N.V. Executive Board. Aegon N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the Aegon N.V. Supervisory Board are nominated by the Aegon N.V. Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the Aegon N.V. Supervisory Board is determined from time to time by the Aegon N.V. Supervisory Board but may not consist of less than seven members. Members of the Aegon N.V. Executive Board are nominated by the Aegon N.V. Supervisory Board and are appointed by the general meeting of shareholders. The general meeting of shareholders may cancel the binding nature of these nominations with a majority of two-thirds of votes cast, representing at least one half of Aegon N.V.’s issued capital. The general meeting of shareholders may, in addition, bring forward a resolution to appoint someone not nominated by the Aegon N.V. Supervisory Board, such resolution also requires a two-thirds majority of votes cast, representing at least one half of Aegon N.V.’s issued capital. For more information please see “Item 6. Directors, Senior Management and Employees” of Aegon N.V.’s 2016 Annual Report on Form 20-F.

Shareholder Proposals. Shareholders who, alone or jointly, represent at least one percent (1%) of the issued capital or a block of shares, alone or jointly, worth at least one hundred million euro (EUR 100,000,000) according to the Official Price List of NYSE Euronext Amsterdam (or any publication taking its place), shall have the right to request of the Aegon N.V. Executive Board or the Aegon N.V. Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honored by the Aegon N.V. Executive Board or the Aegon N.V. Supervisory Board under the conditions that (a) important Aegon interests do not dictate otherwise; and (b) the request is received by the chairman of the Aegon N.V. Executive Board or the chairman of the Aegon N.V. Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders.

Amendment of Articles. The articles of association of Aegon N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the Aegon N.V. Executive Board which proposal must have been approved by the Aegon N.V. Supervisory Board.

Annual Accounts. The general meeting of the shareholders adopts annually Aegon N.V.’s annual accounts with respect to the previous calendar year.

Liquidation Rights

In the event of the liquidation of Aegon N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the Aegon N.V. Supervisory Board. The Aegon N.V. Executive Board is responsible for effecting the liquidation, which is to be overseen by the Aegon N.V. Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed to the holders of common shares and common shares B on a pari passu basis, with distributions on a common share B being 1/40th of the distribution on a common share.

Issuance of Additional Rights

Shares of Aegon N.V.’s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the Aegon N.V. Executive Board if authorized by the shareholders. At the general meeting of shareholders of Aegon N.V. held on May 19, 2017, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 19, 2017, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the Aegon

N.V. Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares. The authority granted thereby is limited annually to 10% of the share capital, plus 10% of the share capital if the issuance or the granting of rights occurs on the occasion of the acquisition of an enterprise or a corporation or, if necessary in the opinion of the Executive Board and the Supervisory Board of Aegon N.V., to safeguard or conserve the capital position of Aegon N.V.. For purposes of this paragraph, the term “share capital” means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year. The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the Aegon N.V. Executive Board which has been approved by the Aegon N.V. Supervisory Board.

Preemptive Rights

Save for statutory exemptions, the holders of Aegon N.V. shares have preemptive rights on a pro rata basis to purchase the number of Aegon N.V. shares to be issued.

Preemptive rights in respect of Aegon N.V. shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of Aegon N.V. shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the Aegon N.V. Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the Aegon N.V. Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the Aegon N.V. Executive Board can only be adopted at the proposal of the Aegon N.V. Executive Board which is approved by the Aegon N.V. Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the Aegon N.V. Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of Aegon N.V.’s issued capital is represented at the meeting. If Aegon N.V. makes a rights offering to the holders of Aegon N.V. shares, the rights of holders of Aegon N.V.’s New York Shares to exercise the rights so offered is subject to a restriction which permits Aegon N.V. to sell such rights in a manner to be determined by the Aegon N.V. Executive Board and to remit the cash proceeds of such sale to such holders if the additional Aegon N.V. common shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

At the general meeting of shareholders of Aegon N.V. held on May 19, 2017, the Aegon N.V. Executive Board was designated, for a period of eighteen months effective May 19, 2017, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the Aegon N.V. Supervisory Board, be authorized to restrict or exclude the preemptive rights of the shareholders with regard to the issuance of common shares or the granting of rights to subscribe for common shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited annually to 10% of the share capital, plus 10% of the share capital if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation or, if necessary in the opinion of the Executive Board and the Supervisory Board of Aegon N.V., to safeguard or conserve the capital position of Aegon N.V.. For purposes of this paragraph, the term “share capital” means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year.

The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the Aegon N.V. Executive Board which has been approved by the Aegon N.V. Supervisory Board.

Repurchase by Aegon N.V. of its Own Shares

Subject to certain restrictions contained in the laws of the Netherlands and Aegon N.V.’s articles of association, the Aegon N.V. Executive Board may cause Aegon N.V. to purchase its own fully-paid shares, provided that the total number of Aegon N.V. shares so repurchased, together with shares already held in treasury by Aegon N.V. or held by its subsidiaries, may not exceed, in the aggregate, 50% of the issued share capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the Aegon N.V. Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on May 19, 2017, the shareholders authorized the Aegon N.V. Executive Board for a period of eighteen months to acquire shares not exceeding 10% of Aegon N.V.’s total issued capital at a price not higher than 10% above the actual market value of the shares immediately prior to the acquisition. The actual market value of common shares B will be one-fortieth (1/40) of the actual market value of common shares.

Certificates for Common Stock and their Transfer

Certificates evidencing Aegon N.V. common shares are issuable, upon a resolution of the Aegon N.V. Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred by Aegon N.V.’s New York transfer agent by surrendering the New York Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, Aegon N.V.’s New York transfer agent, will note the transfer of the surrendered New York Shares and issue a New York Share Certificate registered in the name of the new owner.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

The debt securities will be issued by Aegon N.V. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A., dated as of October 11, 2001.

Any debt securities issued by AFC will be guaranteed by Aegon N.V. See “DESCRIPTION OF GUARANTEES” below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities, Aegon N.V. or AFC;

•	the price of the debt securities offered;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities and the ability of the issuer to defer or cancel notional and/or interest payments on the subordinated debt securities;

•	the tier of the debt securities under the Solvency II Directive;

•	the places at which payments of principal and interest are payable;

•	the terms of any optional or mandatory redemption, including the price for the redemption;

•	any sinking fund provisions;

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

•	the terms of any payments that will be payable by reference to any index or formula;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	whether debt securities will be issued as discount securities and the amount of any discount;

•	whether the debt securities will be represented by one or more global securities;

•	whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

•	any terms for the conversion or exchange of the debt securities for other securities of Aegon Group companies or any other entity (including any related cash-out option); and

•	any other terms of the debt securities.

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future senior debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See “Subordination” below.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

If AFC issues the debt securities, Aegon N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See “DESCRIPTION OF GUARANTEES”.

On June 30, 2017, Aegon N.V. had outstanding EUR 3.1 billion of capital securities, EUR 1.6 billion of subordinated debt securities and EUR 1.8 billion of senior debt securities related to insurance activities. Aegon N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the subordinated notes and the indenture will be governed by and construed in accordance with the laws of the Netherlands. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However, Aegon N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of association of Aegon N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by Aegon N.V.

Form, Exchange and Transfer

Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the “depositary” for that security. A security will usually have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	Euroclear;

•	a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire to DTC’s nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream, Luxembourg has advised us as follows:

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream,

Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear has advised us as follows:

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

The provisions of this section “Payment of Additional Amounts” apply to the debt securities except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement:

All payments (whether in respect of principal, redemption amount, interest or otherwise) in respect of the debt securities will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, in the case of payments by Aegon N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of any debt securities after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such additional amounts will be payable in relation to any payment in respect of any debt securities presented for payment:

•	in the case of payments by Aegon N.V., by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the Netherlands by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•	in the case of payments by AFC, by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the United States by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•

(where presentation is required) more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days;

•	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

•	in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the holder or beneficial owner of a Subordinates Note if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•	in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder’s past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

•	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt securities to another paying agent;

•	in the case of payments by AFC, in respect of any tax, assessment or other governmental charge imposed as a result of a person’s actual or constructive holding of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as the result of the receipt of interest by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, (the “Code”), any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA”);

•	in respect of any withholding or deduction required pursuant to Section 871(m) of the Code (“871(m) Withholding”) (in addition, in determining the amount of 871(m) Withholding imposed with respect to any amounts to be paid on the securities, the Issuer shall be entitled to withhold on any “dividend equivalent” (as defined for purposes of Section 871(m) of the Code) at the highest rate applicable to such payments regardless of any exemption from, or reduction in, such withholding otherwise available under applicable law); or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, if, as a result of any change in the laws or regulations of the Netherlands, in the case of payments by Aegon N.V., or the United States, in the case of payments by AFC, or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations that becomes effective on or after the date of issuance of the series of debt securities:

(1) we would be required to pay any additional amounts as provided above under “Payments of Additional Amounts” or

(2) there is more than an insubstantial risk that we would not obtain full or substantially full deductibility for the purposes of Dutch corporation tax for any payment of interest, and we cannot avoid this risk or requirement by taking reasonable measures (each such event, a “Tax Event”), and the occurrence of a Tax Event is evidenced by the delivery by us to the trustee of a certificate signed by an authorized officer of us stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to tax matters to the effect that a Tax Event has occurred and is continuing, we may, at our option, subject to our having received the prior approval of the relevant regulator supervising us in respect of our compliance with the capital adequacy regulations, and having given at least 30 days’, but not more than 60 days’, notice, redeem the debt securities in whole (but not in part), at the aggregate principal amount of the debt securities, together with any accrued but unpaid interest (including any additional amounts).

Conversion or Exchange

The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to senior debt securities of any series outstanding under the indenture:

(a)	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

(b)	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

(c)	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

(d)	failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

(e)	certain events in bankruptcy, insolvency or reorganization of Aegon N.V. or AFC.

The events of default in respect of subordinated debt securities will be set out in the related prospectus supplement or, if applicable, the relevant pricing supplement.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security, unless otherwise described in a prospectus supplement for subordinated debt.

We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any bankruptcy, winding-up moratorium or emergency regulations being applied to us;

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to, and in accordance with, the terms of the subordinated debt securities.

Upon payment or distribution of our assets to creditors in the event of our winding-up (vereffening na ontbinding), bankruptcy (faillissement) or emergency regulations being applied to us (noodregeling) if that constitutes a liquidation, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

By reason of this subordination, in the event of our winding-up (vereffening na ontbinding), bankruptcy (faillissement) or emergency regulations being applied to us (noodregeling) if that constitutes a liquidation, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

•	security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of Aegon’s total aggregate consolidated gross premium income as reflected in its most recent annual profit and loss account;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business;

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•	security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of Aegon’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Aegon N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of Aegon N.V. or AFC

We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

•	the title of the warrants offered;

•	the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	whether we will issue the warrants or the underlying securities in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

•	a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees pursuant to this prospectus in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

If AFC issues debt securities, Aegon N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of Aegon N.V. and will rank equally with all other unsecured and unsubordinated obligations of Aegon N.V. The guarantees of subordinated debt securities will constitute an unsecured obligation of Aegon N.V. and will be subordinated in right of payment to all senior indebtedness of Aegon N.V. as defined for purposes of each series of subordinated debt securities.

Aegon N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See “Enforcement of Civil Liabilities”.

Other Guarantees

We may offer guarantees pursuant to this prospectus in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

•	the title and issuer of the obligations to which the guarantee relates;

•	whether and to what extent the obligations under the guarantee are contingent;

•	any obligations to which the guarantee may be subordinated;

•	to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

•	the principal amount of our obligation under the guarantee;

•	any limits on assignment of the guarantee;

•	any consideration to be received for the guarantee;

•	any events of default under the guarantee; and

•	any other terms or conditions associated with the guarantee.

The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be callable by the issuer;

•	any conversion rights, penalties and restrictions;

•	any antidilution, mandatory conversion or tax call provisions;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

The following summary outlines certain material Dutch tax consequences of the acquisition, holding, redemption and disposal of common shares in Aegon N.V. or an interest in debt securities issued by Aegon N.V. and/or AFC, but does not purport to be a comprehensive description of all Dutch tax considerations that may be relevant. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as in force as of the date of this prospectus, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

A discussion of any material Dutch tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Dutch tax purposes.

This summary does not address the Dutch corporate and individual income tax consequences for:

(A)	investment institutions (fiscale beleggingsinstellingen);

(B)	pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other entities that are not subject to or exempt from Dutch corporate income tax;

(C)	holders of common shares and/or debt securities holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Aegon N.V. and holders of common shares and/or debt securities of whom a certain related person holds a substantial interest in Aegon N.V. Generally speaking, a substantial interest in Aegon N.V. arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5% or more of the total of capital issued by Aegon N.V. or of 5% or more of the issued capital of a certain class of shares of Aegon N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in Aegon N.V.;

(D)	corporate holders of common shares, the shareholding of which qualifies for the participation exemption (deelnemingsvrijstelling) of the Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) or would qualify for the participation exemption had the corporate holders of the common shares been resident in the Netherlands and holders of debt securities for whom the benefits from the debt instruments qualify for the participation exemption within the meaning of article 13 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption if it represents an interest of 5% or more of the nominal paid-up share capital;

(E)	persons to whom the common shares and the income from the common shares are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) and the Dutch Gift and Inheritance Tax Act 1956 (Successiewet 1956);

(F)	entities which are a resident of Aruba, Curacao or Saint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Saint Eustatius or Saba and the common shares are attributable to such permanent establishment or permanent representative;

(G)	holders of common shares which are not considered the beneficial owner (uiteindelijk gerechtigde) of these common shares or the benefits derived from or realized in respect of these common shares; and

(H)	individuals to whom common shares or the income there from are attributable to employment activities which are taxed as employment income in the Netherlands.

A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Dutch tax consequences of an investment in the common shares or debt instruments.

Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

COMMON SHARES OF AEGON N.V.

Withholding tax

Aegon N.V. is required to withhold 15% Dutch dividend withholding tax in respect of dividends paid on the common shares. Dutch dividend withholding tax will be withheld from the gross dividends paid on the common shares. Under the Dutch Dividend Withholding Tax Act of 1965 (Wet op de dividendbelasting 1965), dividends are defined as the proceeds from shares, which include:

(i)	direct or indirect distributions of profit, regardless of their name or form;

(ii)	liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by Aegon N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless a particular statutory exemption applies;

(iii)	the nominal value of new common shares issued to a holder of the common shares or an increase of the nominal value of the common shares, except insofar as the (increase in the) nominal value of the common shares is funded out of Aegon N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes; and

(iv)	partial repayments of paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of Aegon N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association. The term “qualifying profits” includes anticipated profits that have yet to be realized.

Residents of the Netherlands

If a holder of the common shares is a resident, or deemed to be a resident of the Netherlands for Netherlands corporate or individual income tax purposes, Dutch dividend withholding tax which is withheld with respect to proceeds from the common shares will generally be creditable for Dutch corporate income tax or Dutch income tax purposes if the holder is the beneficial owner (as described below) thereof.

Non-residents of the Netherlands

If a holder of the common shares is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the proceeds from the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Dutch dividend withholding tax. A refund of the Dutch withholding dividend tax is available to an entity resident in another EU member state, Norway, Iceland, or Liechtenstein if (i) this entity is not subject to corporate income tax there and (ii) this entity would not be subject to Dutch corporate income tax, if this entity would be tax resident in the Netherlands for corporate income tax purposes and (iii) this entity is not comparable to an investment institution (fiscale beleggingsinstellingen) or exempt investment institution (vrijgestelde beleggingsinstellingen). Furthermore, a similar refund of Dutch dividend withholding tax may be available to an entity resident in another country, under the additional conditions that (i) the common shares are considered portfolio investments for purposes of article 63 (taking into account article 64) of the treaty on the functioning of the European Union and (ii) the Netherlands can exchange information with this other country in line with the international standards for the exchange of information.

A (partial) refund of Netherlands dividend withholding tax is available to a holder of common shares resident in another EU member state, Norway, Iceland or Liechtenstein if (i) this holder of common shares is not subject to Netherlands individual income tax or Netherlands corporate income tax with respect to the income from the common shares and (ii) such Netherlands dividend withholding tax is higher than the Netherlands individual income tax or Netherlands corporate income tax would have been had this holder of common shares been tax resident in the Netherlands, after taking into account a possible refund based on the Netherlands Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) or a refund based on a treaty for the avoidance of double taxation with respect to taxes on income, and (iii) no credit based on a treaty for the avoidance of double taxation with respect to taxes on income is granted in the state in which the holder of common shares is tax resident, for the full amount of Netherlands dividend withholding tax withheld. Furthermore, a similar refund of Netherlands dividend withholding tax may be available to a holder of common shares resident in another country, under the additional conditions that (i) the common shares are considered portfolio investments for purposes of article 63 (taking into account article 64) of the Treaty on the functioning of the European Union and (ii) the Netherlands can exchange information with this other country in line with the international standards for the exchange of information.

US-residents

Residents of the United States that qualify for, and comply with the procedures for claiming benefits under, the Convention between the Kingdom of the Netherlands and the United States of America for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income 1992 (the US/NL Income Tax Treaty) may, under various specified conditions, be eligible for a reduction of the Dutch dividend withholding tax rate from 15% to 5% if the resident of the United States is a company which holds directly at least 10% voting power in Aegon N.V. The US/NL Income Tax Treaty provides, subject to certain conditions, for a complete exemption from, or refund of, Dutch dividend withholding tax for dividends received by exempt pension trusts and exempt organizations, as defined therein.

Beneficial Owner

A recipient of proceeds from the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend withholding tax if such recipient is not considered to be the beneficial owner of such proceeds. The recipient will not be considered the beneficial owner of these proceeds, if, in connection with such proceeds, the recipient has paid a consideration as part of a series of transactions in respect of which it is likely:

(a)	that the proceeds have in whole or in part accumulated, directly or indirectly, to a person or legal entity that would:

(i)	as opposed to the recipient paying the consideration, not be entitled to an exemption from dividend withholding tax; or

(ii)	in comparison to the recipient paying the consideration, to a lesser extent be entitled to a reduction or refund of dividend withholding tax; and

(b)	that such person or legal entity has, directly or indirectly, retained or acquired an interest in common shares or in profit-sharing certificates or loans, comparable to the interest it had in similar instruments prior to the series of transactions being initiated.

Reduction of Dutch Withholding Tax upon Redistribution of Foreign Dividends

Aegon N.V. must pay to the Dutch tax authorities all Dutch dividend withholding tax it withholds on dividends it distributed with respect to the common shares. Provided certain conditions are met, Aegon N.V. may apply a reduction with respect to the dividend withholding tax that it has to pay over to the Dutch tax authorities. This reduction can be applied if Aegon N.V. distributes dividends that stem from dividends Aegon N.V. itself has received from certain qualifying non-Dutch subsidiaries, provided these dividends received by Aegon N.V. are exempt from Dutch corporate income tax and were subject to a withholding tax of at least 5% upon distribution to Aegon N.V. The reduction is equal to the lesser of

(i)	3% of the amount of the dividends distributed by Aegon N.V. that are subject to Dutch dividend withholding tax; and

(ii)	3% of the gross amount of the dividends received during a certain period from the qualifying non-Dutch subsidiaries.

The reduction is applied to the Dutch dividend withholding tax that Aegon N.V. must pay to the Dutch tax authorities and not to the amount of the Dutch dividend withholding tax that Aegon N.V. must withhold.

Corporate and Individual Income Tax

Residents of the Netherlands

If a holder is a resident or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands (at up to a maximum rate of 25%) under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

If an individual is a resident or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates (at up to a maximum rate of 52%) under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), if:

(i)	the individual is an entrepreneur (ondernemer) and has an enterprise to which the common shares are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the common shares are attributable; or

(ii)	such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include but are not limited to activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to the holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (January 1), insofar as the individual’s yield basis exceeds a certain threshold (heffingsvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the common shares will be included as an asset in the individual’s yield basis. The deemed return percentage to be applied to the yield basis increases progressively depending on the amount of the yield basis. The deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

If a person is not a resident nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not subject to Dutch income tax in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

(i)	the person is not an individual and (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

This income and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25%.

(ii)	the person is an individual that (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the common shares are attributable, or (2) realizes income or gains with respect to the common shares that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands which include activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the common shares are attributable.

Income and gains derived from the common shares as specified under (1) and (2) by an individual are subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “Residents of the Netherlands”). The fair market value of the share in the profits of the enterprise (which includes the common shares) will be part of the individual’s Dutch yield basis.

Gift and Inheritance Tax

Residents of the Netherlands

Gift tax (schenkbelasting) or inheritance tax (erfbelasting) will be due in the Netherlands in respect of the acquisition of common shares by way of a gift by, or on behalf of, or on the death of, a holder of the common shares that is a resident or deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956) at the time of the gift or his or her death. A gift made under a condition precedent is for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 deemed to be made at the time the condition precedent is fulfilled and is subject to gift tax if the donor is, or is deemed to be, a resident of the Netherlands at that time.

A holder of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 if he or she has been resident in the Netherlands and dies or makes a gift within ten years after leaving the Netherlands. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956 if he or she has been resident in the Netherlands and makes a gift within a twelve-month period after leaving the Netherlands. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands

Non-residents of the Netherlands

No gift or inheritance tax will arise in the Netherlands in respect of the acquisition of common shares by way of a gift by, or as a result of the death of, a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956, However, inheritance tax will be due in the case of a gift of common shares by, or on behalf of, a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956, but such holder dies within 180 days after the date of the gift, and at the time of his or her death is a resident or deemed to be a resident of the Netherlands for the purposes of the Netherlands Gift and Inheritance Tax Act 1956. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled.

Value added tax

In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder of the common shares in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

The proposed financial transactions tax (“FTT”)

The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States). However, Estonia has stated that it will not participate.

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the common shares (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the common shares where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the common shares are advised to seek their own professional advice in relation to the FTT.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

All payments made by Aegon N.V. under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of Aegon N.V. within the meaning of article 10, paragraph 1, under d of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

Residents of the Netherlands

If a holder is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands (at up to a maximum rate of 25%).

If an individual is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates (at up to a maximum rate of 52%) under the Dutch income tax act 2001 (Wet inkomstenbelasting 2001), if:

(i)	the individual is an entrepreneur (ondernemer) and has an enterprise to which the debt securities are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the debt securities are attributable; or

(ii)	such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance by the individual of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to the holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on income from savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the debt securities will be included as an asset in the individual’s yield basis. The deemed return percentage to be applied to the yield basis increases progressively depending on the amount of the yield basis. The deemed return on income from savings and investments is taxed at a rate of 30%.

Non-residents of the Netherlands

If a person is not a resident nor is deemed to be a resident of the Netherlands for Dutch tax purposes, such person is not liable to Dutch income tax in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

(i)	the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

This income and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25%.

(ii)

the person is an individual and such person (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the debt securities are attributable, or (2) realizes income or gains with respect to the debt securities that qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which activities include the performance of activities in the Netherlands with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is (other than by way of securities) entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the debt securities are attributable.

Income derived from the debt securities as specified under (1) and (2) is subject to individual income tax at up to a maximum rate of 52%. Income derived from a share in the profits as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “Residents of the Netherlands”). The fair market value of the share in the profits of the enterprise (which includes the debt instruments) will be part of the individual’s Dutch yield basis.

Gift and Inheritance taxes

Residents of the Netherlands

Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or on behalf of, or on the death of, a holder of the debt securities that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death. A gift made under a condition precedent is deemed to be a made at the time the condition precedent is fulfilled and is subject to Netherlands gift and inheritance tax if the donor is, or is deemed to be a resident of the Netherlands at that time.

A holder of the debt securities of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands and dies or makes a gift within ten years after leaving the Netherlands. A holder of the debt securities of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift tax if he or she has been resident in the Netherlands and makes a gift within a twelve months period after leaving the Netherlands. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or as a result of, the death of a holder of the debt securities that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax, unless in the case of a gift of the debt securities by, or on behalf of, a holder of the debt securities who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder of the debt securities dies within 180 days after the date of the gift, and at the time of his or her death is a resident or deemed to be a resident of the Netherlands. A gift made under a condition precedent is deemed to be made at the time the condition precedent is fulfilled.

Value added tax

In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

The proposed financial transactions tax (“FTT”)

The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States). However, Estonia has stated that it will not participate.

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

TAXATION IN THE UNITED STATES

This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of securities that may be subject to special tax rules including, without limitation, the following:

•	financial institutions;

•	insurance companies;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	regulated investment companies;

•	persons that will hold the securities as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	persons who hold the securities through partnerships or other pass-through entities;

•	holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.

Further, this section does not address alternative minimum tax consequences, the Medicare tax on net investment income, or the indirect effects on the holders of equity interests in a holder of securities.

This discussion does not cover every type of security, such as warrants, units or purchase contracts that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (the “Treasury regulations”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

For the purposes of this section, a “U.S. holder” is a beneficial owner of securities that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A “non-U.S. holder” is a beneficial owner of securities that is neither a U.S. holder nor a partnership.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

This discussion assumes that Aegon N.V. is not, and will not become a passive foreign investment company (a “PFIC”), as discussed below under “Passive Foreign Investment Company Considerations.”

Common Shares of Aegon N.V.

Distributions. The gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of Aegon N.V.’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. Aegon N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles. If Aegon N.V. does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Certain dividends received by noncorporate U.S. holders generally will be subject to a maximum income tax rate of 20%. This reduced income tax rate is only applicable to dividends paid by “qualified corporations” and only with respect to shares held by certain noncorporate U.S. holders for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). Aegon N.V. believes it will be considered a qualified corporation for this purpose. Accordingly, dividends paid by Aegon N.V. to individual U.S. holders on shares held for the minimum holding period will generally be eligible for a reduced income tax rate. Each prospective noncorporate U.S. investor should consult its own tax advisor regarding the availability of the reduced rate.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”) including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as ordinary income or loss.

Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Dutch income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

In general, upon making a distribution to shareholders, Aegon N.V. is required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder’s foreign tax deduction or credit as described above. The Dutch dividend withholding tax may not be creditable against a U.S. holder’s U.S. federal income tax liability, however, to the extent that Aegon N.V. is allowed to reduce the amount of dividend withholding tax paid to the Dutch tax authorities by crediting withholding tax imposed on certain dividends paid to Aegon N.V. Currently, Aegon N.V. may, with respect to dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against the Dutch withholding tax imposed on a dividend paid by Aegon N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that Aegon N.V. is required to pay to the Dutch taxing authorities but does not reduce the amount of tax Aegon N.V. is required to withhold from dividends paid to U.S. holders. For more detail, see “Taxation in the Netherlands—Common Shares of Aegon N.V.—Withholding tax—Reduction of Dutch Withholding Tax upon Redistribution of Foreign Dividends” above. In these circumstances, it is likely that the portion of taxes that Aegon N.V. is not required to pay to the Dutch tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Dutch withholding taxes.

A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. Aegon N.V. expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

Sale or Other Disposition of Shares. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

Passive Foreign Investment Company Considerations. A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, Aegon N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on Aegon N.V.’s estimated gross income, the average value of Aegon N.V.’s gross assets and the nature of Aegon N.V.’s active insurance business, Aegon N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. Aegon N.V.’s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that Aegon N.V. will not be considered a PFIC for any future taxable year. If Aegon N.V. were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of Aegon N.V. and AFC

Interest. Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under “Original Issue Discount”), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the IRS.

A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Interest on the debt securities issued by Aegon N.V. received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

Original Issue Discount. A debt security, other than a debt security with a term of one year or less (a “short-term note”), will be treated as issued at an original issue discount (“OID”, and a debt security issued with OID, a “discount note”) for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than “qualified stated interest” payments (as defined below), over the issue price of the debt security is more than a “de minimis amount” (as defined below). “Qualified stated interest” is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the “stated redemption price at maturity”) over its issue price is less than 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity (the “de minimis amount”), then such excess, if any, constitutes “de minimis OID” and the debt security is not a discount note. Unless the election described below under “Election to Treat All Interest as OID” is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security’s de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder’s method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under “Interest” above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

OID on a discount note issued by Aegon N.V. will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

Acquisition Premium. A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under “Election to Treat All Interest as OID” will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

Market Discount. A debt security, other than a short-term note, will be treated as purchased at a market discount (a “market discount note”) if the debt security’s stated redemption price at maturity or, in the case of a discount note, the debt security’s “revised issue price”, exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes “de minimis market discount” and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield basis. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

Election to Treat All Interest as OID. A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading “Original Issue Discount”, with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under “Market Discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a “call option”) and/or (2) may be repayable at the option of the holder prior to their stated maturity (a “put option”). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

Short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant-yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant-yield method (based on daily compounding).

Debt Securities Purchased at a Premium

A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

A U.S. holder’s tax basis in a debt security will generally equal its “U.S. dollar cost”, increased by the amount of any OID or market discount included in the U.S. holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder’s income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The “U.S. dollar cost” of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under “Original Issue Discount”. Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

If a U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Payments by Guarantor

A payment on guaranteed debt securities made by Aegon N.V. generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of Aegon N.V. and AFC

Additional tax rules may apply to other categories of debt securities of Aegon N.V. and AFC. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities that are convertible into common shares of Aegon N.V.;

•	debt securities that are issued in bearer form;

•	debt securities with contingent payments;

•	debt securities with variable rate payments;

•	indexed debt securities where payments will be payable by reference to any index or formula;

•	debt securities that are perpetual in maturity;

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

•	debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale or redemption proceeds to U.S. holders made within the United States or through certain U.S. related financial intermediaries. Aegon, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder’s taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders are not subject to the backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally may be claimed as a credit against such holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS. Certain U.S. holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds generally are required to file an information report with respect to such assets with their tax returns. The securities generally will constitute specified foreign financial assets subject to these reporting requirements unless the securities are held in an account at certain financial institutions. U.S. holders are urged to consult their tax advisors regarding the application of these disclosure requirements to their ownership of the securities.

Prospective investors are urged to consult their own tax advisors as to the application of the information reporting rules to their particular circumstances, including any qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

Generally, payments of principal and interest, including OID, on the guaranteed debt securities issued by Aegon N.V. will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security issued by Aegon N.V. However, if you hold guaranteed debt securities issued by AFC, for the exemption from U.S. withholding taxes

(other than withholding under FATCA or Section 871(m) (each as described below)) to apply to you, you must meet one of the following requirements:

•	You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN or W-8BEN-E and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

•	You hold the debt securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

•	You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN or W-8BEN-E. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•	You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

•	The person receiving the application form has actual knowledge that the statements on the form are false;

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

•	An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC if the amount of interest is based on the earnings or other attributes of AFC, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain (other than with respect to withholding under FATCA (as described below)), unless one of the following applies:

•	the gain is connected with a trade or business that you conduct in the United States;

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied; or

•	the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

FATCA

Proceeds of the sale, retirement or other disposition of and payments of principal, premium, if any, and interest (including OID, if any) on debt securities issued by AFC after June 30, 2014 may be subject to a 30% gross basis withholding tax in the case of interest paid at any time and payments after December 31, 2018 in the case of all other amounts, to a “foreign financial institution” or a “foreign non-financial entity” within the meaning of sections 1471 through 1474 of the Code (“FATCA”) and regulations and other guidance promulgated thereunder, respectively, unless certain procedural requirements are satisfied and certain information is provided to the IRS. Under certain circumstances, a non-U.S. holder of the debt securities issued by AFC might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisers regarding the possible implications of this legislation on their investment in such debt securities.

U.S. Hiring Incentives to Restore Employment Act

The U.S. Hiring Incentives to Restore Employment Act introduced Section 871(m) of the U.S. Internal Revenue Code of 1986 which imposes a 30 per cent withholding tax on amounts attributable to U.S. source dividends that are paid or “deemed paid” under certain financial instruments if certain conditions are met. Where applicable, the relevant prospectus supplement will indicate whether these rules apply and describe them in greater detail. If Aegon N.V. or any withholding agent determines that withholding is required, neither Aegon N.V. nor any withholding agent will be required to pay any additional amounts with respect to amounts so withheld. In addition, you should consult your tax advisor in these situations.

U.S. Trade or Business

If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the securities and any gain from disposing the securities generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the securities. The branch profits tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the application of the information reporting and backup withholding rules.

PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of

ERISA in the context of the plan’s particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit such employee benefit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, “Plans”), from engaging in certain transactions involving assets of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a Plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

We and certain of our subsidiaries may be a Party in Interest with respect to a Plan if, for example, we or a subsidiary provides services to the Plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the Plan. In particular, the fiduciary of the Plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither Aegon N.V. nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with “plan assets” of any Plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a Plan subject to ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary’s indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Aegon Group in the ordinary course of business.

The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of, or consideration payable for, the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts or other underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any other information we think is important.

Sales through Underwriters or Dealers

If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for Aegon N.V. and AFC by Allen & Overy LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for Aegon N.V. by Allen & Overy LLP, Amsterdam, the Netherlands.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

is the parent company of Transamerica*

*	Aegon N.V. is the issuer of the 5.500% Fixed-to-Floating Rate Subordinated Notes due 2048. Neither Transamerica Corporation nor any other direct or indirect subsidiary of Aegon N.V. is obligated in any way with respect to the 5.500% Fixed-to-Floating Rate Subordinated Notes due 2048.